================================================================================



                     FINANCIAL ASSET SECURITIES CORPORATION,
                                    Depositor


                         NEW SOUTH FEDERAL SAVINGS BANK,
                                 Master Servicer


                                       and


                              THE BANK OF NEW YORK,
                                     Trustee



                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2001



                  --------------------------------------------


                       New South Home Equity Trust 2001-1

                    Asset-Backed Certificates, Series 2001-1



================================================================================

                                                 TABLE OF CONTENTS

                                                                                                               Page

                                                     ARTICLE I

                                                    DEFINITIONS

Section 1.01.     Defined Terms...................................................................................4
Section 1.02.     Accounting.....................................................................................43
Section 1.03.     Allocation of Certain Interest Shortfalls......................................................43

                                                    ARTICLE II

                                               CONVEYANCE OF LOANS;
                                         ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01.     Conveyance of Loans............................................................................46
Section 2.02.     Acceptance by Trustee..........................................................................50
Section 2.03.     Repurchase or Substitution of Loans by the Seller..............................................51
Section 2.04.     Intentionally Omitted..........................................................................53
Section 2.05.     Representations, Warranties and Covenants of the Master Servicer...............................54
Section 2.06.     Representations and Warranties of the Depositor................................................55
Section 2.07.     Issuance of Certificates.......................................................................57
Section 2.08.     [Reserved].....................................................................................57
Section 2.09.     Conveyance of  REMIC Regular Interests and Acceptance of
                  REMIC 2 and REMIC 3 by the Trustee; Issuance of Certificates...................................57
Section 2.10.     Conveyance of Subsequent Loans.................................................................58

                                                    ARTICLE III

                                           ADMINISTRATION AND SERVICING
                                                   OF THE LOANS

Section 3.01.     Master Servicer to Act as Master Servicer......................................................62
Section 3.02.     Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.............................63
Section 3.03.     Successor Sub-Servicers........................................................................64
Section 3.04.     Liability of the Master Servicer...............................................................65
Section 3.05.     No Contractual Relationship Between Sub-Servicers and the
                  Trustee or Certificateholders..................................................................65
Section 3.06.     Assumption or Termination of Sub-Servicing Agreements by Trustee...............................65
Section 3.07.     Collection of Certain Loan Payments............................................................66
Section 3.08.     Sub-Servicing Accounts.........................................................................67
Section 3.09.     Collection of Taxes, Assessments and Similar Items; Servicing Accounts.........................67
Section 3.10.     Collection Account, Initial Deposit Account and Distribution Account...........................68
Section 3.11.     Withdrawals from the Collection Account and Distribution Account...............................71


                                                         i




Section 3.12.     Investment of Funds............................................................................73
Section 3.13.     [Reserved].....................................................................................74
Section 3.14.     Maintenance of Hazard Insurance and Errors and Omissions
                  and Fidelity Coverage..........................................................................74
Section 3.15.     Enforcement of Due-On-Sale Clauses; Assumption Agreements......................................75
Section 3.16.     Realization Upon Defaulted Loans...............................................................76
Section 3.17.     Trustee to Cooperate; Release of Loan Files....................................................79
Section 3.18.     Servicing Compensation.........................................................................80
Section 3.19.     Reports to the Trustee; Collection Account Statements..........................................80
Section 3.20.     Statement as to Compliance.....................................................................80
Section 3.21.     Independent Public Accountants' Servicing Report...............................................81
Section 3.22.     Access to Certain Documentation; Filing of Reports by Trustee..................................81
Section 3.23.     Title, Management and Disposition of REO Property..............................................82
Section 3.24.     Obligations of the Master Servicer in Respect of Prepayment
                  Interest Shortfalls............................................................................85
Section 3.25.     [Reserved].....................................................................................85
Section 3.26.     Obligations of the Master Servicer in Respect of Loan Rates
                  and Monthly Payments...........................................................................86
Section 3.27.     Solicitations..................................................................................86
Section 3.28.     Credit Reporting...............................................................................86
Section 3.29.     Advance Facility...............................................................................86

                                                    ARTICLE IV

                                                   FLOW OF FUNDS

Section 4.01.     Distributions..................................................................................88
Section 4.02.     Reserved.......................................................................................91
Section 4.03.     Statements.....................................................................................92
Section 4.04.     Remittance Reports; Advances...................................................................95
Section 4.06.     The Policy.....................................................................................97
Section 4.07.     Distributions on the REMIC Regular Interests...................................................97
Section 4.08.     Allocation of Realized Losses.................................................................100
Section 4.09.     [Reserved]....................................................................................101
Section 4.10.     Pre-Funding Account...........................................................................101
Section 4.11.     Interest Coverage Account.....................................................................103

                                                     ARTICLE V

                                                 THE CERTIFICATES

Section 5.01.     The Certificates..............................................................................105
Section 5.02.     Registration of Transfer and Exchange of Certificates.........................................105
Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.............................................110
Section 5.04.     Persons Deemed Owners.........................................................................110
Section 5.05.     Appointment of Paying Agent...................................................................111


                                                        ii





                                                    ARTICLE VI

                                       THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01.     Liability of the Master Servicer and the Depositor............................................112
Section 6.02.     Merger or Consolidation of, or Assumption of the Obligations of,
                  the Master Servicer or the Depositor..........................................................112
Section 6.03.     Limitation on Liability of the Depositor, the Master Servicer and Others......................112
Section 6.04.     Master Servicer Not to Resign.................................................................113
Section 6.05.     Delegation of Duties..........................................................................113
Section 6.06.     Indemnification by New South Federal Savings Bank; Third Party Claims.........................114
Section 6.07.     Inspection....................................................................................114

                                                    ARTICLE VII

                                                      DEFAULT

Section 7.01.     Master Servicer Events of Termination.........................................................115
Section 7.02.     Trustee to Act; Appointment of Successor......................................................117
Section 7.03.     Waiver of Defaults............................................................................118
Section 7.04.     Notification to Certificateholders............................................................118
Section 7.05.     Survivability of Master Servicer Liabilities..................................................118
Section 7.06.     Servicing Trigger; Removal of Master Servicer.................................................118

                                                   ARTICLE VIII

                                                    THE TRUSTEE

Section 8.01.     Duties of Trustee.............................................................................120
Section 8.02.     Certain Matters Affecting the Trustee.........................................................121
Section 8.03.     Trustee Not Liable for Certificates or Loans..................................................123
Section 8.04.     Trustee May Own Certificates..................................................................124
Section 8.05.     Trustee Fee and Expenses......................................................................124
Section 8.06.     Eligibility Requirements for Trustee..........................................................124
Section 8.07.     Resignation or Removal of Trustee.............................................................125
Section 8.08.     Successor Trustee.............................................................................126
Section 8.09.     Merger or Consolidation of Trustee............................................................126
Section 8.10.     Appointment of Co-Trustee or Separate Trustee.................................................126
Section 8.11.     Limitation of Liability.......................................................................128
Section 8.12.     Trustee May Enforce Claims Without Possession of Certificates.................................128
Section 8.13.     Suits for Enforcement.........................................................................128
Section 8.14.     Waiver of Bond Requirement....................................................................129
Section 8.15.     Waiver of Inventory, Accounting and Appraisal Requirement.....................................129



                                                        iii




                                                    ARTICLE IX

                                               REMIC ADMINISTRATION

Section 9.01.     REMIC Administration..........................................................................130
Section 9.02.     Prohibited Transactions and Activities........................................................131
Section 9.03.     Indemnification with Respect to Certain Taxes and Loss of REMIC Status........................132

                                                     ARTICLE X

                                                    TERMINATION

Section 10.01.    Termination...................................................................................133
Section 10.02.    Additional Termination Requirements...........................................................134

                                                    ARTICLE XI

                                             MISCELLANEOUS PROVISIONS

Section 11.01.    Amendment.....................................................................................136
Section 11.02.    Recordation of Agreement; Counterparts........................................................137
Section 11.03.    Limitation on Rights of Certificateholders....................................................137
Section 11.04.    Governing Law; Jurisdiction...................................................................138
Section 11.05.    Notices.......................................................................................138
Section 11.06.    Severability of Provisions....................................................................139
Section 11.07.    Article and Section References................................................................139
Section 11.08.    Notice to the Rating Agencies and the Certificate Insurer.....................................139
Section 11.09.    Further Assurances............................................................................140
Section 11.10.    Benefits of Agreement.........................................................................140
Section 11.11     Acts of Certificateholders....................................................................140
Section 11.12      No Petition..................................................................................141
Section 11.13      Rights of the Certificate Insurer............................................................141

EXHIBITS:

Exhibit A-1       Form of Class A-1 Certificates
Exhibit A-2       Form of Class S-1 Certificates
Exhibit A-3       Form of Class A-2 Certificates
Exhibit A-4       Form of Class C-1 Certificates
Exhibit A-5       Form of Class C-2 Certificates
Exhibit A-6       Form of Class R Certificates
Exhibit B         Form of Officer's Certificate of the Seller with respect to Prepaid Loans
Exhibit C         Form of Loan Purchase Agreement
Exhibit D         Loan Schedule
Exhibit E         Request for Release
Exhibit F-1       Form of Trustee's Initial Certification
Exhibit F-2       Form of Trustee's Final Certification
Exhibit F-3       Form of Receipt of Mortgage Note or Manufactured Home Contract
Exhibit G         [Reserved]
Exhibit H         Form of Lost Note Affidavit
Exhibit I         Form of ERISA Representation
Exhibit J         Form of Investment Letter
Exhibit K         Form of Class R Certificate Transfer Affidavit
Exhibit L         Form of Transferor Certificate
Exhibit M         Form of Addition Notice
Exhibit N         Form of Subsequent Transfer Instrument

         This Pooling and Servicing Agreement is dated as of March 1, 2001 (the "Agreement"), among FINANCIAL ASSET SECURITIES CORPORATION, as depositor (the "Depositor"), NEW SOUTH FEDERAL SAVINGS BANK, as master servicer (the "Master Servicer") and THE BANK OF NEW YORK, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

         The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of six classes of certificates, designated as the Class A-1 Certificates, the Class S-1 Certificates, the Class A-2 Certificates, the Class C-1 Certificates, the Class C-2 Certificates and the Class R Certificates.

                                     REMIC 1
                                     -------

         As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Loans and certain other related assets subject to this Agreement (but exclusive of the Pre-Funding Account, the Interest Coverage Account and the Initial Deposit Account) as a real estate investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 1." The Class R-1 Interest will represent the sole class of "residual interests" in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G- 1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.


    Designation          Uncertificated REMIC I         Initial Uncertificated              Assumed Final
    -----------             Pass-Through Rate              Principal Balance              Maturity Date (1)
------------------- -------------------------------- -----------------------------        -----------------
      I-LT1-A                 Variable(2)                  $ 207,991,272.34                  August 2031
      I-LT1-B                 Variable(2)                  $  23,110,000.00                  August 2031
     II-LT1-A                 Variable(2)                  $  23,025,499.48                  August 2031

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 1 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 1 Pass-Through Rate" herein.

                                     REMIC 2
                                     -------

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 2". The Class R-2 Interest represents the sole class of "residual interests" in REMIC 2 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.


                         Uncertificated REMIC 2         Initial Uncertificated                 Assumed Final
    Designation             Pass-Through Rate              Principal Balance                 Maturity Date (1)
    -----------     --------------------------------       -----------------                 -----------------
      I-LT2-A                 Variable(2)                    $  226,479,246.89                   August 2031
      I-LT2-B                 Variable(2)                    $    2,311,010.00                   August 2031
      I-LT2-C                 Variable(2)                    $    2,311,015.45                   August 2031
      I-LT2-S                  5.490%(3)                               N/A(4)                    August 2031
     II-LT2-A                 Variable(2)                    $   22,564,989.49                   August 2031
     II-LT2-B                 Variable (2)                   $      230,250.00                   August 2031
     II-LT2-C                 Variable (2)                   $      230,259.99                   August 2031

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each REMIC 2 Regular Interest.
(2) Calculated in accordance with the definition of "Uncertificated REMIC 2 Pass-Through Rate" herein.
(3) 5.490% per annum for the first 24 Distribution Dates and 0.00% per annum thereafter.
(4) REMIC 2 Regular Interest I-LT2-S will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount outstanding from time to time which shall equal the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1B.

                                     REMIC 3
                                     -------

         As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC 3." The Class R-3 Interest will represent the sole class of "residual interests" in REMIC 3 for purposes of the REMIC Provisions. As provided herein, the Class A-1 Certificates, the Class A-2 Certificates, the Class S-1 Cthe Class C-1 Certificates and the Class C-2 Certificates represent all of the "regular interests" in REMIC 3 for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the Original Class Certificate Principal Balance, and solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regular interests" in REMIC 3.


       Class                                           Original Class Certificate           Assumed Final
    Designation             Pass-Through Rate               Principal Balance             Maturity Date (1)
    ---------------  -------------------------------  ----------------------------        -----------------
        A-1                        (2)                      $231,101,000.00                  August 2031
        A-2                        (2)                      $ 23,025,000.00                  August 2031
        S-1                      N/A(3)                          N/A(3)                      August 2031
        C-1                    Variable(2)                    $ 272.34(4)                    August 2031
        C-2                    Variable(2)                    $ 499.48(5)                    August 2031

-------------------
(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the Loan with the latest possible maturity date has been designated as the "latest possible maturity date" for each Class of Certificates that represents one or more of the "regula interests" in REMIC 3.
(2) Calculated in accordance with the definition of "Pass-Through Rate" herein.
(3) The Class S-1 Certificates will receive all amounts distributed to REMIC 2 Regular Interest I-LT2-S.
(4) The Class C-1 Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C-1 Certificates outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C. The Class C-1 Certificates will not accrue interest on their Certificate Principal Balance.
(5) The Class C-2 Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class C-2 Certificates outstanding from time to time which shall equal the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C. The Class C-2 Certificates will not accrue interest on their Certificate Principal Balance.

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.01.     Defined Terms.

         Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Loans, the REMIC Regular Interests and the Certificates (other than the Class R Certificates) shall be made on the basis of a 360- day year consisting of twelve 30-day months. The Class R Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

         "1933 Act":  The Securities Act of 1933, as amended.

         "Account":  Either of the Collection Account and Distribution Account.

         "Accrual Period": With respect to each Class of Certificates and each REMIC Regular Interest and each Distribution Date, the calendar month prior to the month of such Distribution Date.

         "Addition Notice": With respect to the transfer of Subsequent Loans to the Trust Fund pursuant to Section 2.10, a notice of the Depositor's designation of the Subsequent Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Loans as of the applicable Cut-off Date therefor. The Addition Notice shall be given not later than four Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit M.

         "Advance": As to any Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

         "Advancing Servicer":  As defined in Section 3.29 hereof.

         "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

         "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         "Applicable Regulations": As to any Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

         "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

         "Available Funds": With respect to any Distribution Date, the sum of the Group I Available Funds and the Group II Available Funds for such Distribution Date.

         "Balloon Loan":  A Loan that provides for a Balloon Payment.

         "Balloon Payment": With respect to any Balloon Loan, the payment of the unamortized principal balance of a Loan in a single payment at the maturity of such Loan.

         "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

         "Basic Principal Distribution Amount": With respect to each Certificate Group and any Distribution Date, the excess, if any, of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Overcollateralization Release Amount, if any, for such Distribution Date.

         "Book-Entry Certificate": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as contemplated in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Class S-1 Certificates shall be Book-Entry Certificates.

         "Business Day": Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Alabama or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         "Borrower": The obligor on a Mortgage Note or Manufactured Home
Contract.

         "Certificate":  Any Regular Certificate or Class R Certificate.

         "Certificate Group": Either Certificate Group I or Certificate Group
II.

         "Certificate Group I": The Group I Certificates.

         "Certificate Group II": The Group II Certificates.

         "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof. Unless otherwise specified herein, whenever reference is made herein to actions taken by the Trustee on behalf of the Certificateholders or property held by the Trustee for the benefit of the Certificateholders, such reference shall be deemed and construed as a reference to the Trustee acting on behalf of or for the benefit of the Certificateholders and the Certificate Insurer for so long as no Certificate Insurer Default has occurred and is continuing.

         "Certificate Insurer": Ambac Assurance Corporation, a
Wisconsin-domiciled stock insurance corporation or its successors in interest.

         "Certificate Insurer Account": An account of the Certificate Insurer maintained at Citibank, N.A. (ABA No. 021-000089), Account No. 40609486,
Attention: Pamela Dottin, (212) 208-3 or such other account as may be designated by the Certificate Insurer to the Trustee in writing not less than five Business Days prior to the related Distribution Date. Any wire transfers to the Certificate Insurer Account shall reference the Policy No. of the Policy.

         "Certificate Insurer Default": The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Policy in accordance wits terms; or (b)(i) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (ii) a court of competent jurisdiction, the Wisconsin insurance department or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or
(B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

         "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

         "Certificate Principal Balance": With respect to any Class of Regular Certificates (other than the Class S-1 Certificates and the Class C Certificates) and any Distribution Date, the Original Class Certificate Principal Balance thereof reduced by the sum of all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates. With respect to the Class C-1 Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C over (B) the then outstanding Certificate Principal Balance of the Class A-1 Certificates. With respect to the Class C-2 Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C over (B) the then outstanding Certificate Principal Balance of the Class A-2 Certificates. The Class S-1 Certificates shall not have a Certificate Principal Balance.

         "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

         "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

         "Class A Certificate": Any one of the Class A-1 Certificates or Class A-2 Certificates.

         "Class A-1 Certificate": Any one of the Class A-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-1, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class A-2 Certificate": Any one of the Class A-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-3, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class C Certificate": Any one of the Class C-1 Certificates or Class C-2 Certificates.

         "Class C-1 Certificate": Any one of the Class C-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-4, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class C-2 Certificate": Any one of the Class C-2 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-5, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Class R Certificate": The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

         "Class R-1 Interest":  The uncertificated Residual Interest in REMIC 1.

         "Class R-2 Interest":  The uncertificated Residual Interest in REMIC 2.

         "Class R-3 Interest":  The uncertificated Residual Interest in REMIC 3.

         "Class S-1 Certificate": Any one of the Class S-1 Certificates as designated on the face thereof substantially in the form annexed hereto as Exhibit A-2, executed by the Trustee and authenticated and delivered by the Trustee, representing the right to distributions as set forth herein and therein and evidencing a Regular Interest in REMIC 3.

         "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

         "Closing Date":  March 29, 2001.

         "Code":  The Internal Revenue Code of 1986.

         "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "The Bank of New York, as Trustee, in trust for registered Holders of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1," which must be an Eligible Account.

         "Compensating Interest":  As defined in Section 3.24 hereof.

         "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 12-E, New York, New York 10286, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Certificate Insurer and the Seller.

         "Corresponding Certificate": With respect to REMIC 2 Regular Interest I-LT2-B, the Class A-1 Certificates. With respect to REMIC 2 Regular Interest II-LT2-B, the Class A-2 Certificates.

         "Custodian": The Bank of New York, or any successor Custodian appointed by the Trustee.

         "Cumulative Insurance Payments": With respect to Certificate Group I, as of any time of determination, the sum of (i) the excess, if any, of (x) the aggregate amount of all Insured Payments previously paid by the Certificate Insurer under the Policy in respect of the Class A-1 Certificates and the Class S-1 Certificates, over (y) the aggregate of all payments previously made to the Certificate Insurer pursuant to Section 4.01 hereof applied as reimbursement for such Insured Payments and (ii) interest on the unreimbursed amounts described in clause (i) above from the date such amounts became due until reimbursed in full at a rate of interest equal to the Late Payment Rate. With respect to Certificate Group II, as of any time of determination, the sum of (i) the excess, if any, of (x) the aggregate amount of all Insured Payments previously paid by the Certificate Insurer under the Policy in respect of the Class A-2 Certificates, over (y) the aggregate of all payments previously made to the Certificate Insurer pursuant to Section 4.01 hereof applied as reimbursement for such Insured Payments and (ii) interest on the unreimbursed amounts described in clause (i) above from the date such amounts became due until reimbursed in full at a rate of interest equal to the Late Payment Rate.

         "Cut-off Date": With respect to any Initial Loan, the close of business on February 28, 2001. With respect to any Subsequent Loan, the close of business on the later of (i) the date of origination of such Loan or (ii) the last Business Day of the month prior to the month in which a Subsequent Transfer with respect to such Subsequent Loan occurs. With respect to any Qualified Substitute

Loan, the last day of the month prior to the month in which a substitution with respect to such Qualified Substitute Loan occurs.

         "Cut-off Date Principal Balance": With respect to any Loan, the actual unpaid principal balance thereof as of the applicable Cut-off Date.

         "Debt Instrument": The Mortgage Note, the Manufactured Home Contract or other evidence of indebtedness evidencing the indebtedness of a Borrower under a Loan.

         "Debt Service Reduction": With respect to any Loan, a reduction in the scheduled Monthly Payment for such Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

         "Deficiency Amount": With respect to any Distribution Date, the excess, if any, of (i) Required Distributions over (ii) the amount of Group I Available Funds and Group II Available Funds that are available, in accordance with the priorities set forth under Section 4.01(a), to make such Required Distributions.

         "Deficient Valuation": With respect to any Loan, a valuation of the related Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

         "Deleted Loan": A Loan replaced or to be replaced by one or more Qualified Substitute Loans.

         "Delinquent": Any Loan is Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the next scheduled Due Date for such Loan. For example, a Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

         "Depositor": Financial Asset Securities Corporation, a Delaware corporation, or any successor in interest.

         "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearin corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Determination Date": With respect to any Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day.

         "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the applicable Trust REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

         "Disqualified Organization": A "disqualified organization" under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or iof any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an "electing large partnership" within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

         "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, The Bank of New York, as Trustee, in trust for the registered Certificateholders of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1" and which must be an Eligible Account.

         "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2001.

         "Due Date": With respect to each Loan and any Distribution Date, the day during the related Due Period on which the related Monthly Payment was due, exclusive of any days of grace.

         "Due Period": With respect to each Distribution Date, the calendar month preceding the calendar month in which such Distribution Date occurs.

         "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or athe deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer and to each Rating Agency, in form and substance satisfactory to the Trustee, the Certificate Insurer and each Rating Agency (as evidenced in the case of each Rating Agency, by written confirmation that the use of such account will not cause such Rating Agency to downgrade its rating of the Certificates), the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee. Eligible Accounts may bear interest.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Borrower with the mortgagee pursuant to any Loan.

         "Estate in Real Property": A fee simple estate in a parcel of real property.

         "Extra Principal Distribution Amount": With respect to a Certificate Group and any Distribution Date, the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related
Overcollateralization Deficiency Amount for such Distribution Date.

         "Fannie Mae": Federal National Mortgage Association or any successor thereto.

         "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

         "Final Recovery Determination": With respect to any defaulted Loan or any REO Property (other than a Loan or REO Property purchased by the Seller or the Master Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

         "Freddie Mac": The Federal Home Loan Mortgage Corporation, or any successor thereto.

         "Funding Period": With respect to Loan Group I, the period beginning on the Closing Date and ending on the earlier to occur of the date upon which (a) the amount on deposit in the Pre-Funding Account (exclusive of investment income) has been reduced to zero or (b) June 19, 2001.

         "General Excess Available Amount": With respect to a Certificate Group and each Distribution Date, the amount, if any, by which the Group I Available Funds or the Group II Available Funds, as applicable, for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (v) of clause (1) or (2), as applicable, under Section 4.01(a).

         "Group I Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of (1) the principal portion of Monthly Payments on the Group I Loans received during the related Due Period (regardless of whether such Monthly Payment was due during such related Due Period, was due during a Due Period prior to such Due Period or was a "pay-ahead" due for a Due Period subsequent to such Due Period) and (2) the interest portion (net of related Servicing Fees) of Monthly Payments on the Group I Loans due during the related Due Period and received prior to the related Determination Date (and any other interest, net of related Servicing Fees, due on any Loan for a Due Period prior to such Due Period, to the extent received by the Master Servicer prior to the related Determination Date and not applied by the Master Servicer in reimbursement of an Advance made by the Master Servicer in respect of such Mortgage Loan for a Distribution Date prior to the current Distribution Date), (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest (but not of Prepayment Charges) in respect of the Group I Loans during the related Due Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer with respect to the Group I Loans for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02, (g) in the case of the first Distribution Date, the related Initial Deposit, (h) with respect to the Distribution Date immediately following the end of the Funding Period, any amounts (exclusive of investment income) in the Pre-Funding Account after giving effect to any purchase of Subsequent Loans and (i) with respect to each Distribution Date during the Funding Period and the two Distribution Dates immediately following the Funding Period, any amounts withdrawn by the Trustee from the Interest Coverage Account for distribution on the Group I Certificates over (ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b),
(b) related amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (i)(i) above, as the case may be, in error, (c) the portion of the Trustee Fee relating to the Group I Loans payable from the Distribution Account pursuant to Section 8.05, (d) the related portion of any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (e) the related portion of any amount payable by the Trustee to New South Federal Savings Bank from the Distribution Account pursuant to Section 6.06.

         "Group I Certificates": The Class A-1 Certificates, the Class S-1 Certificates and the Class C-1 Certificates.

         "Group I Loans": Those Loans identified as Group I Loans on the Loan Schedule and which have original principal balances (as such principal balances are shown on the Loan Schedule) that conform to Fannie Mae and Freddie Mac limits for mortgage loans and manufactured home loans for purchase by Fannie Mae and Freddie Mac.

         "Group I Maximum Collateral Amount": The sum of (i) the aggregate of the Cut-off Date Principal Balances of the Initial Loans in Loan Group I and
(ii) the amount on deposit in the Pre- Funding Account on the Closing Date.

         "Group I REMIC 2 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount with respect to Loan Group I.

         "Group I REMIC 2 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular II- LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C, minus (ii) the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-B, in each case as of such date of determination.

         "Group I REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Principal Balance of the GI Loans and related REO Properties then outstanding and the amount in the Pre-Funding Account and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest I-LT2-A minus the related Marker Rate, divided by (b) 12.

         "Group I REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the sum of the aggregate Principal Balance of the Group I Loans and related REO Properties then outstanding and the amount in the Pre-Funding Account and (ii) 1 minus a fraction, the numerator of which is two times the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C.

         "Group II Available Funds": With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of (1) the principal portion of Monthly Payments on the Group II Loans received during the related Due Period (regardless of whether such Monthly Payment was due during such related Due Period, was due during a Due Period prior to such Due Period or was a "pay-ahead" due for a Due Period subsequent to such Due Period) and (2) the interest portion (net of related Servicing Fees) of Monthly Payments on the Group II Loans due during the related Due Period and received prior to the related Determination Date (and any other interest, net of related Servicing Fees, due on any Loan for a Due Period prior to such Due Period, to the extent received by the Master Servicer prior to the related Determination Date and not applied by the Master Servicer in reimbursement of an Advance made by the Master Servicer in respect of such Mortgage Loan for a Distribution Date prior to the current Distribution Date), (b) Liquidation

Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest (but not of Prepayment Charges) in respect of the Group II Loans during the related Due Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer with respect to the Group II Loans for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02 and (g) in the case of the first Distribution Date, the related Initial Deposit over (ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or the Trustee pursuant to
Section 3.11(b), (b) related amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (i)(a) through (i)(f) above, as the case may be, in error, (c) the portion of the Trustee Fee relating to the Group II Loans payable from the Distribution Account pursuant to Section 8.05, (d) the related portion of any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05 and (e) the related portion of any amount payable by the Trustee to New South Federal Savings Bank from the Distribution Account pursuant to Section 6.06.

         "Group II Certificates": The Class A-2 Certificates and the Class C-2 Certificates.

         "Group II Loans": Those Loans identified as Group II Loans on the Loan Schedule and which have original principal balances (as such principal balances are shown on the Loan Schedule) that either do or do not conform to Fannie Mae and Freddie Mac limits for mortgage loans and manufactured home loans for purchase by Fannie Mae and Freddie Mac.

         "Group II Maximum Collateral Amount": The aggregate of the Cut-off Date Principal Balances of the Initial Loans in Loan Group II.

         "Group II REMIC 2 Overcollateralization Target Amount": 1% of the Overcollateralization Target Amount with respect to Loan Group II.

         "Group II REMIC 2 Overcollateralized Amount": With respect to any date of determination, (i) 1% of the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular III- LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C, minus (ii) the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-B, in each case as of such date of determination.

         "Group II REMIC 2 Interest Loss Allocation Amount": With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Principal Balance of the Group II Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest II-LT2-A minus the related Marker Rate, divided by (b) 12.

         "Group II REMIC 2 Principal Loss Allocation Amount": With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Principal Balance of the Group II Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-B, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C.

         "Indemnification Agreement": The Indemnification Agreement, dated March 26, 2001, among the Certificate Insurer, Greenwich Capital Markets, Inc. and the other underwriters named therein.

         "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Dor the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

         "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to any of the Trust REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee and the Certificate Insurer have received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

         "Initial Certificate Principal Balance": With respect to any Regular Certificate (other than a Class S-1 Certificate), the amount designated "Initial Certificate Principal Balance" on the face thereof.

         "Initial Notional Amount": With respect to any Class S-1 Certificate or any Class C Certificate, the amount designated "Initial Notional Amount" on the face thereof.

         "Initial Deposit": With respect to Loan Group I, $0 in cash to be deposited by the Depositor with the Trustee for deposit into the Initial Deposit Account on or before the Closing Date. With respect to Loan Group II, $0 in cash to be deposited by the Depositor with the Trustee for deposit into the Initial Deposit Account on or before the Closing Date.

         "Initial Deposit Account": The Initial Deposit Account established in accordance with Section 3.10 hereof and maintained by the Trustee, which shall be entitled "Initial Deposit Account, The Bank of New York, as Trustee, in trust for the registered Certificateholders of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1" and which must be an Eligible Account.

         "Initial Loan": Any of the Loans included in the Trust Fund as of the Closing Date. The aggregate Cut-off Date Principal Balance of the Initial Loans in Loan Group I is equal to $206,101,272.34. The aggregate Cut-off Date Principal Balance of the Initial Loans in Loan Group II is equal to $23,025,499.48.

         "Insurance Agreement": The Insurance and Indemnity Agreement, dated as of March 29, 2001, among the Certificate Insurer, the Trustee, the Master Servicer, the Seller and the Depositor.

         "Insured Amounts": With respect to any Distribution Date, any Deficiency Amount for such Distribution Date.

         "Insured Payments": The aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for a given business day.

         "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Property or released to the Borrower in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans and manufactured home loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage or Manufactured Home Contract.

         "Interest Coverage Account":  As defined in Section 4.11.

         "Interest Coverage Amount": With respect to Loan Group I, the amount to be paid by the Depositor to the Trustee for deposit in the Interest Coverage Account on the Closing Date pursuant to Section 4.11, which amount is $365,000.00.

         "Late Collections": With respect to any Loan, all amounts applied to Loan interest received subsequent to the Determination Date immediately following any related Due Period and all other amounts received with respect to such Loan subsequent to the last day of the related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note or under the related Manufactured Home Contract) but delinquent on a contractual basis for such Due Period and not previously recovered.

         "Liquidated Loan": As to any Distribution Date, any Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Loan or disposition of the related REO Property have been recovered.

         "Liquidation Event": With respect to any Loan, any of the following events: (i) such Loan is paid in full; (ii) a Final Recovery Determination is made as to such Loan or (iii) such Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by
Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

         "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 10.01.

         "Loan":  Any Mortgage Loan or Manufactured Home Loan.

         "Loan File": The mortgage documents listed in Section 2.01 pertaining to a particular Loan and any additional documents required to be added to the Loan File pursuant to this Agreement.

         "Loan Group":  Either Loan Group I or Loan Group II.

         "Loan Group I":  The Group I Loans.

         "Loan Group II":  The Group II Loans.

         "Loan Purchase Agreement": The agreement among the Seller and the Depositor, regarding the transfer of the Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

         "Loan Rate": With respect to each Loan, the annual rate at which interest accrues on such Loan from time to time in accordance with the provisions of the related Debt Instrument. With respect to each Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Loan became an REO Property.

         "Loan Schedule": As of any date, the list of Loans included in REMIC 1 on such date, attached hereto as Exhibit D. The Loan Schedule shall be prepared by the Master Servicer and shall set forth the following information with respect to each Loan, as applicable:

                  (1) the Loan identifying number;

                  (2) the Borrower's name;

                  (3) the street address of the Property including the state and zip code;

                  (4) a code indicating whether the Property was represented by the Borrower, at the time of origination, as being owner-occupied;

                  (5) whether the Property is a Mortgaged Property or a Manufactured Home, and if the Property is a Mortgaged Property, the type of Residential Dwelling constituting the Mortgaged Property;

                  (6) the original months to maturity;

                  (7) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

                  (8) the Loan-to-Value Ratio at origination;

                  (9) the Loan Rate in effect immediately following the Cut-off Date;

                  (10) the date on which the first Monthly Payment was due on the Loan;

                  (11) the stated maturity date;

                  (12) the amount of the Monthly Payment at origination;

                  (13) the amount of the Monthly Payment due on the first Due Date after the Cut- off Date;

                  (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Principal Balance;

                  (15) the original principal amount of the Loan;

                  (16) the Principal Balance of the Loan as of the Close of Business on the Cut Date;

                  (17) a code indicating the purpose of the Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

                  (18) the Loan Rate at origination;

                  (19) a code indicating the documentation program (as described in the Underwriting Guidelines);

                  (20) the Credit Score (as defined in the Prospectus Supplement) at origination, if available;

                  (21) the Value of the Property;

                  (22) the sale price of the Property, if applicable;

                  (23) the lien priority of the Loan;

                  (24) whether or not such Loan has a Prepayment Charge provision;

                  (25) whether such Loan is a Balloon Loan.

         The Loan Schedule shall set forth the following information, with respect to the Loans in the aggregate as of the Cut-off Date: (1) the number of Loans; (2) the current Principal Balance of the Loans; (3) the weighted average Loan Rate of the Loans and (4) the weighted average maturity of the Loans. The Loan Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement.

         "Loan-to-Value Ratio": As to any Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is (x) the sum of (i) if applicable, the outstanding principal balance of any mortgage loan or manufactured home contract senior to such Loan and secured by the related Property as of such date of determination and (ii) the Principal Balance of such Loan as of such date of determination and the denominator of which is (y) the Value of the related Property.

         "Losses":  As defined in Section 9.03.

         "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Depositor certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

         "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

         "Manufactured Home": The personal property encumbered by a lien or security interest created pursuant to a Manufactured Home Contract, but excluding any such property whereby the related encumbrance was created pursuant to a mortgage.

         "Manufactured Home Contract": Any manufactured housing installment sale contract or manufactured housing installment loan agreement whereby the related security interest was not created pursuant to a mortgage, including, without limitation, all related security interests or security instruments creating a lien in accordance with applicable law to secure a Manufactured Home Loan.

         "Manufactured Home Loan": A loan, the proceeds of which were used by the Borrower primarily for the purposes of financing the acquisition or refinancing of a Manufactured Home, but excluding any such loan whereby the related security interest was created pursuant to a mortgage, transferred and assigned to the Trustee pursuant to
Section 2.01, Section 2.03(d) or Section 2.08, as from time to time held as a part of the Trust Fund, the Manufactured Home Loans so held being identified in the Loan Schedule.

         "Marker Rate": With respect to the Class C-1 Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-L-C, with the rate on REMIC 2 Regular Interest I-LT2-B subject to a cap equal to (a) on or prior to the Optional Termination Date, the lesser of (x) 6.179% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.679% per annum and (y) the related Net WAC Rate for the purpose of this calculation and with the rate on REMIC 2 Regular Interest I-LT2-C subject to a cap of zero for the purpose of this calculation. With respect to the Class C-2 Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 2 Pass-Through Rates for REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C, with the rate on REMIC 2 Regular Interest II-LT2-B subject to a cap equal to (a) on or prior to the Optional Termination Date, the lesser of (x) 6.491% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of
(x) 6.991% per annum and (y) the related Net WAC Rate for the purpose of this calculation and with the rate on REMIC 2 Regular Interest II-LT2-C subject to a cap of zero for the purpose of this calculation.

         "Master Servicer": New South Federal Savings Bank, a federal savings bank, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

         "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans and residential manufactured home loans.

         "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

         "Master Servicer Extension Notice": As defined in Section 7.06.

         "Master Servicer Remittance Date": With respect to any Distribution Date, the second Business Day prior to such Distribution Date.

         "Maximum I-LT2-C Uncertificated Accrued Interest Deferral Amount": With respect to any Distribution Date, the sum of (A) the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest I-LT2-C for such Distribution Date on a balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-C over (y) the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest I- with the rate on REMIC 2 Regular Interest I-LT2-B subject to a cap equal to the (a) on or prior to the Optional Termination Date, the lesser of (x) 6.179% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.679% per annum and (y) the related Net WAC Rate for the purpose of this calculation for such Distribution Date and (B) the REMIC 2 Group II Diverted Excess Spread.

         "Maximum II-LT2-C Uncertificated Accrued Interest Deferral Amount":
With respect tany Distribution Date, the sum of (A) the excess of (a) accrued interest at the Uncertificated REMIC 2 Pass-Through Rate applicable to REMIC 2 Regular Interest II-LT2-C for such Distribution Date on a balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-C over (y) the REMIC 2 Overcollateralized Amount, in each case for such Distribution Date, over (b) Uncertificated Accrued Interest on REMIC 2 Regular Interest II with the rate on REMIC 2 Regular Interest II-LT2-B subject to a cap equal to the (a) on or prior to the Optional Termination Date, the lesser of (x) 6.491% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.991% per annum and (y) the related Net WAC Rate for the purpose of this calculation for such Distribution Date and (B) the REMIC 2 Group I Diverted Excess Spread.

         "Maximum Collateral Amount": Either the Group I Maximum Collateral Amount or the Group II Maximum Collateral Amount.

         "Monthly Excess Spread": With respect each Distribution Date and each Loan Group, the excess, if any, of (i) the Group I Available Funds or the Group II Available Funds, as applicable, over (ii) the sum of (A) the related Principal Remittance Amount, (B) the amounts required to be distributed pursuant to clauses (i) and (ii) of Section 4.01(a)(1) or Section 4.01(a)(2), as applicable.

         "Monthly Payment": With respect to any Loan, the scheduled monthly payment of principal and interest on such Loan which is payable by the related Borrower from time to time under the related Debt Instrument, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Loan and (ii) any reduction in the amount of interest collectible from the related Borrower pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Loan are paid when due.

         "Monthly Interest Distributable Amount": With respect to each Class of Class A Certificates, the Class S-1 Certificates and each Class of Class C Certificates and any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate othe Certificate Principal Balance (or Notional Amount in the case of the Class S-1 Certificates and Class C Certificates) of such Class immediately prior to such Distribution Date. Notwithstanding the foregoing, for federal income tax purposes and under the REMIC Provisions, the Monthly Interest Distributable Amount for the Class S-1 Certificates and any Distribution Date will be deemed to be the Uncertificated Accrued Interest for REMIC 2 Regular Interest I-LT2-S for such Distribution Date.

         "Moody's": Moody's Investors Service, Inc. or its successor in interest.

         "Mortgage": The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first priority security interest or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

         "Mortgage Loan": Each mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, and transferred and assigned to the Trustee pursuant to
Section 2.01, Section 2.03(d) or Section 2.08, as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Loan Schedule.

         "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Borrower under a Mortgage Loan.

         "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

         "Net Liquidation Proceeds": With respect to any Liquidated Loan or any other disposition of related Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Loan or Property.

         "Net Loan Rate": With respect to any Loan (or the related REO Property), as of any dof determination, a per annum rate of interest equal to the then applicable Loan Rate for such Loan minus the Servicing Fee Rate.

         "Net Prepayment Interest Shortfall": With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

         "Net WAC Rate": With respect to Certificate Group I and any Distribution Date, a per annum rate (but not less than zero) equal to the weighted average of (x) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest I-LT1-A for such Distribution Date and (y) the excess, if any, of (i) the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest I-LT1-B for such Distribution Date over (ii)
(A) in the case of the Distribution Date in April 2001 through the Distribution date in March 2003, 5.490% per annum and (B) in the case of any Distribution Date thereafter, 0.00% per annum, weighted, in the case of clause (x), on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-A, and in the case of clause (y), on the basis of the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-B, respectively.

         With respect to Certificate Group II and any Distribution Date, a per annum rate (but not less than zero) equal to the Uncertificated REMIC 1 Pass-Through Rate with respect to REMIC 1 Regular Interest II-LT1-A.

         Notwithstanding the foregoing, with respect to any Distribution Date,

         (a) if the Class A-1 Certificates are outstanding immediately prior to such Distribution Date but there are no Loans remaining in Loan Group I as of the beginning of the related Due Period, then the Net WAC Rate with respect to Certificate Group I and the related REMIC 2 Regular Interests for such Distribution Date shall equal the excess of (A) the weighted average of the Loan Rates of the Group II Loans (weighted based on the Principal Balances thereof as of the beginning of the related Due Period) over (B) the sum of:

         (i) the Servicing Fee Rate,

         (ii) the Trustee Fee Rate, and

         (iii) the percentage equivalent of a fraction, the numerator of which is (1) twelve times the amount of the premium payable to the Certificate Insurer on such Distribution Date with respect to all Classes insured by it, and the denominator of which is (2) the outstanding Principal Balance of the Group II Loans as of the beginning of the related Due Period and

         (b) if the Class A-2 Certificates are outstanding immediately prior to such Distribution Date but there are no Loans remaining in Loan Group II as of the beginning of the related Due Period, then the Net WAC Rate with respect to Certificate Group II and the related REMIC 2 Regular Interests for such Distribution Date shall equal the excess of (A) the weighted average of the Loan Rates of the Group I Loans (weighted based on the Principal Balances thereof as of the beginning of the related Due Period) over (B) the sum of:

         (i) the Servicing Fee Rate,

         (ii) the Trustee Fee Rate,

         (iii) the percentage equivalent of a fraction, the numerator of which is (1) twelve times the amount of the premium payable to the Certificate Insurer on such Distribution Date with respect to all Classes insured by it, and the denominator of which is (2) the sum of the outstanding Principal Balance of the Group I Loans as of the beginning of the related Due Period and the amount on deposit in the Pre-Funding Account, and

         (iv) the percentage equivalent of a fraction, the numerator of which is
         (1) twelve times the amount of the interest payable on REMIC 2 Regular Interest I-LT2-S on such Distribution Date, and the denominator of which is (2) the sum of the outstanding Principal Balance of the Group I Loans as of the beginning of the related Due Period and the amount on deposit in the Pre-Funding Account.

         "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

         "Nonrecoverable Advance": Any Advance or Servicing Advance previously made in respect of a Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

         "Notional Amount": Immediately prior to any Distribution Date, with respect to the Class S-1 Certificates, an amount equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-B immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class C-1 Certificates, the aggregate Uncertificated Principal Balance of

REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C immediately prior to such Distribution Date. Immediately prior to any Distribution Date, with respect to the Class C-2 Certificates, the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C immediately prior to such Distribution Date.

         "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

         "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee and the Certificate Insurer, except that any opinion of counsel relating to (a) the qualification of any Trust REMIC as a REMIC or
(b) compliance with the REMIC Provisions which must be an opinion of Independent counsel.

         "Optional Termination Date": The Distribution Date following the date on which the remaining aggregate Principal Balance of all of the Loans in the Trust Fund is equal to or less than 10% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, determined for purposes of this definition only without regard to any right of the Certificate Insurer to deny its consent to such termination.

         "Original Class Certificate Principal Balance": With respect to each Class of the Class A Certificates and each Class of the Class C Certificates, the corresponding amount set forth opposite such Class above in the Preliminary Statement.

         "Original Class Notional Amount": With respect to the Class S-1 Certificates, the initial Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-B. With respect to the Class C-1 Certificates, the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C. With respect to the Class C-2 Certificates, the aggregate Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C.

         "Original Pre-Funded Amount": With respect to Loan Group I, the amount deposited by the Depositor in the Pre-Funding Account on the Closing Date, which amount is $25,000,000.00.

         "Overcollateralization Deficiency Amount": With respect to any Distribution Date and each Certificate Group, the amount, if any, by which the related Overcollateralization Target Amount exceeds the related
Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date).

         "Overcollateralization Deficit": With respect to any Distribution Date, the excess, if aof (a) the aggregate Certificate Principal Balance of the Class A Certificates over (b) the sum of the aggregate principal balances of the Loans in both Loan Groups as of the end of the related Due

Period then outstanding and the amount in the Pre-Funding Account, calculated after taking into account all distributions on the related Distribution Date of Group I Available Funds and Group II Available Funds.

         "Overcollateralization Release Amount": With respect to any Distribution Date and each Certificate Group, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date, assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on the related Class of Class A Certificates on such Distribution Date, over (ii) the related Overcollateralization Target Amount for such Distribution Date.

         "Overcollateralization Target Amount": With respect to Loan Group I,
(I) for the first Distribution Date, $0 and (II) for any later Distribution Date, the greatest of (a) (i) prior to the related Stepdown Date either (x) 4.00% or (y) 6.00% during the continuance of a Step Up Trigger Event, in either such case of the Group I Maximum Collateral Amount or (ii) on or after the related Stepdown Date either (x) 8.00% or (y) 12.00% during the continuance of a Step Up Trigger Event, in either such case of the aggregate Principal Balance of the Loans in Loan Group I as of the end of the related Due Period, (b) $1,155,506.36, (c) the amount equal to the sum of the aggregate Principal Balance of the three largest Loans in Loan Group I as of the end of the related Due Period and (d) the product of (i) two and (ii) (1) 50% of the sum of the aggregate Principal Balances of the Loans in Loan Group I as of the end of the related Due Period which are 90 days or more delinquent (including all foreclosures and REO Properties) as of the end of the related Due Period minus (the product of (x) three and (y) the related Monthly Excess Spread; provided, however, that the occurrence of a Step Down Trigger Event shall prevent the reduction set forth in clause (II)(a)(ii)(x) of this definition relating to Loan Group I on or after the Stepdown Date.

         With respect to Loan Group II, (I) for the first Distribution Date, $0 and (II) for any later Distribution Date, the greatest of (a) (i) prior to the related Stepdown Date either (x) 4.00% or (y) 6.00% during the continuance of a Step Up Trigger Event, in either such case of the Group II Maximum Collateral Amount or (ii) on or after the related Stepdown Date either (x) 8.00% or (y) 12.00% during the continuance of a Step Up Trigger Event, in either such case of the aggregate Principal Balance of the Loans in Loan Group II as of the end of the related Due Period, (b) $115,127.50, (c) the amount equal to the sum of the aggregate Principal Balance of the three largest Loans in Loan Group II as of the end of the related Due Period and (d) the product of (i) two and (ii) (1) 50% of the sum of the aggregate Principal Balances of the Loans in Loan Group II as of the end of the related Due Period which are 90 days or more delinquent (including all foreclosures and REO Properties) as of the end of the related Due Period minus (2) the product of (x) three and (y) the related Monthly Excess Spread; provided, however, that the occurrence of a Step Down Trigger Event shall prevent the reduction set forth in clause (II)(a)(ii)(x) of this definition relating to Loan Group II on or after the Stepdown Date.

         Notwithstanding the foregoing, the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) may in its sole and absolute discretion at any time designate as the Overcollateralization Target Amount for either Loan Group an amount less than the amount that would result from the calculation thereof pursuant to the provisions of the two preceding paragraphs of this definition. Any such designation shall be in writing and delivered to the Trustee and the Master Servicer.

         "Overcollateralized Amount": For any Distribution Date and a given Certificate Group, an amount equal to (i) the aggregate Principal Balance of the related Loan Group (after giving effect to scheduled payments of principal received during the related Due Period and unscheduled collections of principal received during the related Due Period) plus, in the case of the Group I Certificates, the amount of any funds on deposit in the Pre- Funding Account minus (ii) the aggregate Certificate Principal Balance of the related Class A Certificates as of such Distribution Date after giving effect to distributions of the related Basic Principal Distribution Amount to be made on such Distribution Date. If for a given Certificate Group the amount in clause (ii) of this definition is greater than the amount in clause (i) of this definition, then the related Overcollateralized Amount shall be a negative number less than zero.

         "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         "Pass-Through Rate":   As to any Distribution Date and with respect to:

                  (i) the Class A-1 Certificates, (a) on or prior to the Optional Termination Date, the lesser of (x) 6.179% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.679% per annum and (y) the related Net WAC Rate;

                  (ii) the Class A-2 Certificates, (a) on or prior to the Optional Termination Date, the lesser of (x) 6.491% per annum and (y) the related Net WAC Rate and (b) after the Optional Termination Date, the lesser of (x) 6.991% per annum and (y) the related Net WAC Rate;

                  (iii) the Class S-1 Certificates, 100% of the interest payable on REMIC 2 Regular Interest I-LT2-S;

                  (iv) the Class C-1 Certificates, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (C) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C. For pof calculating the Pass-Through Rate for the Class C-1 Certificates, the numerator is equal to the sum of the following components:

                           (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest I-LT2-A minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-A;

                           (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest I-LT2-B minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-B; and

                           (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest I-LT2-C minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-C; and

                  (v) the Class C-2 Certificates, a per annum rate equal to the percentage eof a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (C) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C. For purposes of calculating the Pass-Through Rate for the Class C-2 Certificates, the numerator is equal to the sum of the following components:

                           (A) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest II-LT2-A minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-A;

                           (B) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest II-LT2-B minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-B; and

                           (C) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest II-LT2-C minus the related Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-C.

         "Paying Agent":  Any paying agent appointed pursuant to Section 5.05.

         "Percentage Interest": With respect to any Class A Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to any Class S-1 Certificate or Class C Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Notional Amount represented by such Certificate and the denominator of which is the Original Class Notional Amount of the related Class.
With respect to a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for such Class totals 100%.

         "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

                  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Master Servicer or its agent or the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in one of the two highest available ratings of Moody's and the highest available rating category of S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the s term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be dto the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

                  (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

                  (vi) units of money market funds, including money market funds managed or advised by the Trustee or an Affiliate thereof, that have been rated AA or higher by S&P (if rated by S&P) and Aaa, Aa1 or Aa2 by Moody's; and

                  (vii) if previously confirmed in writing to the Trustee and the Certificate Insurer, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates and the Class S-1 Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

         "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

         "Person": Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan": Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA and Section 4975 of the Code.

         "Policy": The Certificate Guaranty Insurance Policy No. AB0449BE issued by the Certificate Insurer in respect of the Class A Certificates and the Class S-1 Certificates.

         "Pool Delinquency Rate": With respect to any Due Period, the fraction, expressed as a percentage, equal to (x) the aggregate Principal Balance of all Loans 90 or more days delinquent (or in foreclosure or converted to an REO Property) as of the close of business on the last day of such Due Period over
(y) the aggregate Principal Balance of the Loans as of the close of business on the last day of such Due Period.

         "Preference Amount": Any payment of principal or interest on a Class A Certificate or a Class S-1 Certificate which has become Due for Payment (as defined in the Insurance Agreement) and which is made to an owner of a Class A Certificate or a Class S-1 Certificate by or on behalf of the Trustee which has been deemed a preferential transfer and was previously recovered from its owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Pre-Funding Account":  As defined in Section 4.10.

         "Prepayment Assumption": The pricing prepayment assumption as described in the Prospectus Supplement.

         "Prepayment Charge": With respect to any Loan, the charges or premiums, if any, due in connection with a full or partial prepayment of such Loan in accordance with the terms thereof.

         "Prepayment Interest Excess": With respect to any Distribution Date, for each Loan that was during the related Due Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding Principal Balance of such Loan on a date subsequent to the Due Date in such Due Period, an amount equal to interest at the applicable Net Loan Rate on the amount of such Principal Prepayment for the number of days commencing on the Due Date in such Due Period and ending on the date on which the prepayment is applied.

         "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Loan that was during the related Due Period the subject of a Principal Prepayment in full or in part that was applied by the Master Servicer to reduce the outstanding Principal Balance of such Loan on a date preceding the Due Date in such Due Period, an amount equal to interest at the applicable Net Loan Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the Due Date in such Due Period. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

         "Principal Balance": As to any Loan other than a Liquidated Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of such Loan. For purposes of this definition, a Liquidated Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Loan immediately prior to such Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

         "Principal Prepayment": Any payment of principal made by the Borrower on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

         "Principal Remittance Amount": With respect to each Loan Group and any Distribution Date, the sum of (i) the principal portion of Monthly Payments on the Group I Loans received during the related Due Period (regardless of whether such Monthly Payment was due during such related Due Period, was due during a Due Period prior to such Due Period or was a "pay-ahead" due for a Due Period subsequent to such Due Period), (ii) the principal portion of all partial and full principal prepayments of such Loans applied by the Master Servicer during the related Due Period (excluding any related Prepayment Charges), (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during the related Due Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Loan in such Loan Group, required to be deposited to the Collection Account during the related Due Period, (v) the principal portion of any related Substitution Adjustments required to be deposited in the Collection Account during the related Due Period, (vi) in the case of Loan Group I, with respect to the Distribution Date immediately following the end of the Funding Period, any amounts in the Pre-Funding Account after giving effect to any purchase of Subsequent Loans and (vii) on the Distribution Date on which the Trust Fund is terminated pursuant to Section 10.01, that portion of the Termination Price in respect of principal for such Loan Group.

         "Property":  A Mortgaged Property or a Manufactured Home.

         "Prospectus Supplement": That certain Prospectus Supplement dated March 26, 2001 relating to the public offering of the Class A Certificates and the Class S-1 Certificates.

         "Purchase Price": With respect to any Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Borrower, which payment had as of the date of purchase been distributed pursuant to Section 4.01, through the Due Date for such Loan occurring in the Due Period in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Borrower, which payment had as of the date of purchase been distributed pursuant to
Section 4.01, through the Due Date for such Loan occurring in the Due Period in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each Due Period commencing with and including the Due Period in which such REO Property was acquired and ending with and including the Due Period during which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) without duplication of amounts set forth in clause (ii) above, any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Loan or REO P(iv) any amounts previously withdrawn from the Collection Account in respect of such Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

         "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

         "Qualified Substitute Loan": A mortgage loan or manufactured home loan substituted for a Deleted Loan pursuant to the terms of this Agreement or the Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan or more than one manufactured home loan, as the case may be, for a Deleted Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Principal Balance of the Deleted Loan as of the last day of the calendar month preceding the month during which the substitution occurs, (ii) have a loan rate not less than (and not more than one percentage point in excess of) the Loan Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) be current as of the date of substitution, (v) have a loan-to-value ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Loan, (vii) have been underwritten or reunderwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Loan, (viii) be a mortgage loan if the Deleted Loan is a Mortgage Loan or be a manufactured home loan if the Deleted Loan is a Manufactured Home Loan and (ix) conform to each representation and warranty set forth in Section 3.01 of the Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans or manufactured housing contracts are substituted for one or more Deleted Loans, the amounts described in clause (i) above shall be determined on the basis of aggregate principal balances, the Loan Rates described in clause (ii) above shall be satisfied as to each such substitute loan, the risk gradings described in clause (vi) above shall be satisfied as to each such substitute loan, the terms described in clause (iii) above shall be determined on the basis of weighted average remaining term to maturity (provided that no substitute loan may have a remaining term to maturity longer than that of the Deleted Loan), the loan-to-value ratios described in clause (v) above shall be satisfied as to each such substitute loan, the characteristics set forth in clause (viii) above shall be satisfied as to each such substitute loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (ix) above shall be satisfied as to each such substitute loan or in the aggregate, as the case may be.

         "Rating Agency or Rating Agencies": Moody's and S&P or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and acceptable to the Certificate Insurer, notice of which designation shall be given to the Trustee and Master Servicer.

         "Realized Loss": With respect to any Liquidated Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds and Insurance Proceeds in respect of such Loan.

         "Record Date": With respect to any Class of Certificates, the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

         "Refinanced Loan": A Loan the proceeds of which were not used to purchase the related Property.

         "Regular Certificate": Any of the Class A-1 Certificates, Class S-1 Certificates, Class A Certificates, Class C-1 Certificates or Class C-2 Certificates.

         "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "Relief Act Interest Shortfall": With respect to any Distribution Date, for any Loan with respect to which there has been a reduction, as a result of the application of the Relief Act, in the amount of interest collectible thereon that was due during most recently ended Due Period, the amount by which (i) interest collectible on such Loan due during such Due Period is less than (ii) one month's interest on the Principal Balance of such Loan applicable for the calculation of interest on such Loan due during such Due Period at the Loan Rate for such Loan before giving effect to the application of the Relief Act.

         "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         "REMIC 1": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Loans as from time to time are subject to this Agreement, together with the Loan Files relating thereto, and together with all collections thereon and proceeds thereof received after the Cut-off Date (other than Prepayment Charges) (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account and any REO Aand such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Pre-Funding Account or the Interest Coverage Account.

         "REMIC 1 Regular Interest I-LT1-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest I-LT1-A shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest I-LT1-B": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest I-LT1-B shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interest II-LT1-A": One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest II-LT1-A shall accrue interest at the related Uncertificated R1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 1 Regular Interests": REMIC 1 Regular Interest I-LT1-A, REMIC 1 Regular Interest I-LT1-B and REMIC 1 Regular Interest II-LT1-A.

         "REMIC 2": The segregated pool of assets consisting of all of the REMIC 1 Regular Interests and conveyed in trust to the Trustee, for the benefit of REMIC 3, as holder of the REMIC 2 Regular Interests, and the Class R Certificateholders, as holders of the Class R-2 Interest, pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC 2 Group I Diverted Excess Spread": 1% of any amount otherwise payable as accrued interest on the Class C-1 Certificates that, pursuant to
Section 4.01(a)(1)(xi), is used to increase the Group II REMIC 2
Overcollateralization Amount on any Group II Loans.

         "REMIC 2 Group II Diverted Excess Spread": 1% of any amount otherwise payable as accrued interest on the Class C-2 Certificates that, pursuant to
Section 4.01(a)(2)(xi), is used to increase the Group I REMIC 2
Overcollateralization Amount on any Group I Loans.

         "REMIC 2 Regular Interest I-LT2-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest I-LT2-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest I-LT2-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest I-LT2-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest I-LT2-C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest I-LT2-C shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest I-LT2-S": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest I-LT2-S shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate on its Uncertificated Notional Amount outstanding from time to time.

         "REMIC 2 Regular Interest II-LT2-A": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest II-LT2-A shall accrue interest at the related Uncertificated R2

Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest II-LT2-B": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest II-LT2-B shall accrue interest at the related Uncertificated R2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interest II-LT2-C": One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest II-LT2-C shall accrue interest at the related Uncertificated R2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

         "REMIC 2 Regular Interests": REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B, REMIC 2 Regular Interest I-LT2-C, REMIC 2 Regular Interest I-LT2-S, REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular III- LT2-C.

         "REMIC 3": The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificates (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

         "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

         "REMIC Regular Interests": The REMIC 1 Regular Interests and the REMIC 2 Regular Interests.

         "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.04.

         "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

         "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

         "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

         "REO Imputed Interest": As to any REO Property, for any Due Period during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan if appropriate) as of the beginning of such Due Period.

         "REO Principal Amortization": With respect to any REO Property, for any Due Period, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such Due Period, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section
3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to
Section 3.23 for unpaid Servicing Fees in respect of the related Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Loan, over (b) the REO Imputed Interest in respect of such REO Property for such Due Period.

         "REO Property": A Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

         "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

         "Required Distributions": With respect to the Class A Certificates and the Class S-1 Certificates, (i) for any Distribution Date prior to the Distribution Date in July 2031, the sum of (A) the Monthly Interest Distributable Amount on such Certificates for the related Accrual Period and any Unpaid Interest Shortfall Amount for such Certificates for such Distribution Date and (B) any Overcollateralization Deficit following all distributions of Group I Available Funds and Group II Available Funds on such Distribution Date and (ii) for the Distribution Date in July 2031, the sum of (A) the Monthly Interest Distributable Amount on such Certificates for the related Accrual Period and any Unpaid Interest Shortfall Amount for such Certificates for such Distribution Date and (B) the aggregate Certificate Principal Balance of the Class A Certificates to the extent unpaid following all distributions of Group I Available Funds and Group II Available Funds on such Distribution Date.

         "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

         "Residual Certificates":  The Class R Certificates.

         "Residual Interest": The sole class of "residual interests" in a REMIC within the meaning of Section 860G(a)(2) of the Code.

         "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Agreement.

         "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         "Seller": New South Federal Savings Bank, a federal savings bank, in its capacity as Seller under the Loan Purchase Agreement.

         "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

         "Servicing Advances": All customary and reasonable "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Properties, (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

         "Servicing Fee": With respect to each Loan and for any Due Date thereof, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Borrower during the Due Period in which such Due Date obut prior to such Due Date, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the Principal Balance of such Loan as of the beginning of the related Due Period. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

         "Servicing Fee Rate":  0.50% per annum.

         "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee, the Certificate Insurer and the Depositor on the Closing Date, as such list may from time to time be amended.

         "Servicing Standard": Shall mean the standards set forth in Section
3.01.

         "Servicing Transfer Costs": Shall mean all reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including, without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required bthe Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Loans properly and effectively.

         "Servicing Trigger": A Servicing Trigger shall have occurred for any Distribution Date iany of the following scenarios has occurred:

                  (i) in the case of any Distribution Date commencing with the fourth Distribution Date, the fraction, expressed as a percentage, equal to the average of the Pool Delinquency Rate for each of the three immediately preceding Due Periods with respect to the Loans exceeds 10.50%; or

                  (ii) the aggregate Realized Losses on the Loans incurred from and after the Cut Date through the end of the related Due Period shall be in excess of (i) in the case of the 1st through the 24th Distribution Dates, 4.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, (ii) in the case of the 25th through the 36th Distribution Dates, 5.25% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, (iii) in the case of the 37th through the 48th Distribution Dates, 6.75% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount,
                  (iv) in the case of the 49th through the 60th Distribution Date, 7.50% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount and (v) in the case of the 61st Distribution Date and any Distribution Date thereafter, 8.75% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount.

         "Startup Day": As defined in Section 9.01(b) hereof.

         "Stepdown Date": With respect to either Certificate Group, the later to occur of (x) the Distribution Date in March 2004 and (y) the first Distribution Date on which the aggregate Principal Balance of the related Loans has been reduced to 50% or less of the related Maximum Collateral Amount.

         "Step Down Trigger Event": With respect to any Distribution Date after the 36th Distribution Date, a Step Down Trigger Event shall be in effect for purposes of calculating the Overcollateralization Target Amount for both Loan Groups if the aggregate Realized Losses on the Loans incurred from and after the Cut-off Date through the end of the related Due Period shall be in excess of (i) in the case of the 37th through the 48th Distribution Dates, 4.50% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, (ii) in the case of the 49th through the 60th Distribution Dates, 5.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount and (iii) in the case of the 61st Distribution Date and any Distribution Date thereafter, 5.75% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount.

         "Step Up Trigger Event": With respect to any Distribution Date, a Step Up Trigger Event shall be in effect for purposes of calculating the Overcollateralization Target Amount for both Loan

Groups if the aggregate Realized Losses on the Loans incurred from and after the Cut-off Date through the end of the related Due Period shall be in excess of (i) in the case the 1st through the 24th Distribution Dates, 3.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount,
(ii) in the case of the 25th through the 36th Distribution Dates, 4.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, (iii) in the case of the 37th through the 48th Distribution Dates, 5.25% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, (iv) in the case of the 49th through the 60th Distribution Date, 6.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount and (v) in the case of the 61st Distribution Date and any Distribution Date thereafter, 7.00% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount.

         "Subsequent Cut-off Date": With respect to any Subsequent Loan, the Cut-off Date for such Loan.

         "Subsequent Loan": A Loan sold by the Depositor to the Trust Fund pursuant to Section 2.10, such Loan being identified on the Loan Schedule attached to a Subsequent Transfer Instrument.

         "Subsequent Loan Purchase Agreement": The agreement among the Seller and the Depositor, regarding the transfer of the Subsequent Loans that are the subject thereof by the Seller to the Depositor.

         "Subsequent Transfer Date": With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are sold to the Trust Fund.

         "Subsequent Transfer Instrument": Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit N, by which Subsequent Loans are transferred to the Trust Fund.

         "Sub-Servicer": Any Person with which either Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

         "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

         "Sub-Servicing Agreement": The written contract between either Master Servicer and a Sub- Servicer relating to servicing and administration of certain Loans as provided in Section 3.02.

         "Substitution Adjustment":  As defined in Section 2.03(d) hereof.

         "Tax Matters Person": The tax matters person appointed pursuant to
Section 9.01(e) hereof.

         "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each Trust REMIC, together with any and all other information reports or returns (including IRS Form 8811) that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

         "Termination Price":  As defined in Section 10.01(a) hereof.

         "Terminator":  As defined in Section 10.01(a) hereof.

         "Trust": New South Home Equity Trust 2001-1, the trust created hereunder.

         "Trust Fund": All of the assets of the Trust, which is the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 2, the Pre-Funding Account, the Initial Deposit Account and the Trust Fund's rights in the Interest Coverage Account.

         "Trust REMIC": REMIC 1, REMIC 2 and REMIC 3.

         "Trustee": The Bank of New York, a New York banking corporation, or any successor trustee appointed as herein provided.

         "Trustee Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal the Trustee Fee Rate accrued for one month (on the basis of a 360-day year of twelve 30-day months) on the aggregate Principal Balance of the Loans as of the beginning of the related Due Period.

         "Trustee Fee Rate": 0.01% per annum.

         "Uncertificated Accrued Interest": With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance or Uncertificated Notional Amount of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by the amount of all shortfalls in respect of interest deemed allocated to the related REMIC Regular Interest pursuant to Section 1.03 or Section 4.08.

         "Uncertificated Notional Amount": With respect to REMIC 2 Regular Interest I-LT2-S and any Distribution Date, the Uncertificated Principal Balance of REMIC 1Regular Interest I-LT1-B for such Distribution Date;

         "Uncertificated Pass-Through Rate": The Uncertificated REMIC 1 Pass-Through Rate and the Uncertificated REMIC 2 Pass-Through Rate.

         "Uncertificated Principal Balance": With respect to each REMIC Regular Interest (other than REMIC 2 Regular Interest I-LT2-S), the amount of such REMIC Regular Interest outstanding as of any date of determination. The Uncertificated Principal Balance of REMIC 2 Regular Interest I- LT2-C and REMIC 2 Regular Interest II-LT2-C shall be increased by interest deferrals as provided in Section 4.07(I)(b)(i) and Section 4.07(II)(b)(i), respectively. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC 2 Regular Interest I-LT2-S) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

         "Uncertificated REMIC 1 Pass-Through Rate": With respect to REMIC 1 Regular Interest I-LT1-A and REMIC 1 Regular Interest I-LT1-B for each Distribution Date from the Distribution Date in April 2001 through the Distribution Date in June 2001, a fixed rate equal to 9.6544907800% per annum and for each Distribution Date thereafter, the Weighted Average Group I Adjusted Net Mortgage Rate. With respect to REMIC 1 Regular Interest II-LT1-A and each Distribution Date, the Weighted Average Group II Adjusted Net Mortgage Rate.

         "Uncertificated REMIC 2 Pass-Through Rate":

                  (a) With respect to REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C for each Distribution Date from the Distribution Date in April 2001 through the Distribution Date in June 2001, a fixed rate equal to 9.1054938025% per annum and for each Distribution Date thereafter, the related Net WAC Rate;

                  (b) With respect to REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C and each Distribution Date, t the related Net WAC Rate; and

                  (c) With respect to REMIC 2 Regular Interest I-LT2-S and any Distribution Date up to and including the Distribution Date in March 2003, 5.49% per annum; with respect to REMIC 2 Regular Interest I-LT2-S and any Distribution Date thereafter, 0per annum.

         "Underwriting Guidelines": The underwriting guidelines with respect to the Loans, a copy of which is attached as Exhibit A to the Loan Purchase Agreement.

         "Uninsured Cause": Any cause of damage to a Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

         "United States Person" or "U.S. Person": A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Class R Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in
Section 7701 of the Code or successor provisions.

         "Unpaid Interest Shortfall Amount": With respect to each Class of Class A Certificates, the Class S-1 Certificates and each Class of Class C Certificates and (i) the Distribution Date in April 2001, zero, and (ii) any Distribution Date after the Distribution Date in April 2001, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

         "Value": With respect to any Mortgaged Property, means the lesser of the appraised value of such Mortgaged Property or, if applicable, the purchase price of such Mortgaged Property. With respect to any Manufactured Home means the stated cash sale price of such Manufactured Home, including sales and other taxes, plus, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

         "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class S-1 Certificates shall have 1% of the Voting Rights and the Class R Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class R Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates, and the Voting Rights allocated to the Class R Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

         "Weighted Average Group I Adjusted Net Mortgage Rate": With respect to the Group I Loans and any Distribution Date, a per annum rate equal to the excess of (A) the weighted average of the Loan Rates of the Group I Loans (weighted based on the Principal Balances thereof as of the beginning of the related Due Period) over (B) the sum of:

         (i) the Servicing Fee Rate,

         (ii) the Trustee Fee Rate, and

         (iii) the percentage equivalent of a fraction, the numerator of which is (1) twelve times the amount of the premium payable to the Certificate Insurer with respect to the Class A-1 Certificates and the Class S-1 Certificates on such Distribution Date, and the denominator of which is (2) the sum of the outstanding Principal Balance of the Group I Loans as of the beginning of the related Due Period and any amount remaining in the Pre-Funding Account (exclusive of any investment income thereon).

         The amount of the premium payable to the Certificate Insurer with respect to the Class A Certificates and the Class S-1 Certificates on any such Distribution Date shall be calculated as set forth in the Insurance Agreement.

         "Weighted Average Group II Adjusted Net Mortgage Rate": With respect to the Group II Loans, a per annum rate equal to the excess of (A) the weighted average of the Loan Rates of the Group II Loans (weighted based on the Principal Balances thereof as of the beginning of the related Due Period) over (B) the sum of:

         (i) the Servicing Fee Rate,

         (ii) the Trustee Fee Rate, and

         (iii) the percentage equivalent of a fraction, the numerator of which is (1) twelve times the amount of the premium payable to the Certificate Insurer with respect to the Class A-2 Certificates on such Distribution Date, and the denominator of which is (2) the outstanding Principal Balance of the Group II Loans as of the beginning of the related Due Period.

         The amount of the premium payable to the Certificate Insurer with respect to the Class A Certificates on any such Distribution Date shall be calculated as set forth in the Insurance Agreement.

         Section 1.02.     Accounting.

         Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

         Section 1.03.     Allocation of Certain Interest Shortfalls.

         (a) For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A-1 Certificates, the Class S-1 Certificates and the Class C-1 Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group I for any Distribution Date shall be allocated first, among the Class C-1 Certificates on a pro rata basis based on and to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, but only in the case of any Relief Act Interest Shortfalls, among the Class A-1 Certificates and the Class S-1 Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount of each such Certificate and (2) the aggregate amount of any Realized Losses incurred for any Distribution Date shall be allocated to the Class C-1 Certificates on a pro rata basis based on and to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         (b) For purposes of calculating the amount of the Monthly Interest Distributable Amount for the Class A-2 Certificates and the Class C-2 Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group II for any Distribution Date shall be allocated first, among the Class C-2 Certificates on a pro rata basis based on and to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, but only in the case of any Relief Act Interest Shortfalls, among the Class A-2 Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any related Realized Losses incurred for any Distribution Date shall be allocated to the Class C-2 Certificates on a pro rata basis based on and to the extent of one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate.

         (c) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, (i) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group I for any Distribution Date shall be allocated among REMIC 1 Regular Interest I-LT1-A and REMIC 1 Regular Interest I-LT1-B, on a pro rata basis based on and to the extent of one month's interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest, and (ii) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group II for any Distribution Date shall be allocated to REMIC 1 Regular Interest II-LT1-A to the extent of one month's interest at the then applicable Uncertificated REMIC 1 Pass-Through Rate on the Uncertificated Principal Balance of such Uncertificated REMIC 1 Interest.

         (d) For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, (i) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group I for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C up to an aggregate amount equal to the Group I REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter, but only in the case of any Relief Act Interest Shortfalls, among REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B, REMIC 2 Regular Interest I-L-C and REMIC 2 Regular Interest I-LT2-S on a pro rata basis based on and to the extent of one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest and (ii) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Loans in Loan Group II for any Distribution Date shall be allocated first, to Uncertificated Accrued Interest payable to REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C up to an aggregate amount equal to the Group II REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively, and thereafter, but only in the case of any Relief Act Interest Shortfalls, among REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II--B and REMIC 2 Regular Interest II-LT2-C on a pro rata basis based on and to the extent of one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest .

                                   ARTICLE II

                              CONVEYANCE OF LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

         Section 2.01.     Conveyance of Loans.

         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Loan identified on the Loan Schedule, including the related Cut-off Date Principal Balance and all collections in respect of interest and principal received after the Cut-off Date; (ii) property which secured each such Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or, in the case of any Manufactured Home, by repossession; (iii) its interest in any insurance policies in respect of the Loans; (iv) the Pre-Funding Account, the Initial Deposit Account and the Trust Fund's rights in the Interest Coverage Account; (v) the rights of the Depositor under the Loan Purchase Agreement; (vi) all proceeds of any of the foregoing; and (vii) all other assets included or to be included in the Trust Fund.

         In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Initial Loan so transferred and assigned, the following documents or instruments (with respect to each Loan, a "Loan File"):

         I.       In the case of each Mortgage Loan:

                  (i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: "Pay to the order of The Bank of New York, as Trustee," or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the original Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut- off Date Principal Balance of which is less than or equal to 5.00% of the aggregate Cut-off Date Principal Balance of all Loans;

                  (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

                  (iii) an original Assignment, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "The Bank of New York, as Trustee, for New South Federal Savings Bank, Series 2001-1, without recourse";

                  (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

                  (v) the original or a certified copy of lender's title insurance policy (or in appropriate jurisdictions, attorney's opinion of title and abstract of title); and

                  (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

         II.      With respect to each Manufactured Home Loan:

                  (i)      the original Manufactured Home Contract;

                  (ii) either (1) the original title document for the related Manufactured Home, a duplicate certified by the appropriate governmental authority that issued the original thereof or, if such original is not yet available, a copy of the application filed with the appropriate governmental authority pursuant to which the original title document will be issued, or (2) if the laws of the jurisdiction in which the related Manufactured Home is located do not provide for the issuance of title documents for manufactured housing units, other evidence of ownership of the related Manufactured Home that is customarily relied upon in such jurisdiction as evidence of title to a manufactured housing unit;

                  (iii) evidence of one or more of the following types of perfection of the security interest of the Seller in the related Manufactured Home granted by such Manufactured Home Contract (or, if such evidence is not yet available, a copy of the application or other filing used to obtain such security ias appropriate in the applicable jurisdiction): (1) notation of such security interest on the title document, (2) a financing statement meeting the requirements of the UCC, with evidence of recording indicated thereon,
                           (3) a fixture filing in accordance with the UCC, with evidence of filing indicated thereon, or (4) such other evidence of perfection of a security interest in a manufactured housing unit as is customarily relied upon in the jin which the related Manufactured Home is located;

                  (iv) an original assignment of the Manufactured Home Contract from the initial named payee thereunder to the Seller (unless the Seller is the initial named payee for such Manufactured Home Contract);

                  (v) originals of any assumption agreements relating to such Manufactured Home Contract, together with originals of any surety or guaranty agreement relating to such Manufactured Home Contract or to any such assumption agreement, payable to the order of the Seller, or, if not so payable, endorsed to the order of, or assigned to, the Seller by the holder/payee thereunder without recourse; and

                  (vi) originals of any extension, modification or waiver agreement(s) relating to such Manufactured Home Contract.

         The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Debt Instrument (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

         In the case of any Loans which have been prepaid in full on or after the Cut-Off Date and prior to the date of the execution of this Agreement, the Depositor, in lieu of delivering the above documents, may deliver to the Trustee a certification of an officer of the Seller of the nature set forth in Exhibit B attached hereto.

         The Depositor does hereby deliver to, and deposit with the Trustee, the Interest Coverage Amount and the Original Pre-Funded Amount, for the uses and purposes set forth herein, and the Trustee hereby acknowledges receipt of the same.

         If any of the documents referred to in Section 2.01(I) or 2.01(II) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, or attorney's title opinion and abstract, was not delivered pursuant to Section 2.01(I)(v) above, then (A) if the related Mortgage Loan is a second lien Mortgage Loan with a principal balance at origination of less than $50,000 secured by a Mortgaged Property not located in the State of Illinois, the Depositor shall have no obligation to deliver any such original lender's title insurance policy, or a certified copy thereof, or attorney's title opinion and abstract with respect to such Mortgage Loan or (B) if the related Mortgage Loan is any other Mortgage Loan, the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof.

         The Master Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Loan File received with respect to any Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Loan File, the Trustee shall enforce the obligations of the Seller under the Loan Purchase Agreement to cure such defect or deliver such missing document to the Trustee or the Custodian within 90 days. If the Seller does not cure such defect or deliver such missing document within such time period, the Trustee shall enforce the obligations of the Seller to either repurchase or substitute for such Loan in accordance with
Section 2.03.

         The Trustee shall enforce the obligations of the Seller under the Loan Purchase Agreement to cause the Assignments which were delivered in blank to be completed and to record all Assignments referred to in Section 2.01(I)(iii) hereof and, to the extent necessary, in Section 2.01(I)(iv) hereof. The Trustee shall enforce the obligations of the Seller under the Loan Purchase Agreement to deliver such assignments for recording within 60 days of the Closing Date. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Trustee shall enforce the obligations of the Seller under the Loan Purchase Agreement to promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the Trustee, the Certificate Insurer and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Certificate Insurer and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted for recording by the Master Servicer, in its capacity as Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) the occurrence of a Master Servicer Event of Default, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iii) the occurrence of a servicing transfer as described in Section 7.02 hereof, (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Borrower under the related Mortgage Loan and (v) with respect to any Mortgage Loan, if the Certificate Insurer requires the Master Servicer in writing to cause the related Assignment to be recorded. Notwithstanding the foregoing, if the Seller defaults in its obligation pay the cost of recording the Assignments, such expense will be paid by the Trustee and shall be reimbursable to the Trustee from the assets of the Trust as provided in Section 3.11(b).

         The Depositor herewith delivers to the Trustee an executed copy of the Loan Purchase Agreement.

         The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Master Servicer shall deliver to the

Custodian, within such 270 day period, an Officers' Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

         Section 2.02.     Acceptance by Trustee.

         Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Loan File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

         The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Loan File on or prior to the Closing Date, with respect to each Initial Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Initial Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Loan, within 45 days after the assignment thereof) that, as to each Loan listed in the Loan Schedule (other than any Loan paid in full or any Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Loan and (iii) based on its examination and only ato the foregoing, the information set forth in the Loan Schedule that corresponds to items (1) and (2) of the Loan Schedule accurately reflects information set forth in the Loan File. Such certification of the Trustee shall be delivered to the Depositor and the Master Servicer. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

         Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Certificate Insurer and the Master Servicer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Loan Files, with any applicable exceptions noted thereon.

         If in the process of reviewing the Loan Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Loan File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor, the Certificate Insurer and the Master Servicer. In addition, upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made by the Seller in the Loan Purchase Agreement in respect of any Loan which materially adversely affects the value of such Loan or the interests of the Certificateholders in such Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement, to the Certificate Insurer and to the Seller.

         The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Loans, the related Debt Instruments and the other related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or is deemed to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Loans, the related Debt Instruments and the other related documents, and that this Agreement shall constitute a security agreement under applicable law.

         Section 2.03.     Repurchase or Substitution of Loans by the Seller.

         (a) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Loan File or of the breach by the Seller of any representation, warranty or covenant under the Loan Purchase Agreement in respect of any Loan which materially adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Seller, the Certificate Insurer and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or that the Seller cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or if the Seller does not cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Loan Purchase Agreement and cause the Seller to repurchase such Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e)); provided that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Loan File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Loan as provided above, the Seller may cause such Loan to be removed from the Trust Fund (in which case it shall become a Deleted Loan) and substitute one or more Qualified Substitute Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that (i) the obligation of the Seller to cure or to repurchase (or to substitute for) any Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing and (ii) the indemnification provided by New South Federal Savings Bank in its capacity as Seller pursuant to Section 6.06 constitute the sole remedies against the Seller respecting such omission, defect or breach available to the Trustee and the Trustee on behalf of the Certificateholders.

         (b) Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation or warranty of the Depositor set forth in Section 2.06 which materially and adversely affects the value of any Loan or the interests of the Certificateholders in any Loan, the Depositor shall cure such breach in all material respects.

         (c) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the value of any Loan othe interests of the Certificateholders in any Loan, the Master Servicer shall cure such breach in all material respects.

         (d) Any substitution of Qualified Substitute Loans for Deleted Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Loan for which the Seller substitutes a Qualified Substitute Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Loan or Loans, the items as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Depositor, the Certificate Insurer and the Master Servicer, with respect to such Qualified Substitute Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Depositor and the Master Servicer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Loans in the month of substitution are part of the Trust Fund and will not be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of the Qualified Substitute Loan, and the Seller shall be entitled to retain the collections and recoveries in respect of the Deleted Loan in the month of substitution and thereafter. The Seller shall give or cause to be given written notice to the Trustee, who shall forward such notice to the Certificateholders, that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Qualified Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee. Upon such substitution by the Seller, such Qualified Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Loan Purchase Agreement as of the date of substitution.

         For any month in which the Seller substitutes one or more Qualified Substitute Loans for one or more Deleted Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate, as to each such Qualified Substitute Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Loan Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Loan File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

         In addition, no substitution shall be permitted unless the Seller shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (e) Upon discovery by the Depositor, the Master Servicer or the Trustee that any Loan does not constitute a "qualified mortgage" within the meaning of
Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties hereto, to the Certificate Insurer and to the Seller. In connection therewith, the Trustee shall enforce the obligation of the Seller under the Loan Purchase Agreement to repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Loans for the affected Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a) or 2.03(d). The Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish tit and as shall be necessary to vest in the Seller any Loan released pursuant to this Section 2.03(e) on the same terms and conditions, as it would a Loan repurchased for breach of any other representation or warranty.

         Section 2.04.     Intentionally Omitted.

         Section 2.05. Representations, Warranties and Covenants of the Master Servicer.

         The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor and the Certificate Insurer that as of the Closing Date or as of such date specifically provided herein:

                  (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

                  (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

                  (iii) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

                  (v) [Reserved];

                  (vi) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

                  (vii) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

                  (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact; and

                  (ix) The Master Servicer covenants that its computer and other systems used in servicing the Loans operate in a manner such that the Master Servicer can service the Loans in accordance with the terms of this Agreement.

         It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Loan Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Loan or the interests therein othe Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Seller, the Certificate Insurer and the Trustee. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders and the Certificate Insurer, pursuant to the Loan Purchase Agreement respecting a breach of the representations, warranties and covenants the Master Servicer made in its capacity as a party to the Loan Purchase Agreement.

         Section 2.06.     Representations and Warranties of the Depositor.

         The Depositor represents and warrants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Master Servicer and the Certificate Insurer as follows:

                  (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                  (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Loan, the Depositor had good and marketable title to each Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                  (iii) As of the Closing Date, the Depositor has transferred all right, title and interest in the Loans to the Trustee on behalf of the Trust;

                  (iv) The Depositor has not transferred the Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

                  (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

                  (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

                  (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

                  (ix) There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates;
(c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

         It is understood and agreed that the representations and warranties set forth in this Section 2.06 shall survive delivery of the Loan Files to the Trustee and shall inure to the benefit of the Trustee for the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer, and in no event later than two Business Days from the date of such discovery. Unless such breach shall not be susceptible of cure within 90 days, the obligation of the Depositor set forth in Section 2.03(b) to cure breaches shall constitute the sole remedy against the Depositor available to the Trustee, the Master Servicer or the Trustee on behalf of the Certificateholders and the Certificate Insurer respecting a breach of the representations, warranties and covenants contained in this Section 2.06.

         Section 2.07.     Issuance of Certificates.

         The Trustee acknowledges the assignment to it of the Loans and the delivery to it of the Loan Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

         Section 2.08.     [Reserved].

         Section 2.09. Conveyance of REMIC Regular Interests and Acceptance of REMIC 2 and REMIC 3 by the Trustee; Issuance of Certificates.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the of the holders of the REMIC 2 Regular Interests and the Class R Certificates. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

         (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the holders of the REMIC 3 Regular Interests and the Class R Certificates. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 3 Regular Interests and the Class R Certificates. The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

         (c) In exchange for the REMIC 2 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-3 Interest) the entire beneficial ownership interest in REMIC 3.

         (d) Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class R-1 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.01,
Section 2.02 and Section 2.09(a), (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to
Section 2.09(b), and the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

         Section 2.10.     Conveyance of Subsequent Loans.

         (a) Subject to the conditions set forth in paragraph (b) below in consideration of the Trustee's delivery on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Loans identified on the Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) principal and interest received on such Subsequent Loans after the applicable Cut-off Date for such Subsequent Loans and (iii) all items with respect to such Subsequent Loans to be delivered pursuant to Section 2.01 and the other items in the related Loan Files. The transfer to the Trustee by the Depositor of such Subsequent Loans identified on such Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer and the Trustee to constitute and to be treated as a sale of the Subsequent Loans by the Depositor to the Trust Fund. The related Loan File for each Subsequent Loan shall be delivered to the Trustee at least three Business Days prior to the related Subsequent Transfer Date.



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



         The purchase price paid by the Trustee on behalf of the Trust Fund from amounts released from the Pre-Funding Account shall equal one-hundred percent (100%) of the aggregate Principal Balance as of the applicable Cut-off Date of the Subsequent Loans so transferred (as such Loans and such Principal Balances are identified on the loan schedule affixed to the related Subsequent Transfer Instrument). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

         Any Subsequent Loans acquired by the Trust Fund shall thereupon be included in Loan Group I.

         (b) The Depositor shall transfer to the Trustee for deposit in the Trust Fund the applicable Subsequent Loans and the other property and rights related thereto as described in Section 2.10(a), and the Trustee shall release the funds described in the second to last paragraph of Section 2.10(a) from the Pre-Funding Account, only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

                  (i) the Depositor shall have provided the Trustee with an Addition Notice at least four Business Days prior to the related Subsequent Transfer Date and shall have provided any information reasonably requested by the Trustee with respect to such Subsequent Loans;

                  (ii) the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Instrument, which shall include a Loan Schedule listing such Subsequent Loans, and the Seller shall have delivered a computer file containing such Loan Schedule to the Trustee at least four Business Days prior to the such Subsequent Transfer Date;

                  (iii) as of such Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, substantially in the form of Exhibit N, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

                  (iv) such sale and transfer shall not result in an Adverse REMIC Event, as evidenced by an Opinion of Counsel delivered at the expense of the Seller;

                  (v) the Funding Period shall not have terminated;

                  (vi) the Depositor shall not have selected such Subsequent Mortgage Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

                  (vii) the Depositor shall have delivered to the Trustee a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.10 and, pursuant to such Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Loan Purchase Agreement, to the extent of such Subsequent Loans;

                  (viii) the Seller shall have made to the Depositor and to the assignees of the Depositor's interests in the Subsequent Loans (including the Trust), as of the Subsequent Transfer


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



Date, with respect to each Subsequent Loan, the same representations and warranties that were made by the Seller to the Depositor under the Loan Purchase Agreement with respect to the Loans that were purchased by the Depositor from the Seller thereunder (with references to the Cut-off Date being deemed to be references to the applicable Subsequent Cut-off Date).

                  (ix) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of such Subsequent Loans regarding the true sale of such Subsequent Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Initial Loans;

                  (x) the characteristics of the Subsequent Loans, and of Loan Group I after taking into account the transfer of such Subsequent Loans to the Trust Fund, shall fall within the parameters set forth in Section 2.10(c); and

                  (xi) the Depositor shall have received the written consent of the Certificate Insurer to the transfer of such Subsequent Loans and shall have delivered a copy of such written consent to the Trustee.

         (c) With respect to any conveyance of Subsequent Loans to the Trust, as of the applicable Subsequent Transfer Date, each such Subsequent Group I Loan will satisfy the following criteria: (i) such Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Loan will not be less than 100 months and will not exceed 360 months as of the related Subsequent Cut-off Date; (iii) such Loan may not provide for negative amortization; (iv) such Loan will not have a Loan-to-Value Ratio at origination greater than 100%; (v) such Loan shall have a fixed Loan Rate that is not less than 6.200% or greater than 17.000%; (vi) such Loan shall have been serviced by the Seller since origination or the date of purchase by the Seller; (vii) such Loan must have a first Due Date occurring in or before June 2001; (viii) such Loan must have an original principal balance which conforms to Fannie Mae and Freddie Mac guidelines and (ix) such Loan shall have been underwritten in accordance with the criteria set forth under "New South Federal Savings Bank--Underwriting Standards" in the Prospectus Supplement.

         In addition, with respect to any conveyance of Subsequent Loans to the Trust, following the purchase of any Subsequent Group I Loans by the Trust, the Group I Loans (including the Subsequent Group I Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Loan Rate of not less than 10.250% and not more than 12.000%; (iii) have a weighted average Loan-Ratio at origination of the Mortgage Loans in Loan Group I of not more than 80.00% and of the Manufactured Home Loans in Loan Group I of not more than 89.00%; (iv) have no Loan with an unpaid principal balance in excess of $275,000; (v) have a weighted average term since origination not in excess of 60 months; (vi) have no more than 12.00% Manufactured Home Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (vii) have no more than 8.00% second lien Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (ix) have no more than 70.00% of the Group I Loans, by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date, with a refinance loan purpose; (x) have no more than 34.00% of the Properties relating to the Group I Loans, by aggregate principal bof


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



the Group I Loans as of the Subsequent Cut-off Date, in any single state and
(xi) have a weighted average Credit Score (as defined in the Prospectus Supplement) at origination of not less than 620.

         In the sole discretion of the Certificate Insurer, Subsequent Group I Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Loans will not, in the judgment of the Depositor, such judgement to be evidenced in writing and provided to the Trustee, materially affect the aggregate characteristics of the Group I Loans.



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



                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                  OF THE LOANS

         Section 3.01.     Master Servicer to Act as Master Servicer.

         The Master Servicer shall service and administer the Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and manufactured home lenders and of and loan servicers administering similar loans but without regard to:

                  (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Borrower;

                  (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

                  (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

                  (iv) the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

         To the extent consistent with the foregoing, the Master Servicer shall use commercially reasonable efforts to maximize the timely and complete recovery of principal and interest on the Debt Instruments.

         Subject only to the above-described servicing standards and the terms of this Agreement and of the Loans, the Master Servicer shall have full power and authority, acting alone or through Sub- Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sis hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Loans and the Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall take such reasonable steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Properties. The Master Servicer shall service and administer the Loans in accordance with applicable state and federal law


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



and shall provide to the Borrowers any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by and at the expense of the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

         Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Borrowers pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Property may be added by the Master Servicer to the amount payable by the Borrower to the extent permitted by the terms of such Loan but shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Loan, nthat the terms of such Loan may so permit.

         Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Loan that would change the Loan Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Loan (unless, as provided in Section 3.07, the Borrower is in default with respect to the Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Loan that would both (A) effect an exchange or reissuance of such Loan under
Section 1001 of the Code (or Treasury regulations promulgated thereunder) and
(B) cause any Trust REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

         Section 3.02. Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

         (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servi for the servicing and administration of the Loans; provided, however, that such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that the Master Servicer certifies to the Trustee meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

         Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the Properties relating to the Loans it is to service are situated, if and to the extent required by applicable


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



law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servi Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Loans consistent with the terms of this Agreement.
The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights and the Certificate Insurer shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights or the Certificate Insurer from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

         (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit othe Trustee and the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and (subject to the last sentence of this Section 3.02(b) and to Article II hereof) of the Seller under the Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to cure, repurchase or substitute for a Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

         Section 3.03.     Successor Sub-Servicers.


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



         The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Loans or shall enter into a Sub-Servi Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

         Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

         Section 3.04.     Liability of the Master Servicer.

         Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders and the Certificate Insurer for the servicing and administering of the Loans in accordance with the provisions of
Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same tand conditions as if the Master Servicer alone were servicing and administering the Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

         Section 3.05. No Contractual Relationship Between Sub-Servicers and the Trustee or Certificateholders.

         Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section
3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

         Section 3.06. Assumption or Termination of Sub-Servicing Agreements by Trustee.

         In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub- Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such


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



assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

         The Master Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon receipt of documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust as provided in Section 3.11(a) and Section 3.11(b)).

         Section 3.07.     Collection of Certain Loan Payments.

         The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans and manufactured home loans comparable to the Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Loan for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely Advances of interest on such Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Loan (including modifications that would change the Loan Rate, forgive the payment of principal or interest or extend the final maturity date of such Loan), accept payment from the related Borrower of an amount less than the Principal Balance in final satisfaction of such Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Borrower (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearanc"), provided, however, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Loan more than once in any 12 month period or more than three times over the life of such Loan. The Master Ss analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the related Debt Instrument) shall be reflected in writing in the Loan File.

         Section 3.08.     Sub-Servicing Accounts.

         In those cases where a Sub-Servicer is servicing a Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans and manufactured home loans in connection with its mortgage loan and manufactured home loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Loans when the Sub-Servicer receives such payments.

         Section 3.09. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

         The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans and manufactured home loans in connection with its mortgage loan and manufactured home loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage (in the case of a Mortgage Loan) or of the security interest in the Property (in the case of a Manufactured Home Loan) is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Borrowers any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Borrowers on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Loans under this Agreement in accordance with Article X. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage (in the case of a Mortgage Loan) or with respect to the security interest in the Property (in the case of a Manufactured Home Loan) being imposed, the Master Servicer will, within 10 business days of receipt of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Borrowers interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

         Section 3.10. Collection Account, Initial Deposit Account and Distribution Account.

         (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee and the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans and manufactured home loans in connection with its mortgage loan and manufactured home loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date:

                  (i) all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Loans;

                  (ii) payments on account of interest (net of the related Servicing Fee) on each Loan;

                  (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Loans and REO Properties pursuant to Section
                           10.01);



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                  (iv)     any amounts required to be deposited pursuant to
                           Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

                  (vi) all proceeds of any Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01; and

                  (vii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03.

         The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, (i) payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges, Prepayment Interest Excess and ancillary income need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation and (ii) Prepayment Charges need not be deposited by the Master Servicer in the Collection Account but shall be paid by the Master Servicer directly to the Seller on each Master Servicer Remittance Date or at such other times as may be agreed upon by the Master Servicer and the Seller. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         On behalf of the Trust Fund, the Trustee shall establish and maintain the Initial Deposit Account, held in trust for the benefit of the Certificateholders. On the Closing Date, the Depositor shall remit or cause to be remitted to the Trustee, for deposit in the Initial Deposit Account, the Initial Deposit relating to each Loan Group, and the Trustee shall deposit each such Initial Deposit, to the extent received by it, into the Initial Deposit Account. The Initial Deposit Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any Trust REMIC. Any investment earnings on the Initial Deposit Account shall be treated as owned by the Depositor and will be taxable to the Depositor. The Trustee shall be required to withdraw such earnings from the Initial Deposit Account and remit the same to the Depositor on the first Distribution Date, and shall thereupon terminate such account.

         (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee and the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 2:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Servicer pursuant to Section 3.29 and
(ii) on each Business Day as


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of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before 2:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master S the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

         (c) Funds in the Collection Account, the Initial Deposit Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee, the Certificate Insurer and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Certificate Insurer and the Depositor of the location of the Distribution Account when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Certificate Insurer and the Depositor of the location of the Initial Deposit Account when established and prior to any change thereof.

         (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

                  (i)      any Advances, as required pursuant to Section 4.04;

                  (ii)     any amounts required to be deposited pursuant to
                           Section 3.23(d) or (f) in connection with any REO Property;

                  (iii) any amounts to be paid in connection with a purchase of Loans and REO Properties pursuant to Section 10.01;

                  (iv)     any Compensating Interest to be deposited pursuant to
                           Section 3.24 in connection with any Prepayment Interest Shortfall; and

                  (v) any amounts required to be paid to the Trustee pursuant to the Agreement.



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         Section 3.11.     Withdrawals from the Collection Account and
                           Distribution Account.

         (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.04:

                  (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

                  (ii) subject to Section 3.16(d), to reimburse the Master Servicer for any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing
         Fees), Liquidation Proceeds and Insurance Proceeds on Loans with respect to which such Advances were made in accordance with the provisions of Section 4.04;

                  (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Loan, and (c) any Servicing Advances made with respect to a Loan that, upon a Final Recovery Determination with respect to such Loan are Nonrecoverable Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for such Servicing Advances;

                  (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

                  (v) to pay to the Master Servicer or the Seller, as the case may be, with respect to each Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

                  (vi) to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

                  (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Loan pursuant to Section 3.16(b);

                  (viii) if the Master Servicer is a successor Master Servicer, to reimburse such Master Servicer for Servicing Transfer Costs to the extent set forth in Section 3.06;

                  (ix) to reimburse the Master Servicer or the Depositor for expenses incurred by or reimbursable to the Master Servicer or the
            Depositor, as the case may be, pursuant to Section 6.03;


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                  (x) to reimburse itself for expenses incurred pursuant to
         Section 9.01(c)(i); and

                  (xi) to clear and terminate the Collection Account pursuant to
         Section 10.01.

         The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

         The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi) and (vii) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

         (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

                  (i) to make distributions in accordance with Section 4.01;

                  (ii) to pay itself the Trustee Fee pursuant to Section 4.01 and Section 8.05;

                  (iii) to pay any amounts in respect of taxes pursuant to
         Section 9.01(g);

                  (iv) to clear and terminate the Distribution Account pursuant to Section 10.01;

                  (v) to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06, Section 7.02 and Section 8.05;

                  (vi) to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account;

                  (vii) to pay to an Advancing Servicer reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29;

                  (viii) to remit to the Master Servicer any amount deposited in the Distribution Account by the Master Servicer but not required to be deposited therein in accordance with Section 3.10(d); and

                  (ix) to pay to New South Federal Savings Bank any amount required to be paid by the Trustee to New South Federal Savings Bank from amounts on deposit in the Distribution Account pursuant to Section 6.06.



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



         Section 3.12.     Investment of Funds.

         (a) The Master Servicer may direct any depository institution maintaining the Collection Account, the Pre-Funding Account, the Interest Coverage Account and any REO Account, at the direction of the Depositor the Trustee may direct any depository institution maintaining the Initial Deposit Account and the Trustee shall direct any depository institution maintaining the Distribution Account (each such account, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account, the Pre-Funding Account, the Interest Coverage Account, the Initial Deposit Account and any REO Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

                  (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of
                           (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

         (b) All income and gain realized from the investment of funds deposited in the Collection Account, the Interest Coverage Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.11 or Section 3.23, as applicable. All income and gain realized from the investment of funds deposited in the Pre-Funding Account shall be transferred to the Interest Coverage Account as set forth in Section 4.10. The Master Servicer shall deposit in the Collection Account, the Pre-Funding Account, the Interest Coverage Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.



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



         (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

         (d) All income and gain realized from the investment of funds deposited in the Initial Deposit Account shall be for the benefit of the Depositor. The Depositor shall remit to the Trustee for deposit in the Initial Deposit Account, and to the extent received by it the Trustee shall so deposit, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such Account immediately upon realization of such loss.

         (e) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         Section 3.13.     [Reserved].

         Section 3.14. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

         (a) The Master Servicer shall cause to be maintained for each Loan hazard insurance with extended coverage on the Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Loan and
(ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such Property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Property subject to the related Mortgage (in the case of a Mortgage Loan) or subject to the related security interest (in the case of a Manufactured Home Loan) or amounts to be released to the Borrower in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note or of the related Manufactured Home Contract) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance may be added by the Master Servicer to the amount payable by the Borrower to the extent permitted by the terms of such Loan but shall not, for the purpose of calculating distributions to

Certificateholders, be added to the unpaid Principal Balance of the related Loan, nthat the terms of such Loan may so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Borrower other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof.
Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Bof the related Loan and (ii) the maximum amount of such insurance available for the related Property under the national flood insurance program (assuming that the area in which such Property is located is participating in such program).

         In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14(a), it being understood and agreed that such policy may contain a deductible cin which case the Master Servicer shall, in the event that there shall not have been maintained on the related Property or REO Property a policy complying with the first two sentences of this Section 3.14(a), and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

         (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

         Section 3.15.     Enforcement of Due-On-Sale Clauses; Assumption
                           Agreements.

         The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Property by any Borrower (whether by absolute conveyance or by contract of sale, and whether or not the Borrower remains or is to remain liable under the Mortgage Note and/or the


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



Mortgage or under the Manufactured Home Contract, as the case may be), exercise its rights to accelerate the maturity of such Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the applicable Debt Instrument and, to the extent permitted by applicable state law, the Borrower remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Borrower is released from liability and such person is substituted as the Borrower and becomes liable under the applicable Debt Instrument, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Borrower. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage loan and manufactured home loan servicing activities and as it applies to other mortgage loans and manufactured home loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation and as such, shall not be required to be deposited into the Collection Account. In connection with any such assumption, no material term of the applicable Debt Instrument (including but not limited to the related Loan Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Loan File and shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Loan by operation of law or by the terms of the Mortgage Note or Manufactured Home Contract or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.15, the term "assumption" is deemed to also include a sale (of the Property) subject to the related Mortgage (in the case of a Mortgage Loan) or subject to the related security interest (in the case of a Manufactured Home Loan) that is not accompanied by an assumption or substitution of liability agreement.

         Section 3.16.     Realization Upon Defaulted Loans.



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



         (a) The Master Servicer shall use its best efforts, consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Loans (including selling any such Loans without converting the ownership of the related properties as provided in
Section 3.16(e) below) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such Property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Loan after reimbursement to itself for such expenses.

         The Master Servicer may foreclose against the Property securing a defaulted Loan either by foreclosure, by sale or by strict foreclosure, and, in the case of Manufactured Homes, repossession, and in the event a deficiency judgment is available against the Borrower or any other person, may proceed for the deficiency.

         (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a "m- possession" of, or to be an "owner" or "operator" of such Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                  (1) such Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Property into compliance therewith; and

                  (2) there are no circumstances present at such Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Property.



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         The cost of the environmental audit report contemplated by this Section
3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in
Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Loan or other Loans.

         If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Property into compliance with applicable environmental laws, or to take such action with respect to the containment, cup or remediation of hazardous substances, hazardous materials, hazardous wastes or petro materials affecting any such Property, then the Master Servicer shall take such action as it dto be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Master Servicer pursuant to this
Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Loan or other Loans.

         (c) The Master Servicer may at its option purchase from the Trust Fund any Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee prior to purchase), at a price equal to the Purchase Price; provided, however, that the Master Servicer shall purchase any such Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Loans or related REO Properties first. The Purchase Price for any Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Master Servicer the related Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer shall furnish and as shall be necessary to vest in the Master Servicer title to any Loan or related REO Property released pursuant hereto.

         (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

         (e) If the Master Servicer determines that it is in the best economic interest of the Certificateholders to sell a Loan that is over 90 days Delinquent, rather than foreclosing, the Master Servicer may effect such a sale. The net proceeds of such sale shall be Liquidation Proceeds.


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         Section 3.17.     Trustee to Cooperate; Release of Loan Files.

         (a) Upon the payment in full of any Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee two executed copies of a Request for Release in the form of Exhibit E hereto (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer and shall request delivery to it of the Loan File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Loan File to the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

         (b) From time to time and as appropriate for the servicing or foreclosure of any Loan, including, for this purpose, collection under any insurance policy relating to the Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee of two copies of a Request for Release in the form of Exhibit E hereto signed by a Servicing Officer, release the related Loan File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Loan File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Loan has been liquidated and the Liquidation Proceeds relating to the Loan have been deposited in the Collection Account or the Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Master Servicer shall provide notice to the Trustee of the name and address of the Person to which such Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of two copies of a Request for Release from a Servicing Officer stating that such Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Loan has become an REO Property, one copy of such Request for Release with respect to such Loan shall be released by the Trustee to the Master Servicer or its designee.

         (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Property or to any legal action brought to obtain judgment against any Borrower on the Mortgage Note or Mortgage (in the case of a Mortgage Loan) or on the Manufactured Home Contract (in the case of a Manufactured Home Loan) or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage (in the case of a Mortgage Loan) or on the Manufactured Home Contract (in the case of a Manufactured Home Loan) or otherwise available at law or in equity. Each such certification shall include a request that such


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pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage (in the case of a Mortgage Loan) or of the security interest in the Property (in the case of a Manufactured Home Loan), except for the termination of such a lien upon completion of the foreclosure or trustee's sale. If required by the Master Servicer, the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

         Section 3.18.     Servicing Compensation.

         As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Loan payable solely from payments of interest in respect of such Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Ss responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

         Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income, Prepayment Interest Excess or otherwise (but not Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. If received by the Master Servicer, such fees and charges shall not be required to be deposited into the Collection Account. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Borrowers or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.19.     Reports to the Trustee; Collection Account
                           Statements.

         Not later than twenty days after each Distribution Date, the Master Servicer shall forward, upon request, to the Trustee, the Certificate Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.20.     Statement as to Compliance.


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         The Master Servicer will deliver to the Trustee, the Certificate
Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer, commencing for fiscal year 2001, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

         Section 3.21.     Independent Public Accountants' Servicing Report.

         Not later than 90 days following the end of each fiscal year of the Master Servicer, commencing for fiscal year 2001, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan and residential manufactured home loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans and residential manufactured home loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans and residential manufactured home loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Promptly following receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

         Section 3.22. Access to Certain Documentation; Filing of Reports by Trustee.

         (a) The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective


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transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

         (b) Within 15 days after each Distribution Date, the Trustee shall file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (EDGAR), a Form 8-K with a copy of the statement to Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 1K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Trustee shall have no responsibility to file any items with the Securities and Exchange Commission other than those specified in this Section.

         Section 3.23.     Title, Management and Disposition of REO Property.

         (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of
Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Certificate Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Cor result in the receipt by any of the REMICs created hereunder of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

         (b) The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO


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Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

         (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans and manufactured home loans in connection with its mortgage loan and manufactured home loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments (in the case of an REO Property relating to a Mortgage Loan) or other such property taxes and assesments (in the case of an REO Property relating to a Manufactured Home Loan) in respect of such REO Property that may result in the imposition of a lien thereon; and

                  (iii) all costs and expenses necessary to maintain such REO Property.

         To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

                  Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

                  (A) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                  (B) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

                  (C) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the


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         related Loan became imminent, all within the meaning of Section
         856(e)(4)(B) of the Code; or

                  (D) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Cat any time that it is held by the REMIC, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

         The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (1) the terms and conditions of any such contract shall not be inconsistent herewith;

                  (2) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

                  (3) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

                  (4) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

         The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.



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         (d) In addition to the withdrawals permitted under Section 3.23(c), the
Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

         (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

         (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Borrower under the related Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

         (g) The Master Servicer shall file information returns with respect to the receipt of interest received in a trade or business, reports of foreclosures and abandonments of any Property and cancellation of indebtedness income with respect to any Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

         Section 3.24. Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

         Not later than 2:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit to the Distribution Account an amount ("Compensating Interest") equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee received in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls. The Master Servicer shall be permitted to retain, as additional servicing compensation, the amount of any Prepayment Interest Excess.

         Section 3.25.     [Reserved].



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         Section 3.26.     Obligations of the Master Servicer in Respect of Loan
                           Rates and Monthly Payments.

         In the event that a shortfall in any collection on or liability with respect to the Loans in the aggregate results from or is attributable to adjustments to Loan Rates, Monthly Payments or Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Debt Instrument and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Borrower under the terms of the related Debt Instrument, as permitted by law.

         Section 3.27.     Solicitations.

         From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies or manufactured home loan brokerage companies on the Master Servicer's behalf, to personally, by telephone or mail, solicit the Borrower under any Loan for the purpose of refinancing such Loan; provided, that the Master Servicer may solicit any Borrower for whom the Master Servicer has received a request for verification of such Loan, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Loan, another mortgage company or manufactured home loan lender has pulled a credit report on the Borrower or the Borrower initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) optional additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Borrower or an agent of a Borrower.

         Section 3.28.     Credit Reporting.

         The Master Servicer shall accurately and fully report its Borrower credit files to each of the credit repositories in a timely manner.

         Section 3.29.     Advance Facility.

         (a) The Trustee on behalf of the Trust Fund, with the consent of the Master Servicer, is hereby authorized to enter into a facility with any Person which provides that such Person (an "Advancing Servicer") may make all or a portion of the Advances and/or Servicing Advances to the Trust Fund under this Agreement and the Trustee is further authorized, subject to Section 11.01, to enter into any amendment of this Agreement in connection with such facility. No such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. To the extent that an Advancing Servicer makes all or a portion of any Advance or any


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Servicing Advance and provides the Trustee with written notice acknowledged by the Master Servicer that such Advancing Servicer is entitled to reimbursement, such Advancing Servicer shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.29(b). Such notice from the Advancing Servicer must specify the amount of the reimbursement and must specify which Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. The Trustee shall be entitled to rely without independent investigation on the Advancing Servicer's statement with respect to the amount of any reimbursement pursuant to this Section 3.29 and with respect to the Advancing Servicer's statement with respect to the Section of this Agreement permits the applicable Advance or Servicing Advance to be reimbursed. An Advancing Servicer whose obligations are limited to the making of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement.

         (b) If an advancing facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(ii),
Section 3.11(iii), Section 3.11(v), Section 3.11(vi) Section 3.11(vii) and
Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Servicer, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(ii), Section 3.11(iii), Section 3.11(v), Section 3.11(vi), Section 3.11(vii) or Section 4.04(b), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Servicer such portion of the Servicing Fee as the parties to any advancing facility agree.

         (c) All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a "first in-first out" (FIFO) basis.

         (d) The Trustee may, but shall not be obligated to, enter into any advancing facility pursuant to this Section 3.29 that affects its rights, duties and immunities under this Agreement or otherwise.


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                                   ARTICLE IV

                                  FLOW OF FUNDS

         Section 4.01.     Distributions.

         (a) On the first Distribution Date, the Initial Deposit relating to each Loan Group shall be transferred from the Initial Deposit Account to the Distribution Account for inclusion among the related Available Funds for such Distribution Date. On each Distribution Date, prior to making any of the distributions set forth below, the Trustee shall withdraw from the Distribution Account, and pay to itself, the Trustee Fee payable on such Distribution Date. On each Distribution Date the Trustee shall withdraw the Group I Available Funds and the Group II Available Funds from the Distribution Account to make the following disbursements and transfers in the following order of priority:

         (1) The Group I Available Funds shall be distributed in the following order of priority:

                  (i) to the Certificate Insurer, the premium payable to the Certificate Insurer in respect of the Class A-1 Certificates and the Class S-1 Certificates under the Policy for such Distribution Date, which the Trustee shall pay to the Certificate Insurer by wire transfer of immediately available funds to the Certificate Insurer Account;

                  (ii) concurrently, to the holders of the Class A-1 Certificates and the Class S-1 Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for each such Class for such Distribution Date, on a pro rata basis based on the entitlement of each such Class pursuant to this clause (ii);

                  (iii) to the Certificate Insurer, an amount equal to Cumulative Insurance Payments in respect of the Class A-1 Certificates and the Class S-1 Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement and relating to the Group I Loans or to the Class A-1 Certificates or the Class S-1 Certificates;

                  (iv) to the Certificate Insurer, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(i) and Section 4.01(a)(2)(iii) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(2)(i) and Section 4.01(a)(2)(iii) below from Group II Available Funds;

                  (v) to the holders of the Class A-1 Certificates, an amount equal to the related Basic Principal Distribution Amount;

                  (vi) if the Overcollateralized Amount with respect to Loan Group I is less than zero, to the Holders of the Class A-1 Certificates, an amount equal to the related Extra Principal Distribution Amount, until the Overcollateralized Amount with respect to Loan Group I has been increased to zero;


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                  (vii) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(ii) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(2)(ii) below from Group II Available Funds;

                  (viii) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(v) and Section 4.01(a)(2)(vi) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(2)(v) and Section 4.01(a)(2)(vi) below from Group II Available Funds;

                  (ix) to the holders of the Class A-1 Certificates, an amount equal to the related Extra Principal Distribution Amount remaining, until the related Overcollateralized Amount is equal to the related Overcollateralization Target Amount;

                  (x) to the holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(2)(ix) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(2)(ix) below from Group II Available Funds;

                  (xi) to the Holders of the Class C-1 Certificates, the Interest Distributable Amount for such Class for such Distribution Date;

                  (xii) to the Holders of the Class C-1 Certificates, the related Overcollateralization Release Amount, if any, for such Distribution Date, until the Certificate Principal Balance of the Class C-1 Certificates has been reduced to zero; and

                  (xiii) on each Distribution Date, any remaining Group I Available Funds, after giving effect to the distributions in clauses (i) through (xii) above, will be paid to the Holders of the Class R Certificates, in respect of the appropriate Class R Interest;

         (2) The Group II Available Funds shall be distributed in the following order of priority:

                  (i) to the Certificate Insurer, the premium payable to the Certificate Insurer in respect of the Class A-2 Certificates under the Policy for such Distribution Date, which the Trustee shall pay to the Certificate Insurer by wire transfer of immediately available funds to the Certificate Insurer Account;

                  (ii) to the holders of the Class A-2 Certificates, the sum of the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, for such Class for such Distribution Date;

                  (iii) to the Certificate Insurer, an amount equal to Cumulative Insurance Payments in respect of the Class A-2 Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement and relating to the Group II Loans or to the Class A-2 Certificates;


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                  (iv) to the Certificate Insurer, an amount equal to the
                  excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(1)(i) and Section 4.01(a)(1)(iii) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(1)(i) and Section 4.01(a)(1)(iii) above from Group I Available Funds;

                  (v) to the holders of the Class A-2 Certificates, an amount equal to the related Basic Principal Distribution Amount;

                  (vi) if the Overcollateralized Amount with respect to Loan Group II is less than zero, to the Holders of the Class A-2 Certificates, an amount equal to the related Extra Principal Distribution Amount, until the Overcollateralized Amount with respect to Loan Group II has been increased to zero;

                  (vii) concurrently, to the holders of the Class A-1 Certificates and the Class S-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(1)(ii) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(1)(ii) above from Group I Available Funds, on a pro rata basis based on the entitlement of each such Class pursuant to this clause (vii);

                  (viii) to the holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(1)(v) and Section 4.01(a)(1)(vi) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(1)(v) and Section 4.01(a)(1)(vi) above from Group I Available Funds;

                  (ix) to the holders of the Class A-2 Certificates, an amount equal to the related Extra Principal Distribution Amount remaining, until the related Overcollateralized Amount is equal to the related Overcollateralization Target Amount;

                  (x) to the holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(1)(ix) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(a)(1)(ix) above from Group I Available Funds;

                  (xi) to the Holders of the Class C-2 Certificates, the Interest Distributable Amount for such Class for such Distribution Date;

                  (xii) to the Holders of the Class C-2 Certificates, the related Overcollateralization Release Amount, if any, for such Distribution Date, until the Certificate Principal Balance of the Class C-2 Certificates has been reduced to zero; and

                  (xiii) on each Distribution Date, any remaining Group II Available Funds, after giving effect to the distributions in clauses (i) through (xii) above, will be paid to the Holders of the Class R Certificates, in respect of the appropriate Class R Interest;


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         (b) On each Distribution Date, following the distribution of the Group
I Available Funds and the Group II Available Funds pursuant to Section 4.01(a), the Trustee shall withdraw from the Distribution Account the amount of any Insured Payment received by it for such Distribution Date and shall distribute to the holders of the Class A Certificates and the Class S-1 Certificates, as applicable, (A) as interest, any portion of such Insured Payment made in respect of an Insured Amount of interest for such Class or in respect of a Preference Amount of interest for such Class and (B) as principal, in reduction of the Certificate Principal Balances of the Class A Certificates, any portion of such Insured Payment made in respect of an Insured Amount of principal or made in respect of a Preference Amount of principal for the applicable Class of Class A Certificates; provided, however, that any Insured Payment made in respect of an Insured Amount of principal shall be allocated between the Classes of Class A Certificates as follows:

                  (i) if the Overcollateralized Amount (calculated for this purpose after taking into account all distributions of Group I Available Funds and Group II Available Funds) for both Certificate Groups is less than zero, to the holders of the Class A-1 Certificates and the Class A-2 Certificates on a pro rata basis based on the amount by which the related Overcollateralized Amount for each Certificate Group (as so calculated) is less than zero, or

                  (ii) if the Overcollateralized Amount (calculated for this purpose after taking into account all distributions of Group I Available Funds and Group II Available Funds) for only one Certificate Group is less than zero, to the holders of only the related class of Class A Certificates.

         (c)      [Reserved].

         (d)      [Reserved].

         (e) The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

         (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

         Section 4.02.     Reserved.


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         Section 4.03.     Statements.

         (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the Regular Certificates, the Master Servicer, the Certificate Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

                  (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class S-1 Certificates), separately identified, allocable to principal;

                  (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to interest, separately identified;

                  (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount for each Certificate Group for such Distribution Date;

                  (iv) with respect to each Loan Group, the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

                  (v) with respect to each Loan Group, the aggregate amount of Advances of interest made by the Master Servicer for such Distribution Date and the amount of any recoveries received by the Master Servicer in reimbursement of Advances of interest made by the Master Servicer with respect to prior Distribution Dates;

                  (vi) the aggregate Principal Balance of the Loans in each Loan Group at the Close of Business at the end of the related Due Period;

                  (vii) the number, aggregate Principal Balance, weighted average remaining term to maturity and weighted average Loan Rate of the Loans in each Loan Group as of the last day of the related Due Period;

                  (viii) the number and aggregate unpaid principal balance of Loans in each Loan Group that were (A) Delinquent (exclusive of Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent
         (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties;



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                  (ix) with respect to each Loan Group and any Loan therein that became an REO Property during the preceding Prepayment Period, the unpaid Principal Balance thereof and the Principal Balance thereof as of the date it became an REO Property;

                  (x) the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

                  (xi) with respect to each Loan Group, the aggregate amount of Principal Prepayments made during the related Due Period;

                  (xii) with respect to each Loan Group, the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses for such Loan Group;

                  (xiii) the aggregate amount of Trust Fund expenses withdrawn from the Collection Account or the Distribution Account for such Distribution Date, identifying to which Loan Group or Certificate Group such expenses relate;

                  (xiv) the Certificate Principal Balance of the each Class of the Class A Certificates and each Class of the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

                  (xv) the Monthly Interest Distributable Amount in respect of the each Class of the Class A Certificates, the Class S-1 Certificates and each Class of the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to each Class of the Class A Certificates, the Class S-1 Certificates and each Class of the Class C Certificates for such Distribution Date;

                  (xvi) with respect to each Loan Group, the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to
         Section 3.26;

                  (xvii) the amount of the premium payable under the Policy for such Distribution Date, separately identifying the portion of such premium payable with respect to the Class A-1 Certificates and the Class S-1 Certificates, on the one hand, and with respect to the Class A-2 Certificates, on the other hand;

                  (xviii)  when the Stepdown Date has occurred;

                  (xix) the respective Pass-Through Rates applicable to the Class A Certificates, the Class S-1 Certificates and the Class C Certificates for such Distribution Date and, in the case of the Class A Certificates, whether such Pass-Through Rate was the related Net WAC Rate;

                  (xx) the Net WAC Rate for each Certificate Group for such Distribution Date;



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                  (xxi) the Group I Available Funds and the Group II Available
         Funds for such Distribution Date;

                  (xxii) the number and aggregate principal balance of all Subsequent Loans added to Loan Group I during the preceding Due Period;

                  (xxiii) the amount on deposit in the Pre-Funding Account immediately prior to the related Due Period, the amount withdrawn therefrom during the related Due Period and the amount remaining on deposit therein as of the end of the related Due Period and as of such Distribution Date;

                  (xxiv) the amount on deposit in the Interest Coverage Account immediately pto such Distribution Date, the amount withdrawn therefrom for such Distribution Date and included in the Group I Available Funds for such Distribution Date, the amount remaining on deposit after taking into account such withdrawal and the maximum amount that (assuming sufficient funds therein) would be withdrawn therefrom on future Distribution Dates and included in the Group I Available Funds for such Distribution Dates in accordance with Section 4.11(c) if the Funding Period were to end on June 19, 2001 and no Subsequent Loans were purchased for inclusion in the Loan Group I after the end of the Due Period relating to the current Distribution Date;

                  (xxv) for the distribution occurring on the Distribution Date immediately following the end of the Funding Period, the balance on deposit in the Pre-Funding Account that has not been used to purchase Subsequent Loans and that is being distributed to the Class A Certificates as a mandatory prepayment of principal, if any, on such Distribution Date;

                  (xxvi) the amount of any Insured Amount for such Distribution Date (separately identifying for each insured Class, any interest portion of such Insured Amount payable on such Class and any principal portion of such Insured Amount payable on such Class) and the amount of any Insured Payment in respect of a Preference Amount included in the amount distributed on each insured Class on such Distribution Date; and

                  (xxvii) amount of Cumulative Insurance Payments for such Distribution Date and the amount received by the Certificate Insurer in respect thereof on such Distribution Date, in each case separately identified by Certificate Group.

         The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the Certificate Insurer and the Rating Agencies via www.bankofny.com. Parties that are unable to use www.bankofny.com are entitled to have a paper copy mailed to them via first class mail by calling the Trustee at (212) 815-2312 and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.



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         In the case of information furnished pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

         (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

         (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular
Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

         (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

         Section 4.04.     Remittance Reports; Advances.

         (a) On the Business Day following each Determination Date (but not later than the fifth Business Day preceding each Distribution Date), the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. The Master Servicer shall on such date furnish a copy of such Remittance Report to the Certificate Insurer by such means as the Master Servicer and the Certificate Insurer shall agree from time to time. On the Business Day following each Determination Date (but not later than the fifth Business Day preceding each Distribution Date), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Master Servicer shall on such date furnish a copy of such other information to the Certificate Insurer by such means as the Master Servicer and the Certificate Insurer shall agree from time to time. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.



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         (b) The amount of Advances to be made by the Master Servicer for any
Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) with respect to each Loan, the excess, if any, of (A) one month's interest at the Net Mortgage Rate on the Principal Balance of such Loan as of the beginning of the related Due Period over (B) amounts received on such Loan prior to the related Determination Date and applied as interest on such Loan (net of the related Servicing Fee and net of any such applied amount representing interest due on such Loan during a Due Period subsequent to the related Due Period) and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the related Due Period, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

         On or before 2:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Loans and REO Properties for the related Distribution Date either (i) from its own funds or
(ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) athe total amount of Advances to be made by the Master Servicer with respect to the Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee shall provide notice to the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount of Advances remitted by the Master Servicer to the Trustee on such date is less than the amount of Advances required to be made by the Master Servicer for the related Distribution Date, based on the information provided by the Master Servicer to the Trustee and set forth in the related Remittance Report.

         (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Loan, shall continue until the Loan is paid in full or until a Final Recovery Determination is made with respect thereto.

         (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance,


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if made, would constitute a Nonrecoverable Advance, shall be evidenced by an
Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

         Section 4.05.     [Reserved]

         Section 4.06.     The Policy.

         (a) If, based on the information provided by the Master Servicer pursuant to Section 4.04, the Trustee determines that an Insured Amount to be covered by the Policy will exist for the related Distribution Date or that a Preference Amount to be covered by the Policy exists, the Trustee shall complete the notice in the form of Exhibit A to the Policy (the "Notice") and submit such Notice in accordance with the Policy to the Certificate Insurer no later than 12:00 P.M., New York City time, on the Business Day immediately preceding such Distribution Date, as a claim for the amount of such Insured Amount or Preference Amount (provided that the Trustee shall submit such Notice on the second Business Day immediately preceding such Distribution Date if it is able to do so).

         (b) The Trustee shall establish and maintain the Insurance Account on behalf of the Holders of the Class A Certificates and the Class S-1 Certificates. Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of either Class of the Class A Certificates or the Class S-1 Certificates, the Trustee shall deposit such Insured Amount in the Insurance Account. All amounts on deposit in the Insurance Account shall remain uninvested. On each Distribution Date, the Trustee shall transfer any Insured Amount then on deposit in the Insurance Account to the Distribution Account. The Trustee shall distribute on each Distribution Date any Insured Interest Payment and any Insured Principal Payment for such Distribution Date from the Distribution Account, in each case on a pro rata basis, as provided in Section 4.01(b), subject to Section 4.01(e) in the case of any Insured Principal Payment payable to the Holders of the either Class of Class A Certificates or the Class S-1 Certificates on the final Distribution Date for such Class.

         (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Class A Certificate and/or Class S-1 Certificate, as applicable, any related Insured Amount from the Certificate Insurer and (ii) distribute such Insured Amount to such Certificateholders as set forth in subsection (b) above. Insured Amounts disbursed by the Trustee from proceeds of the Policy shall not be considered payment by the Trust Fund with respect to the Class A Certificates or Class S Certificates, nor shall such disbursement of such Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Holders of Class A Certificates and/or Class S-1 Certificates, as applicable. The Trustee hereby agrees (and each Holder of a Class A Certificate and Class S-1 Certificate, by its acceptance of its Class A Certificates or Class S-1 Certificates, hereby agrees) for the benefit of the Certificate Insurer that the Trustee shall recognize that to the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying amounts to Trustee for distribution to such Holders), to such Holders, the Certificate Insurer will be entitled to be subrogated to the rights of the such Holders to the extent of such Insured Amounts.

         Section 4.07.     Distributions on the REMIC Regular Interests.


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         (I)      The Group I Available Funds shall be deemed to be distributed in the following order of priority:

         (a) On each Distribution Date, the Trustee shall cause in the following order of priority the following amounts from the Group I Available Funds to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests relating to Group I or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (i) first, to the Holders of REMIC 1 Regular Interest I-LT1-B, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to Holders of REMIC 1 Regular Interest I-LT1-A in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Group I Available Funds for such Distribution Date after the distributions made pursuant to clause
         (i) above, allocated as follows:

                           (A) to the Holders of REMIC 1 Regular Interest
                  I-LT1-A, until the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-A is reduced to zero; then

                           (B) to the Holders of REMIC 1 Regular Interest
                  I-LT1-B, until the Uncertificated Principal Balance of REMIC 1 Regular Interest I-LT1-B is reduced to zero; and

                  (iii) third, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-1 Interest).

         (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts from the Group I Available Funds to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests relating to Group I or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to the extent of Group I Available Funds, to the Holders of REMIC 2 Regular Interest I-LT2-S in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus
         (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and then to Holders of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest IC shall be reduced when the REMIC 2 Overcollateralized Amount is less than the REMIC 2


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         Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum I-LT2-C Uncertificated Accrued Interest Deferral Amount, and such amount will be payable to the Holders of REMIC 2 Regular Interest I-LT2-B;

                  (ii) second, to the Holders of REMIC 2 Regular Interests relating to Group I, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (A) to the Holders of REMIC 2 Regular Interest I-LT2-A, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

                           (B) to the Holders of REMIC 2 Regular Interest I-LT2-B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificate, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

                           (C) to the Holders of REMIC 2 Regular Interest I-LT2-C, 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

         provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C, respectively; and

                  (iii) third, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

         (II) The Group II Available Funds shall be deemed to be distributed in the following order of priority:

         (a) On each Distribution Date, the Trustee shall cause in the following order of priority the following amounts from the Group II Available Funds to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests relating to Group II or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-1 Interest), as the case may be:

                  (i) first, to the Holders of REMIC 1 Regular Interest II-LT1-A, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

                  (ii) second, to the Holders of REMIC 1 Regular Interest II-LT1-A, in an amount equal to the remainder of the Group II Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, until the Uncertificated Principal Balance of REMIC 1 Regular Interest II-LT1-A is reduced to zero; and



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                  (iii) third, any remaining amount to the Holders of the Class
         R Certificates (in respect of the Class R-1 Interest).

         (b) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts from the Group II Available Funds to be distributed by REMIC 2 to REMIC 3 on account of the REMIC 2 Regular Interests relating to Group II or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

                  (i) first, to Holders of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interest II-LT2-B and REMIC 2 Regular Interest II-LT2-C, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest II-LT2-C shall be reduced when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Target Overcollateralized Amount, by the lesser of (x) the amount of such difference and (y) the Maximum II-LT2-C Uncertificated Accrued Interest Deferral Amount and such amount shall be payable to the Holders of REMIC 2 Regular Interest II-LT2-B;

                  (ii) second, to the Holders of REMIC 2 Regular Interests relating to Group II, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

                           (A) to the Holders of REMIC 2 Regular Interest II-LT2-A, 98.00% of such remainder, until the Uncertificated Principal Balance of such Uncertificated REMIC 2 Regular Interest is reduced to zero;

                           (B) to the Holders of REMIC 2 Regular Interest II-LT2-B, 1.00% of such remainder, in the same proportion as principal payments are allocated to the Corresponding Certificate, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero; then

                           (C) to the Holders of REMIC 2 Regular Interest II-LT2-C 1.00% of such remainder, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero;

         provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Release Amount shall be allocated to Holders of REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C, respectively; and

                  (iii) third, any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest).

         Section 4.08.     Allocation of Realized Losses.



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                  (a) (1) All Realized Losses on the Group I Loans shall be
allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest I-LT1-A until the Uncertificated Principal Balance has been reduced to zero and then to REMIC 1 Regular Interest I-LT1-B until the Uncertificated Principal Balance has been reduced to zero.

                           (2) All Realized Losses on the Group II Mortgage
Loans shall be allocated by the Trustee on each Distribution Date to REMIC 1 Regular Interest II-LT1-A until the Uncertificated Principal Balance has been reduced to zero.

                  (b) (1) All Realized Losses on REMIC 1 Regular Interest I-LT1-A and REMIC 1 Regular Interest I-LT1-B shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C up to an aggregate amount equal to the Group I REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C up to an aggregate amount equal to the Group II REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C up to an aggregate amount equal to the Group I REMIC 2 Principal Loss Allocation Amount, 98% and 2%, fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C up to an aggregate amount equal to the Group I I REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest I-LT2-A, REMIC 2 Regular Interest I-LT2-B and REMIC 2 Regular Interest I-LT2-C, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest I-LT2-B has been reduced to zero.

                           (2) All Realized Losses on REMIC 1 Regular Interest
II-LT1-A shall be deemed to have been allocated in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C up to an aggregate amount equal to the Group II REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C up to an aggregate amount equal to the Group I REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest II-LT2-A and REMIC 2 Regular Interest II-LT2-C up to an aggregate amount equal to the Group II REMIC 2 Principal Loss Allocation Amount, 98% and 2%, fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest I-LT2-A and REMIC 2 Regular Interest I-LT2-C up to an aggregate amount equal to the Group I REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest II-LT2-A, REMIC 2 Regular Interes II-LT2-B, and REMIC 2 Regular Interest II-LT2-C, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest II-LT2-B has been reduced to zero.

         Section 4.09.     [Reserved]

         Section 4.10.     Pre-Funding Account.



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         (a) With respect to Loan Group I, no later than the Closing Date, the
Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled, "Pre-Funding Account, The Bank of New York, as Trustee, in trust for the registered Certificateholders of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001- 1" (the "Pre-Funding Account"). The Trustee shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

         (b) The Trustee will invest funds deposited in the Pre-Funding Account as directed by the Master Servicer in Permitted Investments with a maturity date
(i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate of the Trustee manages or advises such investment. For federal income tax purposes, the Master Servicer shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the related Interest Coverage Account at the following times: (i) on the Business Day immediately preceding each Distribution Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Distribution Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment, (ii) on the Business Day immediately preceding each Subsequent Transfer Date, if a Person other than the Trustee or an Affiliate of the Trustee manages or advises such investment, or on each Subsequent Transfer Date, if the Trustee or an Affiliate of the Trustee manages or advises such investment or (iii) within one Business Day of the Trustee's receipt thereof. The Master Servicer shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Account be an asset of any Trust REMIC.

         (c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Trustee as follows:

                  (i) On each Subsequent Transfer Date, the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the Principal Balances of the Subsequent Loans transferred and assigned to the Trustee for deposit in the Loan Group I on such Subsequent Transfer Date and remit such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.10(b) with respect to such transfer and assignment (provided, however, tthe Trustee shall rely solely on representations of the Depositor contained in the Subsequent Transfer Instrument in making its determination that the conditions set forth in Section 2.10(b)(vi) and (x) have been satisfied);

                  (ii) If the amount on deposit in the Pre-Funding Account (exclusive of any investment income) has not been reduced to zero during the Funding Period, on the Business Day immediately following the termination of the Funding Period, the Trustee shall deposit into the


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



Distribution Account any amount remaining in the Pre-Funding Account (exclusive of any investment income) for distribution in accordance with the terms hereof;

                  (iii) The Trustee shall withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

                  (iv) The Trustee shall clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the date set forth in clause (ii) above that follows the end of the Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

                  Withdrawals pursuant to clauses (i), (ii) and (iv) shall be treated as contributions of cash to REMIC 1 on the date of withdrawal.

         Section 4.11.     Interest Coverage Account.

         (a) With respect to Loan Group I, no later than the Closing Date, the Trustee shall establish and maintain a segregated trust account that is an Eligible Account, which shall be titled, "Group I Interest Coverage Account, The Bank of New York, as Trustee, in trust for the registered Certificateholders of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001- 1" (the "Interest Coverage Account"). The Trustee shall, promptly upon receipt, deposit in the Interest Coverage Account and retain therein the Interest Coverage Amount remitted on the Closing Date to the Trustee by the Depositor. Funds deposited in the Interest Coverage Account shall be held in trust by the Trustee for the Certificateholders for the uses and purposes set forth herein.

         (b) For federal income tax purposes, the Master Servicer shall be the owner of the Interest Coverage Account and shall report all items of income, deduction, gain or loss arising t At no time will the Interest Coverage Account be an asset of any Trust REMIC. All income and gain realized from investment of funds deposited in the Interest Coverage Account shall be deemed earned by the Master Servicer for federal income tax purposes and shall be redeposited into the Interest Coverage Account by the Trustee. The Master Servicer shall deposit in the Interest Coverage Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss.

         (c) With respect to Loan Group I and on each Distribution Date during the Funding Period and on the two Distribution Dates immediately following the end of the Funding Period, the Trustee shall withdraw from the Interest Coverage Account and deposit in the Distribution Account an amount equal to 30 days' interest on the excess, if any, of the Original Pre-Funded Amount for such Loan Group over the aggregate Principal Balance of Subsequent Loans that both (i) had a Due Date during the Due Period relating to such Distribution Date and (ii) had a Subsequent Cut-off Date prior to the beginning of the Due Period relating to such Distribution Date, at a per annum rate equal to 6.938% . Such withdrawal and deposit shall be treated as a contribution of cash by the Servicer to REMIC
1. Immediately following any such withdrawal and deposit, and immediately following the conveyance of any Subsequent Loans to the Trust on any Subsequent Transfer Date, the Trustee shall withdraw from the Interest Coverage Account and remit to the Master Servicer or its designee an amount equal to the excess, if any, of the amount remaining in the Interest Coverage Account over the amount that would be required to be withdrawn therefrom (assuming sufficient funds therein) pursuant to the preceding sentence on each subsequent Distribution Date, if any, that will occur during the Funding Period or that will be the first or second Distribution Date immediately following the end of the Funding Period, if no Subsequent Loans were acquired by the Trust Fund after the end of the Due Period relating to the current Distribution Date.

         (d) Upon the earlier of (i) the second Distribution Date immediately following the end of the Funding Period, (ii) the reduction of the Certificate Principal Balance of the Class A Certificates to zero and the reduction of either the Notional Amount or the Pass-Through Rate of the Class S-1 Certificates to zero or (iii) the termination of this Agreement in accordance with Section 10.01, any amount remaining on deposit in the Interest Coverage Account after distributions pursuant to Section 4.11(c) above shall be withdrawn by the Trustee and remitted to the Master Servicer or its designee.




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                                    ARTICLE V

                                THE CERTIFICATES

         Section 5.01.     The Certificates.

         Each of the Class A Certificates, the Class S-1 Certificates, the Class C Certificates and the Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates and the Class S-1 Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum denomination of $50,000 Certificate Principal Balance (Notional Amount in the case of the Class S Certificates) and integral dollar multiples of $1.00 Certificate Principal Balance (Notional Amount in the case of the Class S Certificates) in excess thereof, except that one Certificate of each such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Class Certificate Principal Balance (Original Class Notional Amount in the case of the Class S Certificates) of such Class on the Closing Date. The Class C Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum denomination of $50,000 Notional Amount and integral multiples of $1,000 Notional Amount in excess thereof, except that one Certificate of such Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Original Class Notional Amount of such Class on the Closing Date. The Class R Certificates are iin any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued.

         The Certificates shall be executed on behalf of the Trust by manual or facsimile son behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(a), the Class A Certificates and the Class S-1 Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

         Section 5.02.     Registration of Transfer and Exchange of
                           Certificates.

         (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

         Except as provided in the second succeeding paragraph below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository;
(ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Cfor all purposes whatsoever.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of


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



Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

         If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Book- Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Master Servicer's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         (b) No transfer, sale, pledge or other disposition of any Class C Certificate or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, except with respect to the initial transfer of any Class C Certificate or Class R Certificates by the Depositor ( unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or
(ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


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



         (c) No transfer of a Class C Certificate or Class R Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with "Plan Assets" of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. ss. 2510.3-101 ("Plan Assets") unless the Depositor, the Trustee and the Master Servicer are provided with an Opinion of Counsel which establishes to the satisfaction of the Depositor, the Trustee and the Master Servicer that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the Trustee or the Trust Fund. Neither an Opinion of Counsel nor any certification will be required in connection with the initial transfer of any Class C Cor Class R Certificates by the Depositor to the Seller or the transfer of any Class C Certificate or Class R Certificates by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller (in which case, the Depositor, the Seller and any such affiliate shall have deemed to have represented that the applicable transferee is not a Plan or a Person investing Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of each transferee the Seller or such an affiliate. Each transferee of a Class C Certificate or Class R Certificate shall sign a letter substantially in the form of Exhibit I to demonstrate its compliance with this Section 5.02(c) (other than in connection with the initial transfer of any Class C Certificate or Class R Certificates by the Depositor to the Seller or the transfer of any Class C Certificate or Class R Certificates by the Seller to an affiliate of the Seller or to a trust, the depositor of which is an affiliate of the Seller).

         If any Class C Certificate or Class R Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

         (d) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.


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                  (ii) No Person shall acquire an Ownership Interest in a Class
         R Certificate unless such Ownership Interest is a pro rata undivided interest.

                  (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                           A. an affidavit in the form of Exhibit K hereto from
                  the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                           B. a covenant of the proposed transferee to the
                  effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                  (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Pfor any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                  (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such


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         claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                  (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

         The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

         (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 5.03.     Mutilated, Destroyed, Lost or Stolen Certificates.

         If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 5.04.     Persons Deemed Owners.



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         The Master Servicer, the Depositor, the Trustee, the Certificate
Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the Certificate Registrar or any Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

         Section 5.05.     Appointment of Paying Agent.

         (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Certificate Insurer.

         (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from beneficial owners of Certificates and otherwise comply with the provisions of this Agreement applicable to it.




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                                   ARTICLE VI

                      THE MASTER SERVICER AND THE DEPOSITOR

         Section 6.01.     Liability of the Master Servicer and the Depositor.

         The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

         Section 6.02. Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.

         Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

         Section 6.03. Limitation on Liability of the Depositor, the Master Servicer and Others.

         None of the Depositor, the Master Servicer or any of the shareholders, directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any ain good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein, or against any specific liability ion the Master Servicer pursuant hereto, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any shareholder, director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any shareholder, director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense relating to any specific Loan or Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or dany legal action unless such action is related to its respective duties under this Agreement and, in its


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opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights (which consent shall not be necessary in the case of litigation or other legal action by either to enforce their respective rights or defend themselves hereunder), the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account.

         The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or t(or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

         Section 6.04.     Master Servicer Not to Resign.

         Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the Certificate Insurer and (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not rin the reduction or withdrawal of the then current rating of the Certificates without regard to the Policy; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Ss responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

         Section 6.05.     Delegation of Duties.


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         In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such din accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

         Section 6.06. Indemnification by New South Federal Savings Bank; Third Party Claims.

         New South Federal Savings Bank, in its capacity as Seller and in its capacity as Master Servicer (solely for the purpose of this Section 6.06, the "Indemnifying Party") agrees to indemnify and to hold each of the Depositor, the Trustee, the Certificate Insurer and the Trust Fund (solely for the purpose of this Section 6.06, the "Indemnified Parties") harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Indemnified Parties may, respectively, sustain in any way related to the failure of the Indemnifying Party to materially perform its respective duties in compliance with the terms of the Loan Purchase Agreement and this Agreement. Upon notice to the Depositor, the Master Servicer or the Trustee that a claim is made by a third party with respect to the Loan Purchase Agreement or this Agreement, such party shall give notice of such claim to the other parties hereto, to the Certificate Insurer and to the Indemnifying Party, and the Indemnifying Party shall athe defense of any such claim and pay all expenses in connection therewith, reasonable counsel fand the Indemnifying Party shall promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Parties in respect of such claim. The Trustee shall, from amounts on deposit in the Distribution Account, reimburse the Indemnifying Party for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of the Indemnifying Party to service and administer the Loans in material compliance with the terms of this Agreement or to perform its obligations under the Loan Purchase Agreement in material compliance with the terms of the Loan Purchase Agreement; provided, that the indemnity provided by the Indemnifying Party hereunder shall not be in any manner conditioned on the availability of ffor such reimbursement.

         Notwithstanding the foregoing, nothing in this Section 6.06 shall diminish the obligation of the Master Servicer to indemnify the Trustee, from its own funds without right of reimbursement from the Trust Fund, to the extent set forth in Section 8.05.

         Section 6.07.     Inspection.

         The Master Servicer in its capacity as Seller and Master Servicer in its capacity as Master Servicer hereunder shall afford the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in its capacity as Seller in respect of its rights and obligations under the Loan Purchase Agreement and by the Master Servicer in its capacity as Master Servicer hereunder in respect of its rights and obligations hereunder and access to officers of the Master Servicer in its capacity as Seller and of the Master Servicer in its capacity as Master


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Servicer hereunder responsible for such obligations. Upon request, the Master
Servicer in its capacity as Seller and Master Servicer in its capacity as Master Servicer hereunder shall furnish to the Trustee its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under the Loan Purchase Agreement and under this Agreement.

                                   ARTICLE VII

                                     DEFAULT

         Section 7.01.     Master Servicer Events of Termination.

         (a) If any one of the following events ("Master Servicer Events of Termination") shall occur and be continuing:

                  (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or Holders of Regular Certificates evidencing at least 25% of the Voting Rights; or

                  (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, in either such case which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Certificate Insurer or Holders of Regular Certificates evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

                  (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

                  (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the


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         winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

         (b) then, subject to Section 11.12, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date, the Trustee, with the consent of the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing), shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii), (iii) and (iv) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer (and to the Depositor and the Certificate Insurer if given by the Trustee or to the Trustee and the Depositor if given by the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Certificate Insurer. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by Certificateholders or the Certificate Insurer) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney- in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Loan Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the Master Servicer that was terminated pursuant to this Section 7.01) upon presentation of reasonable documentation of such


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costs and expenses and to the extent not paid by the Master Servicer, by the
Trust (as provided in Section 3.11(a) and Section 3.11(b)).

         Section 7.02.     Trustee to Act; Appointment of Successor.

         (a) Within 90 days of the time the Master Servicer (and the Trustee, if notice is sent by Certificateholders or the Certificate Insurer) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Master Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. If no Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to consent to any successor Master Servicer which the Trustee may propose to appoint, or the Certificate Insurer may direct the Trustee to appoint a successor Master Servicer of the Certificate Insurer's choosing reasonably acceptable to the Trustee (provided the Certificate Insurer's chooses a successor that meets the eligibility requirements for a successor Master Servicer set forth herein). In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 3.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs,


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and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust (as provided in Section 3.11(a) and Section 3.11(b)).

         (b) Any successor to the Master Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Loans for the benefit of Certificateholders and the Certificate Insurer, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

         Section 7.03.     Waiver of Defaults.

         The Certificate Insurer, or the Majority Certificateholders with the written consent of the Certificate Insurer (which consent shall not be required if Certificate Insurer Default shall have occurred and be continuing), may on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however,that neither the Certificate Insurer nor the Majority Certificateholders may waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 7.04.     Notification to Certificateholders.

         (a) Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificate Insurer, to each Rating Agency and to Certificateholders at their respective addresses appearing in the Certificate Register.

         (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured.

         Section 7.05.     Survivability of Master Servicer Liabilities.

         Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

         Section 7.06.     Servicing Trigger; Removal of Master Servicer.


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         (a) Upon determination by the Certificate Insurer that a Servicing
Trigger has occurred, the Certificate Insurer shall give notice of such Servicing Trigger to the Master Servicer, the Depositor, the Trustee and to each Rating Agency.

         (b) At any time after such determination and while a Servicing Trigger is continuing, the Certificate Insurer may direct the Trustee to remove the Master Servicer if the Certificate Insurer makes a determination that the manner of master servicing was a factor contributing to the size of the delinquencies or losses incurred in the Trust Fund after taking into consideration the nature of the Loans.

         (c) Upon receipt of directions to remove the Master Servicer pursuant to Section 7.06(b), the Trustee shall notify the Master Servicer that it has been terminated and the Master Servicer shall be terminated in the same manner as specified in Sections 7.01 and 7.02.

         (d) After notice of occurrence of a Servicing Trigger has been given and while a Servicing Trigger is continuing, until and unless the Master Servicer has been removed as provided in clause (b), the Master Servicer covenants and agrees to act as the Master Servicer for a term from the occurrence of the Servicing Trigger to the end of the calendar quarter in which such Servicing Trigger occurs, which term may at the Certificate Insurer's discretion be extended by notice to the Trustee for successive terms of three
(3) calendar months each, until the termination of the Trust Fund. The Master Servicer will, upon the receipt of each such notice of extension (a "Master Servicer Extension Notice") become bound for the duration of the term covered by such Master Servicer Extension Notice to continue as Master Servicer subject to and in accordance with this Agreement. If, as of the fifteenth (15th) day prior to the last day of any term as the Master Servicer, the Trustee shall not have received any Master Servicer Extension Notice from the Certificate Insurer, the Trustee shall, within five (5) days thereafter, give written notice of such nonreceipt to the Certificate Insurer and the Master Servicer. If any such term expires without a Master Servicer Extension Notice then the Trustee shall act as Master Servicer as provided in Section 7.02.

         (e) No provision of this Section 7.06 shall have the effect of limiting the rights of the Depositor, the Trustee, the Certificateholders or the Certificate Insurer under Section 7.01. The provisions of this Section 7.06 shall cease to be operable if (i) the Class A Certificates and the Class S-1 Certificates are no longer outstanding and (ii) no unreimbursed Cumulative Insurance Payments remain unpaid to the Certificate Insurer and no other amounts remain owing to the Certificate Insurer under the Insurance Agreement. In addition, the provisions of this Section 7.06 shall not be operable at any time that a Certificate Insurer Default shall have occurred and be continuing.



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                                  ARTICLE VIII

                                   THE TRUSTEE

         Section 8.01.     Duties of Trustee.

         The Trustee, prior to the occurrence of a Master Servicer Event of Termination of which the Trustee has written notice (from a party hereto, from a Certificateholder or from the Certificate Insurer) or of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured or waived) of which the Trustee has written notice (from a party hereto, from a Certificateholder or from the Certificate Insurer) or of which a Responsible Officer of the Trustee has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such p own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the T satisfaction, the Trustee will provide notice thereof to the Certificate Insurer and the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) prior to the occurrence of a Master Servicer Event of Termination of which the Trustee has written notice (from a party hereto, from a Certificateholder or from the Certificate Insurer) or of which a Responsible Officer of the Trustee has actual knowledge, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;



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                  (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                  (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Certificate Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement;

                  (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Certificate Insurer or the Majority Certificateholders. In the absence of receipt of such notice or actual knowledge, the Trustee may conclusively assume that there is no default or Master Servicer Event of Termination; and

                  (iv) the Trustee shall have no duty (A) except as expressly provided herein, to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, unless as provided herein the Trustee shall be required to take such action where indemnity satisfactory to it shall have been made available to it, (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers (other than expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement), if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 8.02.     Certain Matters Affecting the Trustee.



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         (a)      Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

                  (ii) the Trustee may consult with counsel and any Opinion of Counsel shall bfull and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

                  (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholders; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity satisfactory to it against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand and, if not reimbursed by the Master Servicer, shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Borrowers;

                  (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time


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         as the Trustee may be required to act as Master Servicer pursuant to
         Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

                  (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed by the Trustee with due care;

                  (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

                  (ix) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

         Section 8.03.     Trustee Not Liable for Certificates or Loans.

         The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or other security instrument relating to any Loan, or of any Loan, or the perfection and priority of any Mortgage or other security instrument relating to any Loan or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Loan to the Trustee or of any intervening assignment; the completeness of any Loan; the performance or enforcement of any Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 7.02); the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Borrower; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee


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hereunder; or any action by the Trustee taken at the instruction of the Master
Servicer (other tif the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Loan Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer). In no event shall the Trustee, whether in its capacity as Trustee or in its capacity as successor Master Servicer if it shall assume the duties of the Master Servicer pursuant to Section 7.02, be liable for the actions of any predecessor Master Servicer or for any loss, damage or expense resulting from any predecessor Master Servicer's actions or inactions.

         Section 8.04.     Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer, the Depositor or their Affiliates.

         Section 8.05.     Trustee Fee and Expenses.

         The Trustee shall be entitled to withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee shall be entitled to the Trustee's Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee, or any director, officer, employee or agent of the Trustee, shall be indemnified by the Master Servicer (unless the Trustee is the Master Servicer) and held harmless against any loss, liability or expense (not including expenses and disbursements incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary administration of this Agreement) incurred by the Trustee arising out of or in connection with the acceptance or administration of its obligations and duties under this Agreement, other than any loss, liability or expense (i) that constitutes a specific liability of the Trustee under Article IX of this Agreement or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. Any amount payable by the Master Servicer pursuant to this paragraph shall be from the Master Servicer's own funds, without right of reimbursement from the Trust Fund therefor.

         If the Master Servicer defaults in its obligations to pay or reimburse the Trustee any amount as required under this Section 8.05, or if the Trustee is the Master Servicer, then the Trustee shall be entitled to be paid or reimbursed any such amount at any time from the assets of the Trust Fund consisting of any amounts on deposit at such time in the Collection Account or the Distribution Account.

         Section 8.06.     Eligibility Requirements for Trustee.



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         The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the Certificate Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

         Section 8.07.     Resignation or Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly aa successor Trustee reasonably acceptable to the Certificate Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, then the Certificate Insurer may appoint a successor Trustee, and if the Certificate Insurer fails to do so within 30 days, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor (with the consent of the Certificate Insurer) or by the Certificate Insurer or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Certificate Insurer, the Depositor (with the consent of the Certificate Insurer) or the Master Servicer (with the consent of the Certificate Insurer) may remove the Trustee. If the Depositor (with the consent of the Certificate Insurer) or the Master Servicer (with the consent of the Certificate Insurer) removes the Trustee under the authority of the immediately preceding sentence, the Depositor (with the consent of the Certificate Insurer) shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, then the Certificate Insurer may appoint a successor Trustee. The Trustee that is the subject of such removal shall deliver a copy of such instrument to the Certificateholders, the Certificate Insurer and the Master Servicer.

         The Certificate Insurer or the Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee;


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



the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section. The Depositor shall deliver a copy of such instrument to the successor Trustee, and the successor Trustee shall deliver a copy of such instrument to the Certificateholders, the Certificate Insurer and the Master Servicer.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

         Section 8.08.     Successor Trustee.

         Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of any Class of the Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

         Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer.

         Section 8.09.     Merger or Consolidation of Trustee.

         Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         Section 8.10.     Appointment of Co-Trustee or Separate Trustee.



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         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Pmay at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of aor any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Master Servicer and the Trustee, acting jointly, may at any time athe resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions


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of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. The Trustee shall not be responsible for any action or inaction of any such separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 8.11.     Limitation of Liability.

         The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 8.12. Trustee May Enforce Claims Without Possession of Certificates.

         (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and aof the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Depositor, the Master Servicer, the Certificate Insurer and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the Certificate Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor, the Certificate Insurer and such Certificateholder and shall make available to the Seller, the Master Servicer, the Depositor, the Certificate Insurer and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Master Servicer, the Certificate Insurer and the Certificateholders shall not have any responsibility or liability for any action or failure tact by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 8.13.     Suits for Enforcement.


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         In case a Master Servicer Event of Termination or other default by the
Master Servicer othe Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Certificate Insurer or of the Majority Certificateholders (with the consent of the Certificate Insurer so long as a Certificate Insurer Default shall not have occurred and be continuing), or may, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

         Section 8.14.     Waiver of Bond Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

         Section 8.15.     Waiver of Inventory, Accounting and Appraisal
                           Requirement.

         The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.



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                                   ARTICLE IX

                              REMIC ADMINISTRATION

         Section 9.01.     REMIC Administration.

         (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each Trust REMIC shall be as designated in the Preliminary Statement.

         (b) The Closing Date is hereby designated as the "Startup Day" of each Trust REMIC within the meaning of section 860G(a)(9) of the Code.

         (c) The Master Servicer shall pay any and all tax related expenses (not including taxes) of each Trust REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

         (d) The Trustee shall prepare, sign and file, all of each Trust REMICs' Tax Returns as the direct representative each Trust REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee.

         (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each Trust REMIC and shall act as Tax Matters Person for each Trust REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such Trust REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

         (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause each Trust REMIC to take any action necessary to create or maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any Trust REMIC created hereunder to take any action or fail


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to take (or fail to cause to be taken) any action that, under the REMIC
Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such Trust REMIC as a REMIC or (ii) result in the imposition of a tax upon such Trust REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any Trust REMIC created hereunder or the assets therein, or causing such Trust REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and no such Person shall take any such action or cause any Trust REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

         (g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each Trust REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining Trust REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the Trust REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related Trust REMIC.

         (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC created hereunder on a calendar year and on an accrual basis.

         (i) No additional contributions of assets shall be made to any Trust REMIC created hereunder, except as expressly provided in this Agreement with respect to Qualified Substitute Loans.

         (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any Trust REMIC created hereunder will receive a fee or other compensation for services.

         (k) On or before April 15 of each calendar year beginning in 2002, the Master Servicer shall deliver to the Trustee and each Rating Agency an Officers' Certificate stating the Master Servicer's compliance with the provisions of this
Section 9.01.

         (l) The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities.

         Section 9.02.     Prohibited Transactions and Activities.

         Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Loans, except in a disposition pursuant to (i) the foreclosure of a Loan, (ii) the


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bankruptcy of the Trust Fund, (iii) the termination of any Trust REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Loans pursuant to Article II of this Agreement, nor acquire any assets for any Trust REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any Trust REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any Trust REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

         Section 9.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

         In the event that any Trust REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Trustee and the Trust Fund against any and all losses, claims, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special, consequential or punitive damages to Certificateholders (in addition to payment of principal and interest on the Certificates).




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                                    ARTICLE X

                                   TERMINATION

         Section 10.01.             Termination.

         (a) The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Loan in the Trust, (iii) the optional purchase by the Master Servicer of the Loans as described below and
(iv) the Distribution Date in August 2031. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

         The Terminator may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Loans on such date is equal to or less than 10% of the sum of the Group I Maximum Collateral Amount and the Group II Maximum Collateral Amount, by purchasing, on the next succeeding Distribution Date, all of the outstanding Loans and REO Properties at a price (the "Termination Price") equal to the greater of (A) the aggregate Purchase Price of all the Loans included in the Trust Fund, plus the appraised value of each REO Property, if any, included in the Trust Fund, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of the Trust Fund, in either such case plus the amount of any unreimbursed Advances and Servicing Advances made by the Master Servicer. Nthe foregoing, if the Terminator is the Master Servicer , such Terminator shall have the right to exercise such purchase only if either (x) the Certificate Insurer shall have consented in writing to such purchase or (y) as a result of such purchase, no draws under the Policy will occur, no unreimbursed Cumulative Insurance Payments will be unpaid to the Certificate Insurer and no other amounts owed to the Certificate Insurer under the Insurance Agreement will be unpaid to the Certificate I

         The Master Servicer may exercise the termination option pursuant to the preceding paragraph, and if the Master Servicer does not exercise such option, the Certificate Insurer may exercise such option (the party exercising such termination option, the "Terminator"). In connection with any such purchase by a Terminator pursuant to the preceding paragraph, the Master Servicer shall remit to the Trustee, and the Trustee shall deposit in the Distribution Account, all amounts then on deposit in the Collection Account (other than any amounts that may be withdrawn therefrom by the Master Servicer for application anywhere other than the Distribution Account), which deposit shall be deemed to have occurred immediately preceding such purchase.



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         Any such purchase by the Terminator shall be accomplished by remittance by the Terminator to the Trustee for deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

         (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Terminator, by letter to the Certificate Insurer, the Master Servicer and the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

         (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Class R Certificates, the Holders of the Class R Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the related Class of Class C Certificates.

         (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholder for payment.

         Section 10.02.             Additional Termination Requirements.

         (a) In the event that the Master Servicer exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in
Section 860F of the Code


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or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash pursuant to the terms of the plan of complete liquidation.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         Section 11.01.             Amendment.

         This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, and without the consent of the Certificateholders, but only with the prior written consent of the Certificate
Insurer: (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

         In addition, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates ia manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

         Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof. In addition, prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an opinion of counsel stating that the execution of such amendment otherwise is authorized and permitted by this Agreement.

         Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event


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at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the Certificate Insurer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

         Section 11.02.             Recordation of Agreement; Counterparts.

         To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

         Section 11.03.             Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason oany action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee and the Certificate Insurer


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a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Certificate Insurer shall have given its written consent (not to be unreasonably withheld), and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Hof Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this
Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04.             Governing Law; Jurisdiction.

         This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

         Section 11.05.             Notices.

         All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Master Servicer, New South Federal Savings Bank, 1900 Crestwood Boulevard, Birmingham, Alabama 35210, telecopy number (205) 951-4085,
Attention: Roger Murphree, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer and the Trustee in writing by the Master Servicer, (b) in the case of the Trustee, The Bank of New York, 101 Barclay Street, 12-E, New York, New York 10286, Attention: New South Home Equity Trust 2001-1, telecopy number (212) 815-4133, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Certificate Insurer and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Financial Asset Securities Corporation, 600 Steamboat Road, Greenwich, Connecticut 06830, telecopy number (203) 618-2132, Attention:
Legal, or such other address or telecopy number


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as may be furnished to the Master Servicer, the Certificate Insurer and the
Trustee in writing by the Depositor and (d) in the case of the Certificate Insurer, Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: Consumer Asset-Backed Securities Group or such other address as may be hereafter furnished to the Depositor, the Trustee and the Master Servicer in writing by the Certificate Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Has shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

         Section 11.06.             Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof or the rights of the Certificate Insurer.

         Section 11.07.             Article and Section References.

         All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

         Section 11.08.             Notice to the Rating Agencies and the
                                    Certificate Insurer.

         (a) Each of the Trustee and the Master Servicer shall promptly provide notice to the Rating Agencies and the Certificate insurer with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                  (i) any material change or amendment to this Agreement;

                  (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

                  (iii) the resignation or termination of the Master Servicer or the Trustee;

                  (iv) the final payment to Holders of the Certificates of any Class;

                  (v) any change in the location of any Account; and

                  (vi) if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

         (b) In addition, the Trustee shall promptly make available to each Rating Agency ato the Certificate Insurer copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency and to the Certificate Insurer copies of the following:

                  (i) each annual statement as to compliance described in
                  Section 3.20 hereof;

                  (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

                  (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

         Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/New South Home Equity Trust 2001-1 and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, NY 10041, Attention: Residential Mortgage Surveillance Group.

         Section 11.09.             Further Assurances.

         Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

         Section 11.10.             Benefits of Agreement.

         Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

         Section 11.11     Acts of Certificateholders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

         (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

         Section 11.12      No Petition.

         The Depositor, Master Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.

         Section 11.13      Rights of the Certificate Insurer.

         (a) The Certificate Insurer is an express third-party beneficiary of this Agreement.

         (b) On each Distribution Date the Trustee shall forward to the Certificate Insurer a copy of the reports furnished to the Certificateholders on such Distribution Date.

         (c) The Trustee shall provide to the Certificate Insurer copies of any report, notice, Opinion of Counsel, Officers' Certificate, request for consent or request for amendment to any document related hereto promptly upon the Trustee's production or receipt thereof.

         (d) Unless a Certificate Insurer Default exists, the Trustee, the Master Servicer and the Depositor shall not agree to any amendment to this Agreement without first having obtained the prior written consent of the Certificate Insurer.

         (e) So long as there does not exist a failure by the Certificate Insurer to make a required payment under the Policy, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Class A Certificates under this Agreement without any consent of such Holders, and such Holders may exercise such rights only with the prior written consent of the Certificate Insurer, except as provided herein.

         (f) The Certificate Insurer shall not be entitled to exercise any of its rights hereunder (including its rights to grant or withhold consent) so long as there exists a failure by the Certificate Insurer to make a required payment under the Policy.

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                         FINANCIAL ASSET SECURITIES
                                         CORPORATION,
                                           as Depositor


                                         By:      /s/ Frank Skibo
                                            -----------------------------------
                                         Name:    Frank Skibo
                                         Title:   Senior Vice President


                                         NEW SOUTH FEDERAL SAVINGS BANK,
                                           as Master Servicer

                                         By:      /s/Roger D. Murphree
                                            -----------------------------------
                                         Name:    Roger D. Murphree
                                         Title:   Executive Vice President


                                         THE BANK OF NEW YORK,
                                           as Trustee

                                         By:      /s/ Patricia O'Neill-Manella
                                            -----------------------------------
                                         Name:    Patricia O'Neill-Manella
                                         Title:   Assistant Treasurer

STATE OF           )
                   ) ss.:
COUNTY OF          )


         On the ___th day of March 2001 before me, a notary public in and for said State, personally appeared _______________ known to me to be a ______________ of Financial Asset Securities Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                   ___________________________________________
                                                  Notary Public

STATE OF            )
                    ) ss.:
COUNTY OF           )

         On the ___th day of March 2001 before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of New South Federal Savings Bank, a federal savings bank that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                   ___________________________________________
                                                  Notary Public

STATE OF            )
                    ) ss.:
COUNTY OF           )

         On the ___th day of March 2001 before me, a notary public in and for said State, personally appeared __________________, known to me to be an _____________________ of The Bank of New York, a __________ that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                   ___________________________________________
                                                  Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                        :      1

Cut-off Date                           :      March 1, 2001

First Distribution Date                :      April 25, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $231,101,000

Original Class Certificate
Principal Balance of this Class        :      $231,101,000

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      6.179%

CUSIP                                  :      64880M AQ 5

Class                                  :      A-1

Assumed Maturity Date                  :      July 2031



                                      A-1-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                    Class A-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the Denomination of this Class A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-1-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                                NEW SOUTH HOME EQUITY TRUST 2001-1

                                By:  THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                                By
                                  ----------------------------------------------

This is one of the Class A-1 Certificates referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-1-3

                       [Reverse of Class A-1 Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.



                                      A-1-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-1-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                            A-1-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                      A-1-7

                                   EXHIBIT A-2

                         FORM OF CLASS S-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED ROF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF C& CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DT ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BOR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                        :      1

Cut-off Date                           :      March 1, 2001

First Distribution Date                :      April 25, 2001

Initial Notional Amount of this
Certificate ("Denomination")           :      $23,110,000

Original Notional Amount of
this Class                             :      $23,110,000

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      5.490%

CUSIP                                  :      64880M AS 1

Class                                  :      S-1

Assumed Maturity Date                  :      March 2003



                                      A-2-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                    Class S-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class S-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class S-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S-1 Certificate (obtained by dividing the Denomination of this Class S-1 Cby the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class S-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class S-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class S-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class S-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-2-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                                 NEW SOUTH HOME EQUITY TRUST 2001-1

                                 By: THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee



                                   ---------------------------------------------

This is one of the Class S-1 Certificates referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-2-3

                       [Reverse of Class S-1 Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.



                                      A-2-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-2-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                            A-2-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED ROF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF C& CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DT ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BOR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                        :      1

Cut-off Date                           :      March 1, 2001

First Distribution Date                :      April 25, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $23,025,000

Original Class Certificate
Principal Balance of this Class        :      $23,025,000

Percentage Interest                    :      100.00%

Pass-Through Rate                      :      6.491%

CUSIP                                  :      64880M AR 3

Class                                  :      A-2

Assumed Maturity Date                  :      April 2031



                                      A-3-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                    Class A-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the Denomination of this Class A-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-3-2

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:    THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class A-2 Certificates referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-3-3

                       [Reverse of Class A-2 Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.



                                      A-3-4

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-3-5

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                      A-3-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-3-7

                                   EXHIBIT A-4

                         FORM OF CLASS C-1 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



Certificate No.                        :      1

Cut-off Date                           :      March 1, 2001

First Distribution Date                :      April 25, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $

Original Class Certificate
Principal Balance of this Class        :      $

Percentage Interest                    :      100.00%

Class                                  :      C-1





                                      A-4-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                    Class C-1

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Class C-1 Certificate (obtained by dividing the Denomination of this Class C-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                      A-4-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Reference is hereby made to the further provisions of this Class C-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-4-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                              NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:    THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class C-1 Certificates referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-4-4

                       [Reverse of Class C-1 Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied


                                      A-4-5
by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-4-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                      A-4-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-4-8

                                   EXHIBIT A-5

                         FORM OF CLASS C-2 CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.



Certificate No.                        :      1

Cut-off Date                           :      March 1, 2001

First Distribution Date                :      April 25, 2001

Initial Certificate Principal
Balance of this Certificate
("Denomination")                       :      $

Original Class Certificate
Principal Balance of this Class        :      $

Percentage Interest                    :      100.00%

Class                                  :      C-2





                                      A-5-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                    Class C-2

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

         This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Class C-2 Certificate (obtained by dividing the Denomination of this Class C-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Master Servicer or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.



                                      A-5-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(c) of the Agreement.

         Reference is hereby made to the further provisions of this Class C-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class C-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.




                                      A-5-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                              NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:    THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class C-2 Certificates referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-5-4

                       [Reverse of Class C-2 Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied


                                      A-5-5
by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-5-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                      A-5-6

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-5-8

                                   EXHIBIT A-6

                          FORM OF CLASS R CERTIFICATES

THIS CLASS R CERTIFICATE EVIDENCES THE CLASS R-1 INTEREST CREATED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                         :    1

Cut-off Date                            :     March 1, 2001

First Distribution Date                 :    April 25, 2001

Percentage Interest in the
Class R-1 Interest                      :    100.00%

Class                                   :    R





                                      A-6-1

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class in respect of the above-referenced Class R Interest with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R Certificate in the Class R-1 Interest in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer sand does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                      A-6-2

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person hor acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class R Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.




                                      A-6-3

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                              NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:    THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                      A-6-4

                        [Reverse of Class R Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied


                                      A-6-5
by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and relating to the same Class R Interest in authorized denominations and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                      A-6-6

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                      A-6-7

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                      A-6-8

                          FORM OF CLASS R CERTIFICATES

THIS CLASS R CERTIFICATE EVIDENCES THE CLASS R-2 INTEREST CREATED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                         :    1

Cut-off Date                            :     March 1, 2001

First Distribution Date                 :    April 25, 2001

Percentage Interest in the
Class R-2 Interest                      :    100.00%

Class                                   :    R





                                      A-6-9

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class in respect of the above-referenced Class R Interest with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R Certificate in the Class R-2 Interest in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer sand does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                     A-6-10

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person hor acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class R Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.




                                     A-6-11

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                              NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:   THE BANK OF NEW YORK, not in its
                                    individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                     A-6-12

                        [Reverse of Class R Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied


                                     A-6-13
by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and relating to the same Class R Interest in authorized denominations and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-6-14

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                     A-6-15

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.


                                     A-6-16

                          FORM OF CLASS R CERTIFICATES

THIS CLASS R CERTIFICATE EVIDENCES THE CLASS R-3 INTEREST CREATED IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.


Certificate No.                         :    1

Cut-off Date                            :    March 1, 2001

First Distribution Date                 :    April 25, 2001

Percentage Interest in the
Class R-3 Interest                      :    100.00%

Class                                   :    R





                                     A-6-17

                       New South Home Equity Trust 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1
                                     Class R

         evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class in respect of the above-referenced Class R Interest with respect to the Trust consisting primarily of fixed rate loans secured by first and second liens on residential one- to four-family properties and security interests in manufactured homes (the "Loans")

              FINANCIAL ASSET SECURITIES CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

         This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Class R Certificate in the Class R-3 Interest in certain monthly distributions with respect to a Trust consisting primarily of the Loans deposited by Financial Asset Securities Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Agreement") among the Depositor, New South Federal Savings Bank, as master servicer (the "Master Servicer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class R Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class R Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer sand does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.


                                     A-6-18

         No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02 of the Agreement.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person hor acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

         Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class R Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.




                                     A-6-19

         IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: March __, 2001

                              NEW SOUTH HOME EQUITY TRUST 2001-1

                              By:    THE BANK OF NEW YORK, not in its
                                     individual capacity, but solely as Trustee


                              By
                                ------------------------------------------------

This is one of the Class R Certificates
referenced in the within-mentioned Agreement


By
  ---------------------------------------------------
         Authorized Signatory of
         The Bank of New York, as Trustee




                                     A-6-20

                        [Reverse of Class R Certificate]

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                           Asset-Backed Certificates,
                                  Series 2001-1

         This Certificate is one of a duly authorized issue of Certificates designated as New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, then the Business Day immediately following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but only with the prior written consent of the Certificate Insurer.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied


                                     A-6-21
by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class and relating to the same Class R Interest in authorized denominations and evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Trustee and the Certificate Insurer and any aof the Depositor, the Master Servicer, the Trustee or the Certificate Insurer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Insurer nor any such agent shall be affected by any notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate in accordance with Section 10.01 of the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.




                                     A-6-22

                                   ASSIGNMENT
                                   ----------

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
                   (Please print or typewrite name and address
                     including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
      ---------------------

                                           _____________________________________
                                           Signature by or on behalf of assignor



                                     A-6-23

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of ____________________________________________________________,
account number _____________________________, or, if mailed by check, to _______
_______________________________________________________________________________.
Applicable statements should be mailed to ______________________________________
________________________________________________________________________________

         This information is provided by ______________________________________, the assignee named above, or __________________________________________________,
as its agent.



                                     A-6-24

                                    EXHIBIT B

                            [AVAILABLE UPON REQUEST]

                                    EXHIBIT C

                         FORM OF LOAN PURCHASE AGREEMENT

                         NEW SOUTH FEDERAL SAVINGS BANK

                                    as Seller


                                       and


                     FINANCIAL ASSET SECURITIES CORPORATION,

                                  as Purchaser





                             LOAN PURCHASE AGREEMENT

                           Dated as of March 26, 2001



                       New South Home Equity Trust 2001-1

                    Asset-Backed Certificates, Series 2001-1


                                Table of Contents

                                                                                                               Page
                                                                                                               ----


                                                    ARTICLE I.

                                                   DEFINITIONS

         Section 1.01      Definitions............................................................................1
                           -----------

                                                    ARTICLE II.

                                     SALE OF LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01      Sale of the Loans......................................................................2
                           -----------------
         Section 2.02      Obligations of the Seller Upon Sale....................................................2
                           -----------------------------------
         Section 2.03      Payment of Purchase Price for the Loans................................................4
                           ---------------------------------------

                                                   ARTICLE III.

                                REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01      Seller Representations and Warranties Relating to the Loans............................4
                           -----------------------------------------------------------
         Section 3.02      Representations and Warranties Relating to the Seller.................................11
                           -----------------------------------------------------
         Section 3.03      Remedies for Breach of Representations and Warranties.................................13
                           -----------------------------------------------------

                                                    ARTICLE IV.

                                              THE SELLER'S COVENANTS

         Section 4.01      Covenants of The Seller...............................................................14
                           -----------------------

                                                    ARTICLE V.

                                     INDEMNIFICATION WITH RESPECT TO THE LOANS

         Section 5.01      Indemnification.......................................................................15
                           ---------------

                                                    ARTICLE VI.

                                                    TERMINATION

         Section 6.01      Termination...........................................................................17
                           -----------


                                                         i





                                                   ARTICLE VII.

                                             MISCELLANEOUS PROVISIONS

         Section 7.01      Amendment.............................................................................17
                           ---------
         Section 7.02      Governing Law.........................................................................18
                           -------------
         Section 7.03      Notices...............................................................................18
                           -------
         Section 7.04      Severability of Provisions............................................................18
                           --------------------------
         Section 7.05      Counterparts..........................................................................18
                           ------------
         Section 7.06      Further Agreements....................................................................18
                           ------------------
         Section 7.07      Intention of the Parties..............................................................18
                           ------------------------
         Section 7.08      Successors and Assigns; Assignment of Purchase Agreement..............................19
                           --------------------------------------------------------
         Section 7.09      Survival..............................................................................19
                           --------
         Section 7.10      Third-Party Beneficiaries.............................................................19
                           -------------------------

Schedule I        Loans.....................................................I-1

Exhibit A         Underwriting Guidelines

                  This LOAN PURCHASE AGREEMENT, dated as of March 26, 2001 (the "Agreement"), between New South Federal Savings Bank (the "Seller") and Financial Asset Securities Corporation (the "Purchaser")

                              W I T N E S S E T H

                  WHEREAS, the Seller is the owner of (a) the notes or other evidence of indebtedness (the "Debt Instruments") and (b) the other documents or instruments which make up the Loan Files constituting each mortgage loan (each, a "Mortgage Loan") and each manufactured home loan (each, a "Manufactured Home Loan" and, together with the Mortgage Loans, the "Loans") identified on Schedule I hereto (the "Loan Schedule"); and

                  WHEREAS, the Seller, as of the date hereof, (a) with respect to the Mortgage Loans, owns the mortgages (the "Mortgages") on the properties (the "Mortgaged Properties") securing such Mortgage Loans and (b) with respect to the Manufactured Home Loans, the lender's interest under the applicable Manufactured Home Contract and any other applicable security instruments on the properties (the "Manufactured Homes" and, together with the Mortgaged Properties, the "Properties") securing such Manufactured Home Loans, in each case including (i) any property acquired by foreclosure or deed in lieu of foreclosure or repossession or otherwise and (ii) the proceeds of any insurance policies covering the Loans or the Properties or the obligors on the Loans; and

                  WHEREAS, the parties hereto desire that the Seller sell the Loans to the Purchaser pursuant to the terms of this Agreement; and

                  WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of March 1, 2001 (the "Pooling and Servicing Agreement") among the Purchaser as depositor, the Seller as master servicer and The Bank of New York as trustee (the "Trustee"), the Purchaser will convey the Loans to the Trustee in trust for the benefit of the Holders of the Certificates created pursuant to the Pooling and Servicing Agreement and the Certificate Insurer named therein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         Section 1.01 DEFINITIONS. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                   ARTICLE II.

                    SALE OF LOANS; PAYMENT OF PURCHASE PRICE

         Section 2.01 SALE OF THE LOANS. The Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, (i) all of its right, title and interest in and to each Loan, including all of its right, title and interest under the related Debt Instrument and including the related Cut-off Date Principal Balance and all collections in respect of interest and principal received after the Cut-off Date; (ii) its interest in property which secured each such Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or repossession or otherwise; (iii) its interest in any insurance policies in respect of the Loans and (iv) all proceeds of any of the foregoing.

         Section 2.02 OBLIGATIONS OF THE SELLER UPON SALE. In connection with any transfer pursuant to Section 2.01 hereof, the Seller further agrees, at its own expense on or prior to the Closing Date, (a) to cause the books and records of the Seller to indicate that the Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Loans specifying for each such Loan, as of the Cut-off Date, (i) its account number, (ii) the Cut-off Date Principal Balance and (iii) such other fields of information as are required to be contained in the Loan Schedule pursuant to the Pooling and Servicing Agreement. Such file, which forms Exhibit D to the Pooling and Servicing Agreement, shall also be marked as Schedule I to this Agreement and is hereby incorporated into and made a part of this Agreement.

                  In connection with any conveyance by the Seller, the Seller shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as designee of the Purchaser, on or before the Closing Date, the documents or instruments identified in Section 2.01(I)(i) through (vi) and Section 2.01(II)(i) through (vi) of the Pooling and Servicing Agreement that are required to be delivered by the Purchaser to the Trustee pursuant to Section
2.01 of the Pooling and Servicing Agreement.

         If any of the documents referred to in Section 2.01(I)(ii), (iii) or
(iv) of the Pooling and Servicing Agreement has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, or attorney's title opinion and abstract, was not delivered pursuant to
Section 2.01(I)(v) of the Pooling and Servicing Agreement, then (A) if the related Mortgage Loan is a second lien Mortgage Loan with a principal balance at origination of less than $50,000 secured by a Mortgaged Property not located in the State of Illinois, the Seller shall have no obligation to deliver any such original lender's title insurance policy, or a certified copy thereof, or attorney's title opinion and abstract with respect to such Mortgage Loan or (B) if the related Mortgage Loan is any other Mortgage Loan, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof.

         The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Loan File received with respect to any Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Loan.

         Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Loan File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Loan at the time, at the price and in the manner set forth in Section 2.03 of the Pooling and Servicing Agreement.

         The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

         The parties hereto intend that the transaction set forth herein be a sale by the Seller to the Purchaser of all the Seller's right, title and interest in and to the Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Seller hereby grants to the Purchaser a security interest in all of the Seller's right, title and interest in, to and under the Loans and other property described above, whether now existing or hereafter created, to secure all of the Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

         The Seller shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(I)(iii) of the Pooling and Servicing Agreement and, to the extent necessary, in Section 2.01(I)(iv) of the Pooling and Servicing Agreement to be recorded. The Seller shall be required to deliver such assignments for recording within 60 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller at its own expense shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date, the Trustee, at the expense of the Seller, shall cause to be completed such endorsements "Pay to the order of The Bank of New York, as Trustee, without recourse."

         Notwithstanding the provisions of the preceding paragraph, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments shall not be required to be completed and submitted for recording with respect to any Mortgage Loan if the

Trustee, the Certificate Insurer and each Rating Agency has received an opinion of counsel, reasonably satisfactory to the Trustee, the Certificate Insurer and each Rating Agency, to the effect that the recordation of such Assignments in any specific jurisdiction is not necessary to protect the Trust's interest in the related Mortgage Note; provided further, however, notwithstanding the delivery of any opinion of counsel, each Assignment shall be submitted or caused to be submitted for recording by the Seller, in the manner described above, at no expense to the Trust Fund or the Trustee, upon the earliest to occur of: (i) the occurrence of a Master Servicer Event of Termination under the Pooling and Servicing Agreement, (ii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Seller, (iii) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement and (iv) if the Seller is not the Master Servicer and with respect to any one Assignment, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Borrower under the related Mortgage Loan.

         Section 2.03      Payment of Purchase Price for the Loans.
                           ---------------------------------------

                  In consideration of the sale of the Loans from the Seller to the Purchaser on the Closing Date, the Purchaser agrees to pay to the Seller on the Closing Date (the "Purchase Price") by transfer of (i) immediately available funds in an amount equal to the net sale proceeds of the Class A-1 Certificates, the Class A-2 Certificates and the Class S-1 Certificates (the "Publicly Offered Certificates") and (ii) the Class C-1 Certificates, the Class C-2 Certificates and the Class R Certificates (collectively the "New South Certificates") which New South Certificates shall be registered in the name of New South Federal Savings Bank or its designee. The Seller shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the Prospectus and Prospectus Supplement relating to the Publicly Offered Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser's counsel, fees of the rating agencies requested to rate the Publicly Offered Certificates, accountant's fees and expenses, the fees and expenses of the Trustee (other than such fees and expenses as are provided to be paid on an ongoing basis from cashflow pursuant to the Pooling and Servicing Agreement), the fees and expenses of the Certificate Insurer named in the Pooling and Servicing Agreement (other than such fees and expenses as are provided to be paid on an ongoing basis from cashflow pursuant to the Pooling and Servicing Agreement) and other out-of-pocket costs, if any.

                                  ARTICLE III.

               REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

         Section 3.01      Seller Representations and Warranties Relating to the
                           -----------------------------------------------------
                           Loans.
                           ------

                  The Seller and the Purchaser understand, acknowledge and agree that, the representations and warranties set forth in this Section 3.01 are made as of the Closing Date.

                  The Seller hereby represents and warrants with respect to each of the Loans to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

                  (a) the information with respect to each Loan set forth in the Loan Schedule is complete, true and correct as of the Cut-Off-Date;

                  (b) all of the original or certified documentation required to be delivered by the Seller on the Closing Date or as otherwise provided herein has or will be so delivered as provided. The Loan File contains each of the documents and instruments specified to be included therein duly executed and in due and proper form, and each such document or instrument is in a form generally acceptable to prudent loan lenders that regularly originate or purchase loans comparable to the Loans for sale to prudent investors in the secondary market that invest in mortgage loans or manufactured housing contracts such as the Loans;

                  (c) (i) with respect to the Mortgage Loans, each Mortgaged Property consists of a single parcel of residential real property, separately assessed for tax purposes, owned by the related Borrower in fee simple absolute and is improved by a one-to-four-family residential dwelling, and (ii) with respect to the Manufactured Home Loans, each Manufactured Home consists of personal property encumbered by a lien or security interest created pursuant to a Manufactured Home Contract but excluding any such property whereby the related encumbrance was created pursuant to a mortgage;

                  (d)  each Loan is being serviced by the Seller;

                  (e) the Debt Instrument related to each of the Loans bears a fixed Loan Rate (or provided for a onetime step up from the initial fixed Loan Rate to a higher fixed Loan Rate, which onetime step up occurred on or prior to the Due Date that occurred in the month preceding the paid- to date for such
Loan).

                  (f) (i) each Mortgage is a valid and subsisting first or second lien of record on a single parcel of real estate constituting the Mortgaged Property, subject in all cases to the exceptions to title set forth in the title insurance policy, with respect to the related Loan, which exceptions are generally acceptable to mortgage lending companies, and such other exceptions to which similar properties are commonly subject and which do not individually, or in the aggregate, materially and adversely affect the benefits of the security intended to be provided by such Mortgage, and (ii) each Manufactured Home Loan is secured by a security instrument creating a security interest in the related Manufactured Home which conforms to the representation and warranty set forth in clause (uu) below;

                  (g) except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the transfer and assignment herein contemplated the Seller held good and marketable title to, and was the sole owner of, each Loan, subject to no liens (except, in the case of any second lien Loan, the lien that relates to a senior lien loan secured by the related Property), charges, mortgages, encumbrances or rights of others; and immediately upon the transfer and assignment by the Purchaser to the Trustee as contemplated by the Pooling and Servicing Agreement, the Trust will hold good and marketable title to, and be the sole owner of, each Loan, subject to no liens (except, in the case of any second lien Loan, the lien that relates to a senior lien loan secured by the related Property), charges, mortgages, encumbrances or rights of others;

                  (h) as of the Cut-Off Date, no more than 2.00% of the Loans by aggregate Cut-off Date Principal Balance had a Monthly Payment due during the month of January 2001 which was not made by the close of business on the Cut-off Date; and no Loans had a Monthly Payment due during the month of December 2000 which was not made by the close of business on the Cut-off Date;

                  (i) to the best of the Seller's knowledge, there is no delinquent tax or assessment lien on any Property, and each Property is free of material damage and is in good repair;

                  (j) the Loan is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Loan, or the exercise of any right thereunder, render the Loan unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                  (k) to the best of the Seller's knowledge, there is no mechanic's lien or claim for work, labor or material affecting any Property which is or may be a lien prior to, or equal to or on a parity with, the lien of the Mortgage (in the case of each Mortgage Loan) or Manufactured Home Contract or other security instrument (in the case of each Manufactured Home Loan), except, in the case of a Mortgage Loan, those which are insured against by the title insurance policy referred to in clause (m) below;

                  (l) each Loan complies, at the time it was made complied and at all times has complied in all material respects with applicable local, state and federal laws and regulations, including, without limitation, usury, truth-in-lending, real estate settlement procedure, consumer credit protection, equal credit opportunity, disclosure and recording laws and the Seller has and shall maintain in its possession available for inspection and shall deliver upon demand, evidence of compliance with all such requirements; and, to the Seller's knowledge, no fraud or misrepresentation was committed by any person or entity in connection with the origination of each Loan;

                  (m) with respect to each Mortgage Loan other than any second lien Mortgage Loans with a principal balance at origination of less than $50,000 secured by a Mortgaged Property not located in the State of Illinois, a written commitment for a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in a particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original Principal Balance of such Loan insuring the mortgagee's interest under the related Loan as the holder of a valid first lien (or in the case of second lien Loans, a valid second lien) of record on the real property described in the Mortgage subject only to exceptions of the character referred to in paragraph (g) above (or, in appropriate jurisdictions an attorney's opinion of title and abstract of title concluding that the mortgagee's interest under the related Loan is that of holder of a valid first lien (or in the case of second lien Loans, a valid second lien) of record on the real property described in the Mortgage subject only to exceptions of the character referred to in paragraph (g) above) was effective on the date of the origination of such Loan, and, as of the Closing Date, such commitment will be valid and thereafter the policy issued pursuant to such commitment shall continue in full force and effect. The

Seller is the sole named insured of such mortgage title insurance policy and the assignment to the Trust of the Seller's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust upon the consummation of the transactions contemplated by this Agreement and the Pooling and Servicing Agreement. To the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

                  (n) with respect to each Mortgage Loan, the improvements upon each Property, and with respect to each Manufactured Home Loan, the Property itself, are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage representing coverage not less than the least of (1) the outstanding principal balance of the related Loan, (2) the minimum amount required to compensate for damage or loss on a replacement cost basis or (3) the full insurable value of the Property. All individual insurance policies (collectively, the "Hazard Insurance Policy") are the valid and binding obligation of the insurer and contain a standard mortgagee clause naming the Seller, its successors and assigns, as mortgagee. All premiums thereon have been paid. The Loan obligated the Borrower thereunder to maintain all such insurance at the Borrower's cost and expense, and upon the Borrower's failure to do so, authorizes the holder of the Loan to obtain and maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from the Borrower;

                  (o) if any Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with respect to such Property with a generally acceptable carrier in an amount representing coverage not less than the least of (A) the outstanding principal balance of the related Loan, (B) the minimum amount required to compensate for damage or loss on a replacement cost basis or (C) the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended. The terms of the Mortgage or Manufactured Home Contract, as applicable, obligated the Borrower thereunder to maintain all such insurance at the Borrower's cost and expense, and upon the Borrower's failure to do so, authorizes the holder of the Mortgage or Manufactured Home Contract, as applicable, to obtain and maintain such insurance at the Borrower's cost and expense and to seek reimbursement therefor from the Borrower;

                  (p) each Mortgage, each Manufactured Home Contract and each Debt Instrument is genuine and is the legal, valid and binding obligation of the related Borrower and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Loan had full legal capacity to execute all Loan documents and convey the estate therein purported to be conveyed and each Mortgage, each Manufactured Home Contract and each Debt Instrument has been duly and properly executed by such parties; the Borrower is a natural person who is a party to the related Mortgage or Manufactured Home Contract, as applicable, and to the related Debt Instrument, in each such case in an individual capacity and not in the capacity of a trustee or otherwise;

                  (q) No Loan has a Prepayment Charge term longer than five years after its origination;

                  (r) No proceeds from any Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (s)      [reserved];

                  (t) the terms of the Debt Instrument and of the Mortgage or Manufactured Home Contract, as applicable, have not been impaired, altered or modified in any material respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the interest of the Certificateholders and which has been or will be delivered to the Trustee or the Custodian. The substance of any such alteration or modification is reflected on the Loan Schedule;

                  (u) no instrument or release or waiver has been executed in connection with the Loan, and no Borrower has been released, in whole or in part, from its obligations under any Loan;

                  (v) to the best of the Seller's knowledge, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

                  (w) except for payments in the nature of escrow payments, including without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Borrower, directly or indirectly, for the payment of any amount required by the Loan, except for interest accruing from the date of the Debt Instrument or date of disbursement of the Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                  (x) to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Property, nor is such a proceeding currently occurring. To the best of the Seller's knowledge, no Property is damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Property as security for the Loan or the use for which the premises were intended;

                  (y) in the case of each Mortgage Loan, all the improvements which were included for the purpose of determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of such Property, and no improvements on adjoining properties encroach upon the Property;

                  (z) in the case of each Mortgage Loan, no improvement located on or being part of the Property is in violation of any applicable zoning law or regulation; in the case of each Manufactured Home Loan, neither the Property nor any part thereof is in violation of any applicable zoning law or regulation; all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Property is lawfully occupied under applicable law;

                  (aa) the proceeds of the Loan have been fully disbursed, and there is no obligation on the part of the mortgagee or any person to make, or option on the part of the Borrower to request, future advances thereunder. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been satisfied. All costs, fees and expenses incurred in making or closing or recording the Loans were paid;

                  (bb) the related Debt Instrument is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage or Manufactured Home Contract;

                  (cc)   no Loan was originated under a buydown plan;

                  (dd) there is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Borrower;

                  (ee) with respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Certificateholders or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Borrower;

                  (ff) no Loan has a shared appreciation feature, or other contingent interest feature;

                  (gg) to the best of the Seller's knowledge, all parties which have had any interest in the Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Property is located, and
(2)(A) organized under the laws of such state, or (B) qualified to do business in such state or exempt from such qualifications or requirements, or (C) federal savings and loans associations or national banks having principal offices in such state or (D) not doing business in such state so as to require qualification or licensing;

                  (hh) the Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Property is sold without the prior consent of the lender thereunder;

                  (ii) to the best of the Seller's knowledge, no Borrower is a debtor in any state or federal insolvency or bankruptcy proceeding;

                  (jj) the related Mortgage or Manufactured Home Contract, as applicable, contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. There is no homestead or other exemption available to the Borrower which would materially interfere with the right to sell the Property at a trustee's sale or the right to foreclose upon the related Mortgage or Manufactured Home Contract, as applicable;

                  (kk) other than delinquent Loans set forth in clause (h) above, there is no default, breach, violation or event of acceleration existing under related Debt Instrument or under the related Mortgage or Manufactured Home Contract, as applicable, and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; and neither the Seller nor the Seller has waived any default, breach, violation or event of acceleration;

                  (ll) No Loan is subject to the Home Ownership and Equity Protection Act of 1994 ("HOEPA") and no Loan is in violation of any state law or ordinance similar to HOEPA;

                  (mm) all of the Loans were originated and underwritten by the Seller, or purchased and re-underwritten by the Seller, in each case in accordance with the applicable Underwriting Guidelines attached hereto as Exhibit A;

                  (nn) each Loan conforms, and all such Loans in the aggregate conform, to the description thereof set forth in the Prospectus and the Prospectus Supplement;

                  (oo) the Loans were not selected by the Seller for inclusion in the Trust on any basis intended to adversely affect the Trust;

                  (pp) if required pursuant to the Underwriting Guidelines attached hereto as Exhibit A, a full appraisal on forms approved by FNMA or FHLMC was performed in connection with the origination of the related Loan. Each appraisal meets guidelines that would be generally acceptable to prudent lenders that regularly originate or purchase mortgage loans or manufactured home loans comparable to the Loan for sale to prudent investors in the secondary market that invest in loans such as the Loans;

                  (qq) as of the Cut-Off Date, no Loan had a combined Loan-To-Value Ratio in excess of 100%;

                  (rr) to the best of the Seller's knowledge, (i) no Property was, as of the Cut-Off Date, (A) located within a one-mile radius of any site containing environmental or hazardous waste risks, and (B) in violation of any environmental law or regulation; and (ii) no Property contained any environmentally hazardous material, substance or waste;

                  (ss) no Loan has a remaining term in excess of 360 months;

                  (tt) each Loan is a "qualified mortgage" within the meaning of
Section 860G(a of the Code. For this purpose, each Manufactured Home Contract is a "single family residence" within the meaning of Section 25(e)(10) of the Code and has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location; and

                  (uu) with respect to any Manufactured Home Loan, the Seller hereby represents:

                           (i) the Manufactured Home Contract relating to any
                  Manufactured Home Loan, together with any related security instrument, creates a valid, subsisting and enforceable first priority security interest in favor of such Seller in the Manufactured Home covered thereby; such security interest has been assigned by the Seller to the Purchaser, and upon the assignment by the Purchaser to the Trust, the Trust will have a valid and perfected first-priority security interest in such Manufactured Home.

                           (ii) the related Manufactured Home is personal
                  property and is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and was personal property and was not considered or classified as part of the real estate on which it was located under the laws of the jurisdiction in which it was located at the time the Manufactured Home Contract relating to the Manufactured Home Loan was executed by the parties thereto, and such Manufactured Home is, to the best of such Seller's knowledge, free of damage and in good repair; and

                           (iii) if the related Manufactured Home is located in
                  a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or, if a new or replacement title document with respect to such Manufactured Home is being applied for, such title document will be issued within 180 days and will show, such Seller as the holder of a security interest in such Manufactured Home. If the related Manufactured Home is located in a state in which the filing of a financing statement or the making of a fixture filing under the UCC is required to perfect a security interest in manufactured housing, such filings have been duly made and show the Seller as secured party. In each case, the Trust and the Trustee have the same rights as the secured party of record would have (if such secured party were still the owner of the Manufactured Home Loan) against all Persons claiming an interest in such Manufactured Home.

         Section 3.02 REPRESENTATIONS AND WARRANTIES RELATING TO THE SELLER. The Seller represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

                  (a) the Seller is a federally chartered savings bank duly organized, validly existing and in good standing under the laws of the United States of America, and has full power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Seller;

                  (b) the Seller has full power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                  (c) the Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization or registration or declaration as shall have been obtained or filed, as the case may be;

                  (d) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Seller will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any provision of the federal charter or bylaws of the Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Seller is a party or by which it may be bound;

                  (e) no suit in equity, action at law or other judicial or administrative proceeding of or before any court, tribunal or governmental body is currently pending or, to the knowledge of the Seller, threatened against the Seller or any of its properties or with respect to this Agreement or the Securities that in the opinion of the Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

                  (f) this Agreement, assuming due authorization, execution and delivery by the other party hereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                  (g) the Seller acquired title to the Loans in good faith, without notice of any adverse claim;

                  (h) the collection practices used by the Seller with respect to the Loans have been, in all material respects, legal, proper, prudent and customary in the servicing of loans of the same type as the Loans;

                  (i) no Officer's Certificate, statement, report or other document prepared by the Seller and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact;

                  (j) the Seller is solvent, is able to pay its debts as they become due and has capital sufficient to carry on its business and its obligations hereunder; it will not be rendered insolvent by the execution and delivery of this Agreement or by the performance of its obligations hereunder; no petition of bankruptcy (or similar insolvency proceeding) has been filed by or against the Seller prior to the date hereof;

                  (l) the Seller has transferred the Loans without any intent to hinder, delay or defraud any of its creditors;

                  (m) the origination practices used with respect to each Loan have been in all material respects legal, proper, prudent and customary in the mortgage origination and servicing business and in compliance with the Seller's underwriting criteria as described in the Prospectus Supplement; and

                  (n) the transfer, assignment and conveyance of the Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                  (o) the transfer of the Loans by the Seller was intended to be a sale and to be reported as such under United States generally accepted accounting principles ("GAAP") and for United States federal income tax purposes, and meets all of the requirements for such accounting and tax treatment, except for the GAAP requirement that the Loans have been legally isolated from the Seller; and

                  (p) in connection with the sale of the Loans by the Seller, the Seller (i) was solvent at all relevant times prior thereto and has not been rendered insolvent thereby, (ii) after giving effect thereto, is able to pay its debts as they mature, (iii) has not been left with unreasonably small capital for the business in which it is engaged and proposes to be engaged, (iv) had and has no intention of commencing any bankruptcy, insolvency or similar proceeding,
(v) did not and does not have any intent to hinder, delay or defraud any of the undersigned's creditors, (vi) had a valid business reason therefor and (vii) received new value and consideration therefor constituting reasonably equivalent value and adequate and fair consideration.

         Section 3.03 REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES. It is understood and agreed that the representations and warranties set forth in Subsections 3.01 and 3.02 shall survive the sale of the Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Debt Instrument or Assignment or other related document or the examination or lack of examination of any Loan File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Seller, or as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Seller shall take such action described in the following paragraphs of this Section 3.03 in respect of such Loan. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Loan in the case of a representation and warranty relating to a particular Loan), the party discovering such breach shall give prompt written notice to the other.

                  Within 90 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty made by the Seller that materially and adversely affects the value of a Loan or the Loans or the interest therein of the Purchaser, the Seller shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Seller shall, at the Purchaser's option, repurchase such Loan or Loans at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Subsection 3.02 and such breach cannot be cured within 180 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Loans shall, at the Purchaser's option, be repurchased by the Seller at the Purchase Price. The Seller may, at the request of the Purchaser and assuming the Seller has a Qualified Substitute Loan, rather than repurchase a deficient Loan as provided above, remove such Loan and substitute in its place a Qualified Substitute Loan or Loans. If the Seller does not provide a Qualified Substitute Loan or Loans, it shall repurchase the deficient Loan. Any repurchase of a Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the

Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

                  At the time of substitution or repurchase of any deficient Loan, the Purchaser and the Seller shall arrange for the reassignment of the repurchased or substituted Loan to the Seller and the delivery to the Seller of any documents held by the Trustee relating to the deficient or repurchased Loan. Upon such repurchase, the Loan Schedule shall be amended to reflect the withdrawal of the repurchased Loan from this Agreement.

                  As to any Deleted Loan for which the Seller substitutes a Qualified Substitute Loan or Loans the Seller shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Loan or Loans related documents and agreements as are required by Section 2.01 of the Pooling and Servicing Agreement, endorsed or assigned if applicable as required therein. The Seller shall remit to the Master Servicer for deposit in the Collection Account the Monthly Payment due on such Qualified Substitute Loan or Loans in the month of such substitution. Monthly Payments due with respect to Qualified Substitute Loans in the month of substitution will not be retained by the Seller. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Qualified Substitute Loan in the month of substitution, and the Seller shall be entitled to retain all amounts due on the Deleted Loan during and after the month of substitution. Upon such substitution, the Qualified Substitute Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with rto such Qualified Substitute Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Subsections 3.01 and 3.02.

                  It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive delivery of the respective Loan Files to the Trustee on behalf of the Purchaser.

                  It is understood and agreed that the obligations of the Seller set forth in this Section 3.03 to cure, repurchase and substitute for a defective Loan and the obligations of the Seller to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01 and 3.02.


                                   ARTICLE IV.

                             THE SELLER'S COVENANTS

         Section 4.01 COVENANTS OF THE SELLER. The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a "Lien") on any Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Loans, against all claims of third parties claiming through or under the Seller; p however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

                                   ARTICLE V.

                    INDEMNIFICATION WITH RESPECT TO THE LOANS

         Section 5.01      Indemnification.
                           ---------------

                  (a) The Seller will indemnify and hold harmless each of (i) Greenwich Capital Markets, Inc., UBS Warburg LLC and First Union Securities, Inc. (each, an "Underwriter"), (ii) the Purchaser and (iii) each officer and director of each Underwriter and of the Purchaser and each person who controls either Underwriter or the Purchaser within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934, as amended (the "1934 Act") ((i) through (iii) collectively, the "Indemnified Party") against any and all losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement dated March 26, 2001 (the "Prospectus Supplement"), as amended or supplemented, relating to the public offering of the Publicly Offered Certificates, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with (i) information furnished in writing to the Purchaser or any of its affiliates by the Seller specifically for use therein, which the Seller hereby agrees includes, with respect to the Prospectus Supplement, the information set forth under the captions "Summary of Terms--Loans," "Risk Factors" (but only to the extent that the information under "Risk Factors" relates to the characteristics of the Loans or relates to the Seller, whether in its capacity as Seller, Master Servicer or otherwise, or any of the Seller's affiliates), "Description of the Loans," and "New South Federal Savings Bank," (ii) information contained in the data files with respect to the Loans as transmitted electronically to the Purchaser by the Seller or any of its affiliates (as such transmitted information may have been amended in writing by the Seller or any of its affiliates and received by the Purchaser subsequent to transmission but prior to the date hereof), which the Seller hereby agrees has been furnished specifically for use therein, or (iii) any representation, warranty or covenant made by the Seller or any affiliate of the Seller in this Agreement and the Pooling and Servicing Agreement, on which the Indemnified Party has relied ((i) through (iii) collectively "Seller Information"), provided, however, that to the extent that any such losses, claims, expenses, damages or liabilities to which the Indemnified Party may become subject arise out of or are based upon both (1) statements, omissions, representations, warranties or covenants of the Seller described above and (2) any other factual basis, the Seller shall indemnify and hold harmless the Indemnified Party only to the extent that the losses, claims, expenses, damages or liabilities of the person or persons asserting the claim are determined to arise from or be based only upon matters set forth in clause (1) above. The Seller's liability under this Section 5.01 shall be in addition to any other liability the Seller may otherwise have hereunder or under the Pand Servicing Agreement.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5.01(a) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                  (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) of this
Section 5.01 is due in accordance with its terms but is for any reason held by a court to be unavailable from the indemnifying pon grounds of policy or otherwise, the indemnifying party on the one hand and the Indemnified Party on the other hand shall contribute to the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) (collectively, "Losses") to which the indemnifying party on the one hand and the Indemnified Party on the other hand may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnified Party on the other hand from the sale of the Loans; provided, however, that in no case shall the Indemnified Party be responsible for any amount in excess of the percentage of the aggregate Cut-off Date Principal

Balance of the Loans represented by the underwriting discount. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party on the one hand and the Indemnified Party on the other hand shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the indemnifying party shall be deemed to be equal to the total net proceeds from the sale (before deducting expenses) and benefits received by the Indemnified Party shall be deemed to be equal to the percentage of the aggregate Cut-off Date Principal Balance of the Loans represented by the underwriting discount. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to the information provided by the indemnifying party on the one hand or the Indemnified Party on the other hand. The indemnifying party and the Indemnified Party agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph 5.01(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.01, each person, if any, who controls the Purchaser or either Underwriter within the meaning of the Securities Act or the 1934 Act and each director, officer, employee and agent of the Purchaser or either Underwriter shall have the same rights to contribution as the Purchaser and each such Underwriter, and each person, if any, who controls the Seller within the meaning of either the Securities Act or the 1934 Act and each director of the Seller shall have the same rights to contribution as the Seller, subject in each case to the applicable terms and conditions of this paragraph 5.01(c).

                  (d) The indemnity and contribution agreements contained in this Section 5.01 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or either Underwriter or any person controlling the Purchaser or either Underwriter or by or on behalf of the Seller and their respective directors or officers or any person controlling the Seller and (iii) acceptance of and payment for any of the Certificates.


                                   ARTICLE VI.

                                   TERMINATION

         Section 6.01 TERMINATION. The respective obligations and responsibilities of the Seller and the Purchaser created hereby (other than under Article V hereof) shall terminate upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

                                  ARTICLE VII.

                            MISCELLANEOUS PROVISIONS

         Section 7.01 AMENDMENT. This Agreement may be amended from time to time by the Seller and the Purchaser, by written agreement signed by the Seller and the Purchaser.

         Section 7.02 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows: (i) if to the Seller, New South Federal Savings Bank, 1900 Crestwood Blvd., Birmingham, AL 35210, Attention: Roger Murphree, or such other address as may hereafter be furnished to the Purchaser in writing by the Seller and (ii) if to the Purchaser, Financial Asset Securities Corp., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal, or such other address as may hereafter be furnished to the Seller in writing by the Purchaser.

         Section 7.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

         Section 7.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

         Section 7.06 FURTHER AGREEMENTS. The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any Series of Certificates representing interests in the Loans.

         Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Loans from the Seller will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Loans. In that connection, the Seller will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

         Section 7.07 INTENTION OF THE PARTIES. It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, the Loans rather than pledging the Loans to secure a loan bthe Purchaser to the Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the Seller and a purchase by the Purchaser, of the Loans. The Purchaser will have the right to review the Loans and the related Loan Files to determine the characteristics of the Loans which will affect the federal income tax consequences of owning the Loans and the Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

         Section 7.08 SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT. This Agreement shall bind and inure to the benefit of and be enforceable by the Seller, the Purchaser and the Trustee. The obligations of Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that Seller may assign its obligations hereunder to any Person into which the Seller is merged or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party or any Person succeeding to the business of the Seller. The parties hereto acknowledge that the Purchaser is acquiring the Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Loans. As an inducement to the Purchaser to purchase the Loans, the Seller acknowledges and consents to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against the Seller pursuant to this Agreement insofar as such rights relate to Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against the Seller pursuant to this Agreement by the Trustee or persons acting on behalf of the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

         Section 7.09 SURVIVAL. The representations and warranties set forth in Sections 3.01 and 3.02 and the obligations with respect thereto set forth 3.03 and the provisions of Article V shall survive the purchase of the Loans hereunder.

         Section 7.10 THIRD-PARTY BENEFICIARIES. Each of Greenwich Capital Markets, Inc., UBS Warburg LLC and First Union Securities, Inc. shall be a third-party beneficiary of this Article V of this Agreement to the extent of its rights specified herein and shall be entitled to enforce such rights, in each case, as if it were a party hereto.

                  IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed to this Loan Purchase Agreement by their respective officers thereunto duly aas of the day and year fist above written.

                                    FINANCIAL ASSET SECURITIES CORP.,
                                          as Purchaser


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:


                                    NEW SOUTH FEDERAL SAVINGS BANK
                                          as Seller


                                    By:
                                        ----------------------------------------
                                    Name:
                                    Title:

                                   SCHEDULE I

                                      LOANS


                             Available Upon Request

                                    EXHIBIT D

                                  LOAN SCHEDULE

                                [FILED BY PAPER]

                                    EXHIBIT E

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      The Bank of New York
         101 Barclay Street, 12-E
         New York, New York  10286
         Attn: Inventory Control

         Re: Pooling and Servicing Agreement dated as of March 1, 2001 among Financial Asset Securities Corporation, as Depositor, New South Federal Savings Bank, as Master Servicer and The Bank of New York, as Trustee

         In connection with the administration of the Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee's Loan File or the Loan described below, for the reason indicated.

Loan Number:
-----------

Borrower Name, Address & Zip Code:
---------------------------------

Reason for Requesting Documents (check one):
-------------------------------

_________1.       Loan Paid in Full

_________2.       Foreclosure

_________3.       Substitution

_________4.       Other Liquidation (Repurchases, etc.)

_________5.       Nonliquidation            Reason:______________________


Address to which Trustee should deliver
the Trustee's Loan File:
________________________________________________________________________________
________________________________________________________________________________

                              By:
                                 -----------------------------------------------
                                       (authorized signer)

                              Issuer:
                                     -------------------------------------------

                              Address:
                                      ------------------------------------------
                                      ------------------------------------------

                              Date:   ------------------------------------------

Trustee
-------

The Bank of New York

                  Please acknowledge the execution of the above request by your signature and date below:


                  ______________________________              __________________
                  Signature                                   Date

                  Documents returned to Trustee:

                  ______________________________              __________________
                  Trustee                                     Date

                                   EXHIBIT F-1

                     FORM OF TRUSTEE'S INITIAL CERTIFICATION

                                             March __, 2001


Financial Asset Securities Corporation            New South Federal Savings Bank
600 Steamboat Road                                1900 Crestwood Blvd.
Greenwich, Connecticut 06830                      Birmingham, AL  35210
Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004


         Re: Pooling and Servicing Agreement, dated as of March 1, 2001, among Financial Asset Securities Corporation, New South Federal Savings Bank and The Bank of New York, Asset-Backed Certificates, Series 2001-1
                  -----------------------------------------------------------

Ladies and Gentlemen:

                  Attached is the Trustee's preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  The Trustee has made no independent examination of any documents contained in each Loan File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to
(i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Loan File pertaining to the Loans identified on the Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Loan or (iii) whether any Loan File includes any of the documents specified in clause (vi) of Section 2.01(I) or clause (v) of Section 2.01(II) of the Pooling and Servicing Agreement.


                                       THE BANK OF NEW YORK


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:




                                      F-1-1

                                   EXHIBIT F-2

                      FORM OF TRUSTEE'S FINAL CERTIFICATION

                                                  _________________
                                                       [Date]

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, Connecticut 06830

         Re: Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2001 among Financial Asset Securities Corporation, as Depositor, New South Federal Savings Bank, as Master Servicer and The Bank of New York, as Trustee with respect to New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1
                  -------------------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Loan listed in the Loan Schedule (other than any Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section
2.01 of the Pooling and Servicing Agreement.

         The undersigned hereby certifies that as to each Loan identified on the Loan Schedule, other than any Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items 1, 2, 3, 10, 11 and 15 of the definition of Loan Schedule in the Pooling and Servicing Agreement accurately reflects information in the Loan File.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:____________________________
                                   Name:
                                   Title:



                                      F-2-1

                                   EXHIBIT F-3

                       FORM OF RECEIPT OF MORTGAGE NOTE OR
                           MANUFACTURED HOME CONTRACT

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, Connecticut 06830

                           Re:      New South Home Equity Trust 2001-1,
                                    Asset-Backed Certificates Series 2001-1
                                    ---------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of March 1, 2001, among Financial Asset Securities Corporation as Depositor, New South Federal Savings Bank as Master Servicer and The Bank of New York as Trustee (the "Trustee"), we hereby acknowledge the receipt of the original Mortgage Notes or Manufactured Home Contracts (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

                                   THE BANK OF NEW YORK,
                                   as Trustee


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:



                                      F-3-1

                                    EXHIBIT G

                                   [Reserved]

                                    EXHIBIT H

                           FORM OF LOST NOTE AFFIDAVIT

         Personally appeared before me the undersigned authority to administer oaths, _____________________ who first being duly sworn deposes and says:
Deponent is _____________________ of _________________________ , successor by merger to _____________________ ("Seller") and who has personal knowledge of the facts set out in this affidavit.

On _________________________________, _________________________________ did
execute and deliver a promissory note in the principal amount of $____________________________.

         That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

         Seller executes this Affidavit for the purpose of inducing The Bank of New York, as trustee on behalf of New South Home Equity Trust 2001-1, Asset-Backed Certificates Series 2001-1, to accept the transfer of the above described loan from Seller.

         Seller agrees to indemnify The Bank of New York, Financial Asset Securities Corporation and New South Federal Savings Bank harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By:______________________
   ______________________

STATE OF            )
                    )        SS:
COUNTY OF           )

         On this ______ day of ______________, 20_, before me, a Notary Public, in and for said County and State, appeared , who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

         Witness my hand and Notarial Seal this _________ day of 20__.


____________________________
____________________________
My commission expires                                .
                      -------------------------------

                                    EXHIBIT I

                          FORM OF ERISA REPRESENTATION


Financial Asset Securities Corporation       New South Federal Savings Bank
600 Steamboat Road                           1900 Crestwood Blvd.
Greenwich, Connecticut 06830                 Birmingham, AL  35210
Ambac Assurance Corporation                  The Bank of New York
One State Street Plaza                       101 Barclay Street, 12-E
New York, New York  10004                    New York, New York  10286

                  Re:      New South Home Equity Trust 2001-1,
                           Asset-Backed Certificates, Series 2001-1
                           ----------------------------------------

Ladies and Gentlemen:

                  __________________________________ (the "Transferee") intends to acquire from _____________________ (the "Transferor") $____________ Initial
Certificate Principal Balance of New South Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1, [Class C-1, Class C-2, Class R] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2001 among Financial Asset Securities Corporation as depositor ("Depositor"), New South Federal Savings Bank as master servicer ("Master Servicer") and The Bank of New York as trustee ("trustee"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer that the following statements in either (1) or (2) are accurate:

         _____ (1) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"),
         (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R. ss. 2510.3-101; or

         _____ (2) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the transf is an insurance company and (A) the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60), (B) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (C) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates.

                  IN WITNESS WHEREOF, the Transferee executed this certificate.

                                             ____________________________
                                             [Transferee]

                                             By:_________________________
                                             Name:
                                             Title:

                                    EXHIBIT J

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, Connecticut 06830

The Bank of New York
101 Barclay Street, 12-E
New York, New York  10286

           Re:      New South Home Equity Trust 2001-1,
                    Asset-Backed Certificates Series 2001-1
                    ---------------------------------------

Ladies and Gentlemen:

                  In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:_________________________________
                                                Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER

                                     [DATE]

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, Connecticut 06830

The Bank of New York
101 Barclay Street, 12-E
New York, New York  10286

                  Re:      New South Home Equity Trust 2001-1,
                           Asset-Backed Certificates Series 2001-1
                           ---------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                        Very truly yours,

                                        [NAME OF TRANSFEREE]


                                        By:
                                          --------------------------------------
                                                    Authorized Officer

                                                            ANNEX 1 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

          [For Transferees Other Than Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                  2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $ 1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  _________ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  __________ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  __________ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  __________ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

------------

1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  _________ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                  _________ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  _________ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                  _________ INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                  _________ SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                  _________ BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                  3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                  4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                  5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                  6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                                             _____________________________
                                                   Print Name of Buyer

                                             By:__________________________
                                             Name:
                                             Title:

                                             Date:________________________

                                                            ANNEX 2 TO EXHIBIT J
                                                            --------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

           [For Transferees That are Registered Investment Companies]

                  The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                  1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                  2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  _________ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  _________ The Buyer is part of a Family of Investment Companies which owned in the aggregate $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                  3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                  4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                  5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                             _____________________________
                                                   Print Name of Buyer

                                             By:__________________________
                                             Name:
                                             Title:


IF AN ADVISER:


                                             _____________________________
                                             Print Name of Buyer or Adviser

                                             By:__________________________
                                             Name:
                                             Title:


                                             IF AN ADVISER:

                                             _____________________________
                                             Print Name of Buyer


                                             Date:________________________

                                    EXHIBIT K

                     AFFIDAVIT OF TRANSFER OF R CERTIFICATES
                           PURSUANT TO SECTION 5.02(d)

                       NEW SOUTH HOME EQUITY TRUST 2001-1
                    ASSET-BACKED CERTIFICATES, SERIES 2001-1

STATE OF            )
                    ) ss.:
COUNTY OF           )

         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of , the proposed Transferee of an Ownership Interest in the Class R Certificates (the "Certificates") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Financial Asset Securities Corporation, as Depositor, New South Federal Savings Bank, as Master Servicer (the "Master Servicer") and The Bank of New York, as Trustee (the "Trustee"). Capitalized terms used, but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificates either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificates to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) to a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificates if at any time during the taxable year of the pass- through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificates including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificates. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificates, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit K to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificates.

         8. The Transferee's taxpayer identification number is _____________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701-(a)(30).

         10. The Transferee is aware that the Certificates may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor is it acting on behalf of such a plan.

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ___ day of __________, ___.

                                        [NAME OF TRANSFEREE]

                                        By:___________________________
                                        Name:
                                        Title:

[Corporate Seal]

ATTEST:

_______________________
[Assistant] Secretary

         Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this __ day of _______, ___.


                                __________________________
                                       NOTARY PUBLIC

                                My Commission expires the ____ day of ____, ___.

                                    EXHIBIT L

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Financial Asset Securities Corporation
600 Steamboat Road
Greenwich, Connecticut 06830

                 Re:      New South Home Equity Trust 2001-1,
                          Asset-Backed Certificates Series 2001-1
                          ---------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class [ ] Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class [ ] Certificate is to impede the assessment or collection of tax.

                                             Very truly yours,

                                             TRANSFEROR

                                             By:________________________
                                             Name:
                                             Title:

                                    EXHIBIT M

                             FORM OF ADDITION NOTICE

                                     [Date]


The Bank of New York
101 Barclay Street, 12-E
New York, New York  10286

                  Re: Pooling and Servicing Agreement, dated as of March 1, 2001, among Financial Asset Securities Corporation, New South Federal Savings Bank and The Bank of New York, relating to New south Home Equity Trust 2001-1, Asset-Backed Certificates, Series 2001-1
                           -----------------------------------------------------

Ladies and Gentlemen:

                  Pursuant to Section 2.10 of the referenced Pooling and Servicing Agreement, Financial Asset Securities Corporation has designated Subsequent Loans to be sold to the Trust on ___________ __, 2001, with an aggregate principal balance of $____________. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

                  Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

                                     Very truly yours,

                                     FINANCIAL ASSET SECURITIES
                                     CORPORATION

                                     By:
                                        ---------------------------------------
                                     Name:
                                     Title:

Acknowledged and Agreed:

THE BANK OF NEW YORK

By:
   -----------------------------------
Name:
Title:

                                    EXHIBIT N
                                    ---------

                     FORM OF SUBSEQUENT TRANSFER INSTRUMENT

          Pursuant to this Subsequent Transfer Instrument, dated ____________, 2001 (the "Instrument"), between Financial Asset Securities Corporation as seller (the "Depositor"), and The Bank of New York as trustee of the New South Home Equity Trust 2001-1 Asset-Backed Certificates, Series 2001-1, as purchaser (the "Trustee"), and pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2001 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, New South Federal Savings Bank as master servicer (the "Master Servicer") and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust, of the Loans listed on the attached Schedule of Loans (the "Subsequent Loans").

          Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Loans.
                                    ------------------------------

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust, without recourse, all of its right, title and interest in and to the Subsequent Loans, and including all amounts due on the Subsequent Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Loans identified on the Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Loan Purchase Agreement, dated ____________, 2001 (the "Purchase Agreement"), between New South Federal Savings Bank and the Depositor, to the extent of the Subsequent Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

                  Section 2.        Representations and Warranties; Conditions
                                    Precedent.
                                    ------------------------------------------

                  (a) The Depositor hereby confirms that each of the conditions precedent and the representations and warranties set forth in Section 2.10 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.
                                    -------------------------

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Loans.

                  Section 4.        Governing Law.
                                    -------------

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.
                                    ------------

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.        Successors and Assigns.
                                    ----------------------

                  This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

                                            FINANCIAL ASSET SECURITIES
                                             CORPORATION

                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



                                            THE BANK OF NEW YORK,
                                            as Trustee for New South Home Equity
                                            Trust 2001-1, Asset-Backed
                                            Certificates, Series 2001-1


                                            By:
                                               ---------------------------------
                                            Name:
                                            Title:



Attachments
-----------

A.        Additional terms of sale.
B.        Schedule of Subsequent Loans.



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                                  ATTACHMENT A
                                  ------------

                            ADDITIONAL TERMS OF SALE

          A.      General

                  1.       Subsequent Cut-off Date: _________, 2001
                  2.       Subsequent Transfer Date: __________, 2001
                  3. Aggregate Principal Balance of the Subsequent Loans as of the Subsequent Cut-off Date: $_____________

                  4.       Purchase Price:  100.00%

          B. With respect to any conveyance of Subsequent Loans to the Trust, as of the applicable Subsequent Transfer Date, each such Subsequent Group I Loan will satisfy the following criteria: (i) such Loan may not be 30 or more days delinquent as of the related Subsequent Cut-off Date; (ii) the original term to stated maturity of such Loan will not be less than 100 months and will not exceed 360 months as of the related Subsequent Cut-off Date; (iii) such Loan may not provide for negative amortization; (iv) such Loan will not have a Loan-to-Value Ratio at origination greater than 100%; (v) such Loan shall have a fixed Loan Rate that is not less than 6.200% or greater than 17.000%; (vi) such Loan shall have been serviced by the Seller since origination or the date of purchase by the Seller; (vii) such Loan must have a first Due Date occurring in or before June 2001; (viii) such Loan must have an original principal balance which conforms to Fannie Mae and Freddie Mac guidelines and (ix) such Loan shall have been underwritten in accordance with the criteria set forth under "New South Federal Savings Bank--Underwriting Standards" in the Prospectus Supplement.

          In addition, with respect to any conveyance of Subsequent Loans to the Trust, following the purchase of any Subsequent Group I Loans by the Trust, the Group I Loans (including the Subsequent Group I Loans) will as of the Subsequent Cut-off Date: (i) have a weighted average original term to stated maturity of not more than 360 months; (ii) have a weighted average Loan Rate of not less than 10.250% and not more than 12.000%; (iii) have a weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in Loan Group I of not more than 80.00% and of the Manufactured Home Loans in Loan Group I of not more than 89.00%; (iv) have no Loan with an unpaid principal balance in excess of $275,000; (v) have a weighted average term since origination not in excess of 60 months; (vi) have no more than 12.00% Manufactured Home Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (vii) have no more than 8.00% second lien Loans by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date; (ix) have no more than 70.00% of the Group I Loans, by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date, with a refinance loan purpose; (x) have no more than 34.00% of the Properties relating to the Group I Loans, by aggregate principal balance of the Group I Loans as of the Subsequent Cut-off Date, in any single state and (xi) have a weighted average Credit Score (as defined in the Prospectus Supplement) at origination of not less than 620.

          In the sole discretion of the Certificate Insurer, Subsequent Group I Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Loans will not, in the judgment of the Depositor, such judgement to be


                                       N-4

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evidenced in writing and provided to the Trustee, materially affect the aggregate characteristics of the Group I Loans.

                                  ATTACHMENT B
                                  ------------

                          SCHEDULE OF SUBSEQUENT LOANS


                                       N-6